UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
Warrior Met Coal, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☐	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT, DATED FEBRUARY 23, 2024 — SUBJECT TO COMPLETION

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held at 9:00 a.m. (Central Time), on Thursday, April 25, 2024. This year we will be conducting the annual meeting online via live webcast in order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our annual meeting. Details regarding how to participate in the virtual annual meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the annual meeting.

Your vote, whether in attendance on April 25, 2024 or by proxy, is important. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail. Even if you plan to participate in the virtual annual meeting, I urge you to submit your vote by proxy (by completing, signing, dating and returning the WHITE proxy card in the enclosed envelope) as soon as possible to ensure that your shares are represented and voted at the annual meeting.

Thank you for your continued support of Warrior.

Sincerely,

J. BRETT HARVEY

Chairman

March [ ], 2024

PRELIMINARY PROXY STATEMENT, DATED FEBRUARY 23, 2024 — SUBJECT TO COMPLETION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS OF

WARRIOR MET COAL, INC.

Date: Thursday, April 25, 2024	Time: 9:00 a.m. (Central Time)	Place: Virtual Attendance Only

Business of the Annual Meeting of Stockholders

Instructions on how to participate in the virtual annual meeting can be found at www.edocumentview.com/HCC. The annual meeting of Warrior Met Coal, Inc. (the “Company”) is being held for the following purposes:

(1)	To elect six director nominees to the Board of Directors;

(2)	To hold a non-binding advisory vote on the compensation of the Company’s named executive officers (the “NEOs”);

(3)	To hold a non-binding advisory vote on the frequency of future advisory votes on the compensation of the Company’s NEOs;

(4)	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024;

(5)	To vote on five non-binding stockholder proposals if properly presented at the 2024 Annual Meeting of Stockholders (Proposals 5 through 9 on the WHITE proxy card); and

(6)	To transact such other business as may properly come before the annual meeting and any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the six director nominees; FOR the approval on an advisory basis of the compensation of the Company’s NEOs; for the option of EVERY YEAR as the preferred frequency of future advisory votes on the compensation of the Company’s NEOs; and FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 (Proposals 1 through 4 on the WHITE proxy card).

The Board of Directors recommends that you vote AGAINST each of the stockholder proposals, except Proposal 6, which the Board supports. The non-binding stockholder proposals are Proposals 5 through 9 on the WHITE proxy card.

Only stockholders who owned shares of our common stock at the close of business on March 4, 2024 are entitled to notice of and to vote at this annual meeting or any adjournments or postponements that may take place.

You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MJN4FCU. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register by 4:00 p.m. (Central Time), on April 22, 2024 by following the instructions outlined in this Proxy Statement. There is no physical location for the annual meeting.

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Whether or not you plan to participate in the virtual annual meeting, we urge you to review these materials carefully, which are available at www.edocumentview.com/HCC, and to vote by one of the following means.

By Internet: Please follow the instructions on your Notice of Internet Availability of Proxy Materials or the proxy card. You will need the control number included on your Notice or proxy card to vote electronically.

By Telephone: From a touch-tone telephone, dial toll-free 1-800-652-VOTE (8683) and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card in order to vote by telephone.

By Mail: You may request from the Company a hard copy of the proxy materials, including the WHITE proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive the WHITE proxy card, please mark your selections on the WHITE proxy card, date and sign your name exactly as it appears on the WHITE proxy card and mail the WHITE proxy card in the pre-paid envelope that will be provided to you. Mailed WHITE proxy cards must be received no later than April 24, 2024 in order to be counted for the annual meeting.

By Order of the Board of Directors

KELLI K. GANT

Chief Administrative Officer and Corporate Secretary

This Proxy Statement and the accompanying instruction form or WHITE proxy card are being made available on or about March [ ], 2024.

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PRELIMINARY PROXY STATEMENT, DATED FEBRUARY 23, 2024 — SUBJECT TO COMPLETION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, APRIL 25, 2024

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Warrior Met Coal, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting on Thursday, April 25, 2024 at 9:00 a.m. (Central Time). This year we will be conducting the Annual Meeting online via live webcast in order to allow our stockholders and other attendees to participate from any location and to reduce the environmental impact of our annual meeting.

You will be able to attend and participate in the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.meetnow.global/MJN4FCU. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register by 4:00 p.m. (Central Time), on April 22, 2024 by following the instructions below under “General Information About the Annual Meeting — How do I register to attend the Annual Meeting virtually on the Internet?”

In this Proxy Statement, unless otherwise stated or indicated by context, the terms “Warrior,” the “Company,” “we,” “our” and “us” refer to Warrior Met Coal, Inc. and its subsidiaries.

Website references throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the Annual Meeting. On or about March [ ], 2024, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote prior to or during the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote. If you would like additional copies of this document, need to obtain a WHITE proxy card, or need assistance voting, please contact Morrow Sodali LLC, the Company’s proxy solicitor, at the address and telephone number listed below. You will not be charged for any of the documents that you request.

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Stockholders Call Toll Free: (800) 278-2141

Hcc.info@investor.morrowsodali.com

Important Notice Regarding the Availability of Proxy Materials for the

Annual Meeting of Stockholders to be held on April 25, 2024

The Notice of Annual Meeting of Stockholders, the Proxy Statement and the Company’s 2023 Annual Report to Stockholders are available free of charge to view, print and download at www.edocumentview.com/HCC.

Additionally, you can find a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at www.warriormetcoal.com (under the “SEC Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including financial statements and schedules thereto, free of charge, from us by sending a written request to: Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

How can I participate in the Annual Meeting?

The Annual Meeting will take place on Thursday, April 25, 2024 at 9:00 a.m. (Central Time). The Annual Meeting will be a virtual meeting of stockholders conducted exclusively by live webcast. No physical meeting will occur.

You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.meetnow.global/MJN4FCU. You also will be able to vote your shares online by attending the Annual Meeting by webcast. In order to participate, you will need the control number included on your Notice of Internet Availability of Proxy Materials or proxy card if you request a hard copy of the proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and do not have a control number, you must register in advance by following the instructions outlined below.

The online meeting will begin promptly at 9:00 a.m. (Central Time). We encourage you to access the meeting prior to the start time, leaving ample time to check in.

How do I register to attend the Annual Meeting virtually on the Internet?

Participation in the virtual Annual Meeting is limited to stockholders of the Company and persons holding validly executed proxies from stockholders who owned our common stock as of the Record Date.

If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the Annual Meeting virtually on the Internet. Please follow the instructions on the Notice or WHITE proxy card that you received.

If you hold your shares through an intermediary, such as a bank or broker, you are a “beneficial owner,” and you must register to attend the Annual Meeting virtually on the Internet through one of the two following options:

Advance Registration: Beneficial owners may register in advance to attend the Annual Meeting. To do so, you must submit proof of your proxy power (legal proxy) reflecting your Warrior holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 4:00 p.m. (Central Time), on April 22, 2023. You will receive a confirmation of your registration by email after Computershare receives your registration materials.

Requests for registration should be directed to Computershare at the following:

•	By email: Forward the email from your broker, or attach an image of your legal proxy, to legalproxy@computershare.com

•	By mail: Computershare, Warrior Met Coal, Inc. Legal Proxy, P.O. Box 43001, Providence, RI 02940-3001

Registration at the Annual Meeting: Beginning in the 2024 proxy season, an industry solution has been agreed upon to allow beneficial owners to register online at the Annual Meeting and attend, ask questions and vote. We expect that the vast majority of beneficial owners will be able to fully participate using the control number received with their voting instruction form. Please note, however, that this option is intended to be provided as a convenience to beneficial owners only, and there is no guarantee this option will be available for every type of beneficial owner’s voting control number. The inability to provide this option to any or all beneficial owners shall in no way impact the validity of the Annual Meeting. Beneficial owners may choose the “Advance Registration” option described above.

In any event, please go to www.meetnow.global/MJN4FCU for more information on the available options and registration instructions.

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Who is entitled to vote at the Annual Meeting?

You are entitled to vote at the meeting if you were a holder of the Company’s common stock, par value $0.01 per share, as of the close of business on March 4, 2024 (the “Record Date”). Our common stock is our only authorized and issued voting security. Each share of common stock is entitled to one vote on each proposal presented during the Annual Meeting.

How many shares are eligible to vote?

On the Record Date there were [——] shares of our common stock outstanding and entitled to vote at the Annual Meeting.

What will I be voting on?

You will be voting on the matters listed below (with the Board’s recommendations on each matter):

Proposal			Board Recommendation (for the WHITE proxy card)	Page Reference

1	Elect the six director nominees named in this Proxy Statement	✓	FOR	8

2	Non-binding advisory vote to approve the compensation of our NEOs	✓	FOR	78

3	Non-binding advisory vote on the frequency of future advisory votes on the compensation of our NEOs	✓	EVERY YEAR	79

4	Ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ended December 31, 2024	✓	FOR	83

5-9	Five non-binding stockholder proposals if properly presented at the 2024 Annual Meeting of Stockholders		AGAINST (except Proposal 6, which the Board supports)	87

10	Consider any other business properly brought before the meeting.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of the Company hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with the Company’s transfer agent, Computershare, Inc., you are considered the stockholder of record with respect to those shares, and the Notice of Annual Meeting of Stockholders is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, J. Brett Harvey and Kelli K. Gant, or to vote during the virtual Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a WHITE proxy card for you to use. You may also vote by Internet or by telephone, as described below under the heading “How do I vote?”

Beneficial Owner: If your shares are held in a brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to participate in the virtual Annual Meeting. You also have the right to direct your broker or nominee on how to vote these shares. Your broker or nominee should have enclosed a voting instruction form for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below

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under “How do I vote?” However, shares held in “street name” may be voted during the virtual Annual Meeting by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How do I vote?

You can vote your shares:

•	by Internet by following the instructions on the Notice or the WHITE proxy card;

•	by telephone at 1-800-652-VOTE (8683) by following the instructions on the Notice or the WHITE proxy card;

•	by mail by completing, signing and returning the WHITE proxy card; or

•	by Internet during the virtual Annual Meeting.

Please read the instructions on the Notice, the WHITE proxy card or the information sent by your broker, bank or nominee. Mailed WHITE proxy cards or voting instruction forms should be returned in the envelope provided to you with your proxy card or voting instruction form, and must be received prior to the Annual Meeting. Your vote is important and we strongly encourage you to vote your shares by following the instructions provided on the enclosed Notice or WHITE proxy card. Please vote promptly.

You may receive a communication from the American Federation of Labor & Congress of Industrial Organizations (the “AFL-CIO”) in connection with its five non-binding stockholder proposals, asking you to return its proxy card. We urge you not to sign and return the proxy card from the AFL-CIO. Please return the WHITE proxy card and do not return the card from the AFL-CIO. If you have already returned the AFL-CIO card, you may change your vote by promptly signing, dating and returning the WHITE proxy card or by voting by Internet or telephone using the instructions on the Notice or the WHITE proxy card. Only the latest dated proxy card or vote you submit will be counted.

What do I do if my shares are held by a bank or brokerage firm?

If your shares are held by a bank or brokerage firm, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

What is the quorum requirement?

The quorum requirement for holding the Annual Meeting and transacting business is the presence, in person or by proxy, of the holders of a majority of the voting power of all outstanding shares of common stock entitled to be voted at such meeting. Abstentions and shares represented by “broker non-votes,” as described below, are counted as present and entitled to vote for the purpose of determining a quorum.

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What level of stockholder vote is required to approve each proposal, what are the effects of abstentions and unmarked proxy cards, and is broker discretionary voting allowed?

Each share of our common stock is entitled to one vote with respect to each proposal. The votes required are summarized below:

	Proposal	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed(1)	Unmarked Signed WHITE Proxy Cards

1.	Election of directors	The number of votes cast for a nominee exceeds the number of votes cast against that nominee(2)	No effect	No	Voted “For” All DirectorNominees

2.	Non-binding advisory vote to approve the compensation of our NEOs	Majority of votes cast	No effect	No	Voted “For”

3.	Non-binding advisory vote on the frequency of future advisory votes on the compensation of our NEOs	See (3) below	No effect	No	Voted for “Every Year”

4.	Ratification of the appointment of the independent registered public accounting firm	Majority of votes cast	No effect	No	Voted “For”

5-9.	Five non-binding stockholder proposals if properly presented	Majority of votes cast	No effect	No	Voted “Against” (except Proposal 6, which the Board supports)

(1)

If you are a beneficial owner whose shares are held of record by a broker or other NYSE member organization, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote,” and when they occur, broker non-votes are not counted affirmatively or negatively with respect to any proposal. Under the NYSE rules that govern brokers who are voting with respect to shares held in street name, brokers ordinarily have the discretion to vote those shares on routine matters (such as ratification of the appointment of the independent registered public accounting firm), but not on non-routine matters.

However, the Company and the AFL-CIO are soliciting proxies in connection with matters to be voted on at the Annual Meeting, and we expect that brokers will receive proxy materials from both us and the AFL-CIO, making it a contested solicitation. Accordingly, under applicable NYSE rules, if your broker receives proxy materials from both us and the AFL-CIO, it will not be permitted to exercise discretionary authority regarding any proposals to be voted on at the Annual Meeting, including routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024 (Proposal 4). As a result, if you do not instruct your bank, broker or other holder of record on how to vote your shares, then your shares may not be voted on these matters at the Annual Meeting. Therefore, we urge you to give instructions to your bank, broker or other holder of record as to how you wish your shares to be voted so that you may participate in the voting on these important matters.

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(2)

Pursuant to the Company’s Director Resignation Policy, an uncontested director is required to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that the number of “For” votes with respect to such director’s election or re-election does not exceed the number of “Against” votes. The Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

(3)

Although there is no voting standard under the Company’s Bylaws directly applicable to this proposal, the option of “every year,” “every two years” or “every three years” that receives the highest number of votes cast will be considered the frequency that has been approved by the stockholders on an advisory basis.

Can I change my vote?

At any time before the Annual Meeting you may change your vote and revoke your proxy:

If you are a record holder, by:

•	voting at a later time by telephone or the Internet before or during the Annual Meeting;

•	delivering a properly signed WHITE proxy card with a later date that is received on or before April 24, 2024; or

•	delivering written notice to our Corporate Secretary, provided such notice is received on or before April 24, 2024:

 Kelli K. Gant

 Warrior Met Coal, Inc.

 16243 Highway 216

 Brookwood, Alabama 35444.

If you hold through a broker, bank or other nominee, by:

•	submitting voting instructions by contacting your bank, broker or other nominee; or

•	otherwise complying with the instructions provided by your bank, broker or other nominee.

Participation in the virtual Annual Meeting itself will not revoke a proxy.

If you have already returned the AFL-CIO proxy card, you may change your vote by promptly signing, dating and returning the WHITE proxy card or by voting by Internet or telephone using the instructions on the Notice or the WHITE proxy card. Only the latest validly executed proxy that you submit will be counted.

Who will count the votes?

Computershare, Inc., the Company’s transfer agent, will act as tabulator of the votes and a representative of Computershare will act as the Inspector of Election. The Inspector of Election shall have the authority to receive, inspect, electronically tally and determine the validity of the proxies received.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or

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to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote and (3) to facilitate a successful proxy solicitation by the Board. Additionally, we will forward to management any written comments you provide on a WHITE proxy card or through other means.

What happens if other matters come up during the Annual Meeting?

The matters described in this Proxy Statement are the only matters we know of that will be voted on during the Annual Meeting. If other matters are properly presented during the Annual Meeting and you are a stockholder of record and have submitted a completed WHITE proxy card or voting instruction form, the persons named in such WHITE proxy card or voting instruction form will vote your shares according to their best judgment.

Are stockholders entitled to appraisal or dissenters’ rights?

Under Delaware law, stockholders are not entitled to appraisal or dissenters’ rights with respect to the proposals presented in this Proxy Statement.

Who pays for the proxy solicitation related to the Annual Meeting?

The cost of soliciting proxies will be borne by the Company. In addition to sending you these materials by mail and electronically, the Company may use the services of its officers and other employees of the Company who will receive no special compensation for their services but may be reimbursed for their out of pocket expenses to contact you personally, by telephone, electronically, in writing or in person. We will also reimburse banks, brokers and other fiduciaries for their reasonable costs in forwarding these materials to the beneficial owners of our common stock. The Company has engaged Morrow Sodali LLC to assist with the solicitation of proxies and expects to pay approximately $12,500 for these services, plus expenses.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results during the Annual Meeting and publish preliminary results, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final voting results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final results within four business days after the final results are known.

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate WHITE proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions in the Notice for requesting such materials, or by contacting us by calling or writing.

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If I share an address with other stockholders of the Company, how can we get only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 554-6150 or by writing to us at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

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ITEMS OF BUSINESS REQUIRING YOUR VOTE

Proposal 1 on the WHITE Proxy Card — Election of Directors

Our Board of Directors

Our Certificate of Incorporation and Bylaws provide that our Board of Directors consists of a single class of directors and that the terms of office of the directors is one year from the time of their election until the next annual meeting of stockholders and until their successors are duly elected and qualified. In addition, our Certificate of Incorporation and Bylaws provide that, in general, vacancies on our Board may be filled by a majority of directors in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Our Certificate of Incorporation provides that the authorized number of directors will be not less than seven nor more than ten, and the exact number of directors will be fixed from time to time exclusively by our Board pursuant to a resolution adopted by a majority of the whole Board. We currently have six directors; accordingly, there is one vacancy on the Board.

The Board of Directors has nominated the six individuals named in this proposal for election as directors to serve on our Board. Each nominee is currently a member of the Board. Directors elected at the Annual Meeting will be elected to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualified. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board to fill the vacancy. The Company is not aware of any nominee who will be unable or will decline to serve as a director.

Our Board of Directors seeks to ensure that the Board is composed of members whose experience, qualifications, attributes and skills, when taken together, will allow the Board to satisfy its oversight responsibilities effectively in light of the Company’s business and the laws and stock exchange rules that govern its affairs. We have no minimum qualifications for director candidates. In general, however, our Board will review and evaluate both incumbent and potential new directors in an effort to achieve diversity of skills and experience among our directors and in light of the following criteria:

•	breadth of knowledge regarding our business or industry;

•	high-level managerial experience in large organizations;

•	specific skills, experience or expertise related to an area of importance to us, such as mining industry knowledge, government, policy, finance or law;

•	whether the candidate would be considered independent;

•	moral character and integrity;

•	commitment to our stockholders’ interests;

•	ability to provide insights and practical wisdom based on experience and expertise;

•	ability to read and understand financial statements; and

•	ability to devote the time necessary to carry out the duties of a director, including attendance at meetings and consultation on company matters.

Our Board of Directors has no specific requirements regarding diversity but believes that its membership should reflect a diversity of experience, gender, race, ethnicity, sexual orientation and age. Our Board is currently thirty-three percent (33%) female and seventeen percent (17%) racially and/or ethnically diverse. The Board’s newly-adopted Policy on Board Diversity promotes diversity and inclusion at the Board level in light of our belief that increasing Board diversity can have a positive impact on the quality of debate and decision making.

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In assessing the experience, qualifications, attributes and skills that led our Nominating and Corporate Governance Committee and Board of Directors to conclude that each director has the appropriate qualifications to serve as a director of the Company, the Board focused on the information discussed in each of the director nominees’ individual biographies set forth on pages 11 through 15 of this Proxy Statement. Our Nominating and Corporate Governance Committee and Board also considered a number of competencies that they believe each director nominee demonstrates, including a reputation for integrity and honesty, prominence in the businesses, institutions or professions each serves, an ability to exercise sound and independent business judgment, relevant knowledge about the issues affecting the Company’s business and industry, and a commitment of service to the Company and the Board. In evaluating the suitability of the director nominees for re-election, our Nominating and Corporate Governance Committee also considered the director’s past performance, including attendance at meetings and participation in and contributions to the activities of the Board and its committees, as applicable.

Our Board is composed of active and former executives of major corporations, and individuals with experience in international business, mining, operations and finance. As such, the members of our Board have a deep working knowledge of matters common to large companies publicly traded in the United States, including experience with corporate governance, financial statement preparation, compensation determinations, regulatory compliance, public affairs and legal matters applicable to a Delaware corporation listed on the NYSE. In addition, a number of our directors also serve or have previously served on the boards of directors of one or more other publicly traded companies. The Board believes that the Company benefits from the experiences gained by its members from serving on those boards.

Information about the Nominees for Election

Pursuant to the Company’s Director Resignation Policy, each of the director nominees is deemed to have agreed to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that the number of “For” votes with respect to such director’s re-election does not exceed the number of “Against” votes (a “majority against vote”). If any director nominee receives a majority against vote at the Annual Meeting, the Nominating and Corporate Governance Committee of the Board of Directors will recommend to the Board, and the Board will determine, whether to accept or reject the resignation tendered by such individual. Following the Board’s decision, the Company will file a Current Report on Form 8-K with the SEC in order to disclose the decision and, if applicable, the Board’s reasoning for rejecting the tendered resignation.

Set forth below are the biographies of each of the director nominees, including their names, ages, offices in the Company, if any, principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. The stock ownership with respect to each director nominee is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 85. Following is a summary of some of the skills, experience and background that our directors bring to the Board.

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Qualifications and Experience of the Director Nominees

CEO EXPERIENCE gives our Board strong leadership and experience across a range of corporate governance, strategic planning, finance, operational, management and succession planning matters.

HEALTH, SAFETY & ENVIRONMENTAL EXPERTISE including knowledge of leading health, safety and environmental practices and related governmental requirements, including sustainability and corporate responsibility practices and reporting, gives directors a deep understanding of the regulatory environment in which the Company operates.

MINING INDUSTRY KNOWLEDGE at a senior level with mining operations, including production, exploration, reserves, capital projects and related technology, provides valuable, in-depth knowledge of our industry and/or the end markets we serve with a detailed understanding of our business challenges and opportunities. Also, gives our Board a practical understanding of the development and implementation of our business plan and of the risks and opportunities that can impact our operations and strategies.

CORPORATE GOVERNANCE/CORPORATE RESPONSIBILITY EXPERIENCE supports our emphasis on strong Board and management accountability, transparency, protection of shareholder interests and long-term value creation. Knowledge of risk management principles and practices in the key risk areas the Company faces enables directors to probe risk controls and minimize exposures.

FINANCIAL EXPERTISE provides our Board with the financial acumen necessary to inform its oversight of our financial performance and reporting, internal controls and long-term strategic planning. Experience overseeing the allocation of capital to ensure risk-adjusted financial returns, including strengthening our capital structure, evaluating investment decisions and optimizing asset portfolios, provides our Board necessary acumen when evaluating capital projects.

INTERNATIONAL/M&A EXECUTION EXPERIENCE conducting business internationally, as well as evaluating and executing potential merger or acquisition activity, is relevant to the global nature of our business and to our long-term strategic planning.

LABOR/HUMAN RESOURCES EXPERIENCE enables directors to make important contributions to our efforts to engage in robust succession planning, designing compensation plans, maintaining positive labor relations with our workforce, and attracting and retaining high-performance employees.

MARKETING/COMMUNICATIONS EXPERIENCE provides guidance in our strategic efforts to develop new and existing markets, as well as to communicate effectively with our stakeholders—investors, communities, employees, governments, etc.

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Age: 73 Director since: April 2017 Board Committees: • Compensation (Chair) • Nominating and Corporate Governance Other Public Company Boards: • Barrick Gold Corporation • ATI Inc.

J. Brett Harvey

Experience:

J. Brett Harvey was elected as the Chairman of our Board of Directors effective January 1, 2023. Mr. Harvey has served as one of our directors since April 2017, and served as our Lead Independent Director from February 2018 through December 2022. Mr. Harvey was the Chairman of CONSOL Energy Inc. from June 2010 to May 2016, where he also served as Executive Chairman from May 2014 to January 2015, Chief Executive Officer from January 1998 to May 2014, and President from January 1998 to February 2011. Prior to 1998, he was President and Chief Executive Officer of PacifiCorp Energy Inc. from 1995 to 1998 and served in several other management positions at PacifiCorp. Mr. Harvey has served on the boards of directors of Barrick Gold Corporation (NYSE listed under “GOLD”) since 2005 and ATI Inc. (NYSE listed under “ATI”) since 2007. He served on the boards of directors of CNX Gas Corporation from 2004 to 2014 and CONSOL Energy Inc. (NYSE listed under “CEIX”) from 1998 to 2016. Mr. Harvey graduated from the University of Utah with a Bachelor of Science degree in Mining Engineering.

Qualifications:

Mr. Harvey has significant oversight experience managing public companies, industry experience in natural resources markets and substantial corporate governance expertise through his years of service on multiple public company boards. For these reasons, the Board believes Mr. Harvey is qualified to serve as a director.

Age: 57

Director since:

August 2018

Board Committees:

•  Audit

•  Nominating and Corporate Governance

•  Sustainability, Environmental, Health and Safety (Chair)

Other Public Company Boards:

•  Forward Air Corporation

Ana B. Amicarella

Experience:

Ana B. Amicarella has served as one of our directors since August 2018. Ms. Amicarella has served as Chief Executive Officer of Ethos Energy, a leading independent turbine services provider, since December 2019. From 2014 to 2019, Ms. Amicarella served as Managing Director for the Latin American business of Aggreko plc (LSE listed under “AGK.L”), a rental business of mobile power plants and temperature control solutions. Previously, she served as Vice President of various business units from 2011 to 2013. Prior to joining Aggreko, Ms. Amicarella served in various executive leadership roles with General Electric Company (NYSE listed under “GE”), including as General Manager of North America Services with GE Oil & Gas from 2007 to 2011, General Manager of Optimization Services from 2002 to 2004, and General Manager of Sales Operations with GE Energy Services from 2000 to 2002. Ms. Amicarella has served on the board of directors of Forward Air Corporation (NASDAQ listed under “FWRD”) since July 2017 and currently serves on its audit committee and corporate governance & nominating committee. Ms. Amicarella graduated from The Ohio State University with a Bachelor of Science degree in Electrical Engineering and received her Master of Business Administration degree from Oakland University. She is also a certified Six Sigma Black Belt.

Qualifications:

Ms. Amicarella has extensive knowledge of international operations and sales, as well as experience on a public company board. For these reasons, the Board believes Ms. Amicarella is qualified to serve as a director.

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Age: 63 Director since: March 2016 Board Committees: • Sustainability, Environmental, Health and Safety

Walter J. Scheller, III

Experience:

Walter J. Scheller, III was appointed as our Chief Executive Officer and as one of our directors in March 2016. Mr. Scheller was the Chief Executive Officer of Walter Energy, Inc., a Delaware corporation (“Walter Energy”), from September 2011 to March 2016, when certain mining assets of Walter Energy were acquired by Warrior Met Coal, LLC, the predecessor of the Company. He served as President and Chief Operating Officer of Walter Energy’s primary subsidiary, Jim Walter Resources, Inc., from June 2010 to September 2011. Mr. Scheller served on the board of directors of Walter Energy from September 2011 to March 2016 (formerly NYSE listed under “WLT”). On July 15, 2015, Walter Energy and certain of its wholly-owned subsidiaries filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. Prior to joining Walter Energy, he served as Senior Vice President — Strategic Operations of Peabody Energy Corporation (“Peabody”) from June 2006 to June 2010. Prior to his career at Peabody, Mr. Scheller worked for CNX Gas Corporation as Vice President and, prior to that, at CONSOL Energy Inc. where he held a number of executive and operational roles, the last of which was Vice President — Operations. Mr. Scheller graduated from West Virginia University with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from Duquesne University and his Master of Business Administration degree from the University of Pittsburgh — Joseph M. Katz Graduate School of Business.

Qualifications:

Mr. Scheller is the only officer of our Company who also serves as a director. With over 35 years of experience in the mining sector, Mr. Scheller has significant knowledge of the coal mining industry, as well as leadership, executive management and operational experience. For these reasons, the Board believes Mr. Scheller is qualified to serve as a director.

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Age: 58

Director since:

August 2022

Board Committees:

•  Audit

•  Compensation

•  Nominating and Corporate Governance (Chair)

•  Sustainability, Environmental, Health and Safety

Other Public Company Boards:

•  Vintage Wine Estates

•  Graham Corporation

Lisa M. Schnorr

Experience:

Lisa M. Schnorr has served as one of our directors since August 2022. Before retiring in 2021, she worked for 17 years at Constellation Brands (NYSE: STZ), a Fortune 500 company and a leading international producer of beer, wine and spirits with operations in the U.S., Mexico, New Zealand and Italy. Ms. Schnorr joined Constellation Brands in 2004 and earned promotions through a series of positions with increasing responsibility, including Vice President of Compensation and HRIS (2011-2013), Senior Vice President of Total Rewards (2014-2015), Corporate Controller (2015-2017), Chief Financial Officer of the Wine & Spirits Division (2017-2019), and Senior Vice President and Project Lead of Digital Enablement (2019-2021). Before joining Constellation Brands, Ms. Schnorr held financial and accounting positions at various public and private companies and she began her career in 1987 at PricewaterhouseCoopers (formerly Price Waterhouse), all in Rochester, New York. Ms. Schnorr has been a member of the board of directors of Vintage Wine Estates (NASDAQ: VWE) since June 2021 and Graham Corporation (NYSE: GHM) since July 2014. She holds a Bachelor of Science degree in Accounting from the State University of New York at Oswego. Ms. Schnorr is also NACD Directorship Certified®.

Qualifications:

Ms. Schnorr has extensive experience as a public company executive and board member, providing her with deep knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Ms. Schnorr is qualified to serve as a director.

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Age: 77 Director since: April 2017 Board Committees: • Audit (Chair) • Compensation Other Public Company Boards: • EVERTEC, Inc. • Albertsons Companies, Inc.

Alan H. Schumacher

Experience:

Alan H. Schumacher has served as one of our directors since April 2017. Mr. Schumacher worked for 23 years at American National Can Corporation and American National Can Group, where he served as Executive Vice President and Chief Financial Officer from 1997 until his retirement in 2000, and Vice President, Controller and Chief Accounting Officer from 1985 to 1996. Mr. Schumacher has served on the boards of directors of EVERTEC, Inc. (NYSE listed under “EVTC”) since 2013 and Albertsons Companies, Inc. (NYSE listed under “ACI”) since March 2015. He also served as a director of other companies, including Quality Distribution, Inc. from 2004 to August 2015, Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”) from 2008 to November 2016, BlueLinx Holdings Inc. (NYSE listed under “BXC”) from 2004 to May 2021, and Blue Bird Corporation (NASDAQ listed under “BLBD”) from 2008 to June 2023. Mr. Schumacher was a member of the Federal Accounting Standards Advisory Board from 2002 through June 2012. Mr. Schumacher graduated from the University of Illinois with a Bachelor of Science degree in Accounting and received his Master of Business Administration degree from Roosevelt University. Mr. Schumacher is a certified public accountant.

Qualifications:

Mr. Schumacher has experience as a director on the boards of several public companies and has extensive knowledge of accounting principles, financial reporting and internal controls. For these reasons, the Board believes Mr. Schumacher is qualified to serve as a director. After considering Mr. Schumacher’s contributions to the Board and extensive experience and qualifications set forth above, the Board, at the recommendation of the Nominating and Corporate Governance Committee, decided that it was in the best interest of the Board, the Company and its stockholders to continue to waive the policy requiring non-employee directors to retire following his or her 75th birthday.

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Age: 60 Director since: March 2016 Board Committees: • Sustainability, Environmental, Health and Safety

Stephen D. Williams

Experience:

Stephen D. Williams served as the Chairman of our Board of Directors from March 2016 through December 2022. Mr. Williams served as the interim Chief Executive Officer of Coal Acquisition LLC, the predecessor of Warrior Met Coal, LLC, from November 2015 until March 2016. Mr. Williams has been a consultant at Stephen D. Williams Consulting since July 2015. He has extensive experience working as an executive in the coal industry. From January 2013 to February 2015, he was the Chief Executive Officer of Mechel Bluestone, Inc. Prior to that, he was the Chief Operating Officer of NRI, LLC, where he focused on coal acquisitions, from October 2010 to December 2012, and the Chief Operating Officer of INR Energy, LLC, a coal company, from October 2009 to August 2010. From August 2007 to September 2009, Mr. Williams was the Senior Vice President of North American Coal at Cliffs Natural Resources. Mr. Williams graduated from West Virginia University’s College of Mineral and Energy Resources with a Bachelor of Science degree in Mining Engineering, and received his Juris Doctor degree from West Virginia University’s College of Law.

Qualifications:

Mr. Williams has considerable experience in all facets of multiple coal operations, including the operation of longwall coal mines. For this reason, the Board believes Mr. Williams is qualified to serve as a director.

There are no family relationships between or among any of our director nominees or executive officers. The principal occupation and employment during the past five years of each of our director nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Information about Executive Officers Who Are Not Also Directors

Set forth below are the biographies of each of our executive officers who is not also a director. As described in the Compensation Discussion and Analysis below, we have employment agreements with each of our executive officers, including our NEOs. The stock ownership with respect to each executive officer is set forth in the “Security Ownership of Certain Beneficial Owners and Management” table on page 85.

Age: 62 Officer since: March 2016

Jack K. Richardson

Experience:

Jack K. Richardson was appointed as our Chief Operating Officer in March 2016. Mr. Richardson was the Vice President of Murray Energy from September 2015 to March 2016. From June 2014 to August 2015, he served as the Chief Executive Officer of White Oak Resources, LLC. Mr. Richardson was employed by CONSOL Energy Inc. for over 30 years, with his most recent position being Vice President of Coal Operations. Mr. Richardson has worked in the mining sector for over 40 years and has experience in all basins east of the Mississippi River. Mr. Richardson graduated from Bluefield State College with a Bachelor of Science degree in Mining Engineering Technology and an Associate of Science degree in Business Management.

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Age: 63 Officer since: January 2017

Dale W. Boyles

Experience:

Dale W. Boyles has been our Chief Financial Officer since January 2017. From November to December 2016, he provided consulting services to Warrior Met Coal, LLC. Mr. Boyles was the Chief Financial Officer of Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”), a primary aluminum and aluminum coil manufacturer, from November 2013 to November 2016. While in that role, he oversaw the voluntary reorganization under Chapter 11 of the Bankruptcy Code of Noranda in 2016. From 2006 to June 2012, Mr. Boyles served in several capacities for Hanesbrands, Inc. (NYSE listed under “HBI”), an apparel company, including Operating Chief Financial Officer from October 2011 to June 2012, Interim Chief Financial Officer from May 2011 to October 2011, and Vice President, Controller and Chief Accounting Officer from 2006 to May 2011. From 1997 to 2006, he served in various capacities for KPMG LLP, most recently as Audit Partner, Consumer & Industrial Markets. Mr. Boyles was Corporate Division Controller for Collins & Aikman Corporation from 1993 to 1996. Mr. Boyles graduated from the University of North Carolina — Charlotte with a Bachelor of Science degree in Accounting. Mr. Boyles is a certified public accountant.

Age: 52 Officer since: March 2016

Kelli K. Gant

Experience:

Kelli K. Gant was appointed as our Chief Administrative Officer in March 2016 and as our Corporate Secretary in January 2017. Ms. Gant was the VP — Human Resources at Walter Energy from August 2011 to March 2016 and the Director — Benefits at Walter Energy from December 2009 to July 2011. Before joining Walter Energy, she was the Senior Vice President and Corporate Benefits Director of Colonial Bank from December 2008 to November 2009, the President of Pension & Benefit Trust Company from July 2007 to November 2008, and the Senior Vice President and Institutional Services Manager of Regions Morgan Keegan Trust from October 2000 to July 2007. Ms. Gant graduated from Auburn University at Montgomery with a Bachelor of Science degree in Human Resources Management, received her Juris Doctor degree from Jones School of Law at Faulkner University and received her Master of Business Administration degree from Manderson Graduate School of Business at The University of Alabama.

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Age: 49 Officer since: March 2020

Charles Lussier

Experience:

Charles Lussier has been our Chief Commercial Officer since March 2020, after serving as our Senior Vice President, Sales and Marketing since March 2019. Prior to joining the Company in March 2018 as Vice President, Sales and Marketing, Mr. Lussier was employed as the General Manager of Nitrogen and Latin America Strategy of the global explosives company, Dyno Nobel, from 2015 to 2018. Prior to joining Dyno Nobel, Mr. Lussier worked at Canadian Occidental Petroleum and its successors, Nexen, Nexen Quimica Brasil Ltda. and Canexus, from 1998 to 2015, where he held numerous management positions within Operations, Business Development and Sales and Marketing. During this time, Mr. Lussier spent over 11 years in Brazil working in different locations. Mr. Lussier graduated from the University of Sherbrooke in Quebec, Canada with a degree in Chemical Engineering, and received his Master of Business Administration degree from Athabasca University.

Age: 41 Officer since: March 2016

Brian M. Chopin

Experience:

Brian M. Chopin was appointed as our Senior Vice President, Chief Accounting Officer and Controller in March 2023, and has served as our Chief Accounting Officer and Controller since March 2016. Mr. Chopin served as Chief Accounting Officer and Controller of Walter Energy from May 2015 to March 2016. Mr. Chopin was the Assistant Corporate Controller from January 2014 to May 2015 and the SEC Reporting Manager from July 2012 to January 2014, of Walter Energy. Before joining Walter Energy, Mr. Chopin was an Audit Manager at KPMG in its Assurance and Advisory Business Services practice from September 2006 to July 2012. Mr. Chopin graduated from the University of Mississippi with a Bachelor of Science degree in Accounting and a Master of Accounting degree with an emphasis in taxation. Mr. Chopin is a certified public accountant.

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Required Vote for Election and Recommendation of the Board of Directors

In order to be elected as a director, a director nominee must receive a majority of the votes cast by the holders of shares participating in or represented by proxy at our virtual Annual Meeting and entitled to vote on the matter. A majority of the votes cast means that the number of shares voted “For” a director nominee’s election must exceed the number of shares voted “Against” such nominee’s election. Under a majority voting standard, abstentions and broker non-votes (if any) are not counted as votes “For” or “Against” a director nominee and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the election of each of the six nominees for director named above.

An uncontested director is required to promptly tender to the Chairman of the Board of Directors an irrevocable contingent resignation in the event that the number of “For” votes with respect to such director’s election or re-election does not exceed the number of “Against” votes. The Nominating and Corporate Governance Committee of the Board is required to consider on an expedited basis such director’s tendered resignation and make a recommendation to the Board concerning the acceptance or rejection of the tendered resignation. The Board is required to take formal action on the committee’s recommendation expeditiously following receipt, and the Company will publicly disclose the Board’s decision and, if applicable, its reasoning for rejecting the tendered resignation.

✓	Our Board of Directors recommends that stockholders vote FOR the election of each of the six nominees for director named above.

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CORPORATE GOVERNANCE AND BOARD MATTERS

Governance Highlights

Our Board of Directors is committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. This “Corporate Governance and Board Matters” section of this Proxy Statement describes our governance framework, which includes the following features:

•	Adopted a policy requiring the Chair of the Board to be an independent director

•	Board-approved diversity policy that promotes inclusion at the Board level

•	Reconstituted Sustainability, Environmental, Health and Safety Committee to focus the Board on sustainability issues and assist the Board in fulfilling its responsibilities in these areas

•	Directors required to submit resignations if they receive a majority of “Against” votes

•	Annual Board and committee evaluations, as well as director self-evaluations

•	Formal CEO and management succession planning led by a Board committee

•	Newly adopted Human Rights Policy guided by international principles and standards
•	No supermajority standards — stockholders may amend our bylaws or charter by simple majority vote

•	Mandatory retirement age for directors of 75, subject to exceptions granted by the Board of Directors

•	Risk oversight by full Board and designated committees, including formal risk assessment and management processes involving our senior leadership

•	Regular executive sessions of independent directors

•	Stock ownership guidelines and equity retention requirements for directors and officers

•	Annual assessment of Board leadership structure

•	Unclassified Board with annual elections

Board of Directors

The Board of Directors has general oversight responsibility for the Company’s affairs and is guided in its duties and responsibilities pursuant to Delaware law, the Company’s Certificate of Incorporation, Bylaws, Corporate Governance Guidelines and other Company policies, as well as applicable rules and regulations of the SEC, NYSE and other regulatory authorities. The members of the Board are elected by the stockholders and the Board to oversee the management and strategic objectives of the Company’s business to ensure that the long-term interests of the stockholders are being served.

Composition of the Board

Directors are chosen for their ability to contribute to the broad range of issues that come before the Board and its committees. Our Board of Directors seeks to ensure that the Board is composed of members whose particular experience, qualifications, attributes and skills, when taken together, will allow the Board to effectively satisfy its responsibilities to the stockholders. As part of our annual Board self-evaluation process, the Board evaluates whether or not the Board as a whole has the appropriate mix of skills, experience, backgrounds and diversity in relation to the needs of the Company for the current issues facing the Company.

Directors to be nominated by the Company for election at the annual stockholders’ meeting are approved by the Board of Directors upon recommendation by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee considers candidates for Board membership from recommendations by third-party executive search firms and candidates recommended by stockholders and by management, as well as recommendations from its committee members and other

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members of the Board. Pursuant to the Board’s newly-adopted Policy on Board Diversity, the Nominating and Corporate Governance Committee will work with executive search firms that understand the Company’s values and approach to diversity, and will comply with those values and approach in identifying and proposing suitable candidates for appointment to the Board.

Our Nominating and Corporate Governance Committee considers the experience, qualifications, attributes and skills a prospective nominee offers, taking into account the extent to which the nominee would be a valuable addition to the Board or the Board’s committees. The Nominating and Corporate Governance Committee considers various factors in its review, including an assessment of the prospective nominee’s independence, skills, professional accomplishments, experience and industry background, personal and professional integrity, diversity of opinion, relevant knowledge about the issues affecting the Company’s businesses and industry, and the prospective nominee’s ability to dedicate sufficient time to the performance of his or her duties on the Board. If the Nominating and Corporate Governance Committee decides to proceed with further consideration, members of the Nominating and Corporate Governance Committee, as well as other members of the Board as appropriate, may interview the nominee. After completing this evaluation and interview, the Nominating and Corporate Governance Committee makes a recommendation to the full Board as to whether the Board should elect the new director or nominate the candidate for election by the stockholders.

Process for Stockholders to Recommend Director Nominees and Make Nominations

A stockholder who wishes to have the Nominating and Corporate Governance Committee consider a prospective director nominee should notify the Company’s Corporate Secretary in writing by delivering a notice that contains the information specified in Section 3.2 of the Company’s Bylaws relating to stockholder nominations, along with any supporting material the stockholder deems appropriate. The Corporate Secretary will promptly forward these materials to the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act. The Company’s Corporate Governance Guidelines set forth factors that the Board and the Nominating and Corporate Governance Committee may consider in evaluating a director nominee, regardless of the nominating party. It is the Nominating and Corporate Governance Committee’s general policy to welcome and consider any and all recommendations. The Company’s Bylaws and Corporate Governance Guidelines can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

Separate procedures apply if a stockholder of record wishes to nominate a director candidate for election at a meeting of stockholders. Section 3.2 of the Company’s Bylaws provides for procedures pursuant to which stockholders of record may nominate director candidates at meetings of stockholders. The Company’s Bylaws can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). To provide timely notice of a director nomination at the 2025 Annual Meeting of Stockholders, the stockholder’s notice must be received by the Corporate Secretary by the deadline specified under “Deadline for Stockholder Proposals” on page 95. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 3.2 of the Bylaws with respect to the nominee for director and the nominating stockholder. The chairperson of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairperson determines that a nomination is defective, he or she will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded. In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that complies with the informational and timing requirements of Rule 14a-19 under the Exchange Act.

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Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities. The Corporate Governance Guidelines, which can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link), set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, and director orientation and continuing education. The Nominating and Corporate Governance Committee regularly reviews and reassesses the adequacy of the Corporate Governance Guidelines and recommends any proposed changes to the Board, and the full Board approves such changes as it deems appropriate.

Board Self Evaluation Process

Pursuant to the Corporate Governance Guidelines, the Board and each of its committees conduct annual evaluations of their performance, led by the Nominating and Corporate Governance Committee. The evaluations are intended to determine whether the Board and its committees are functioning effectively and fulfilling the requirements set forth in the Corporate Governance Guidelines or the committee’s charter, as applicable. The evaluations also provide the Board and its committees with an opportunity to reflect upon and improve processes and effectiveness. The evaluations include self-evaluations pursuant to which the directors are asked to examine their own contributions to the Board or committee, as appropriate, and potential areas of improvement.

Succession Planning

Also as required by the Corporate Governance Guidelines, the Nominating and Corporate Governance Committee has established, and the Board has reviewed, short- and long-term succession plans for the CEO and other senior management positions, including in the event of unanticipated vacancies in those offices. The Nominating and Corporate Governance Committee regularly reviews these management succession plans and seeks input from management when appropriate. With respect to director succession planning, the Corporate Governance Guidelines establish a mandatory retirement age for non-employee directors of 75, subject to exceptions that may be granted by the Board. The Guidelines also provide that a director who experiences a change in employment status should offer to resign from the Board, and the Nominating and Corporate Governance Committee will evaluate whether the Board should accept the resignation based on a review of whether the director continues to satisfy the Board’s membership criteria in light of the director’s new status.

Board Leadership Structure

The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Although the Board is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s NEOs. Directors also communicate with the Company’s outside advisors, as necessary.

In December 2022, in response to feedback received from the Company’s stockholders, the Board adopted a policy requiring that the role of the CEO and Chair of the Board be separate and that the Chair of the Board be independent under NYSE listing standards. The Board believes that this leadership structure promotes accountability, clarifies the individual roles and responsibilities of the CEO and Chair, and streamlines decision making. Pursuant to this policy, the Board elected J. Brett Harvey, an independent director, as the Chairman of the Board effective January 1, 2023. Previously, Mr. Williams served as non-executive Chairman, a position he held since March 2016, and Mr. Harvey served as lead independent director. As the Chairman of the Board, Mr. Harvey acts as the key liaison with the CEO, sets

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the agendas for Board meetings, presides over meetings of the Board and the stockholders, communicates the Board’s feedback to the CEO, and communicates on behalf of the Board with various constituencies involved with the Company.

Director Independence

Our Corporate Governance Guidelines provide that a majority of the Board’s directors must be “independent” under applicable criteria established by the NYSE. Our Corporate Governance Guidelines also provide that the Board shall perform an annual review of the independence of each director and director nominee and make an affirmative determination as to each director’s independence. In making this affirmative determination, NYSE listing standards require that our Board consider whether each director has a “material relationship” with the Company (either directly or as a partner, stockholder or officer of an organization that has a material relationship with the Company). The Board has determined that each of Messrs. Harvey and Schumacher and Mses. Amicarella and Schnorr is an independent director under applicable NYSE criteria.

Board of Directors Meetings and Committees

Meeting Attendance

Under our Corporate Governance Guidelines, directors are expected to attend all Board meetings and meetings of the committees of the Board on which they serve, and directors are encouraged to attend the annual meetings of stockholders. The Board met six times in 2023. None of the directors attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committees in 2023. All of the Company’s directors attended our 2023 Annual Meeting of Stockholders.

Standing Committees

The Board currently has four standing committees and, upon the recommendation of the Nominating and Corporate Governance Committee, appoints the members of those committees. The standing committees include (1) the Audit Committee, (2) the Compensation Committee, (3) the Nominating and Corporate Governance Committee and (4) the Sustainability, Environmental, Health and Safety Committee. Each of the key committees is comprised entirely of independent directors. From time to time, the Board may also add new committees or remove existing committees as it deems advisable in the fulfillment of its responsibilities.

Each of the standing committees of the Board is governed by a written charter, and each committee conducts an annual evaluation of its performance and its charter. The charter for each committee can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link).

22	Warrior	2024 Proxy Statement

The following table sets forth the current membership of each committee of the Board of Directors and the number of meetings that each committee held during 2023, as well as the roles and responsibilities of each committee.

Audit Committee	Current Members
Number of Meetings in Fiscal 2023: 4	Alan H. Schumacher (Chair) Ana B. Amicarella Lisa M. Schnorr

ROLES AND RESPONSIBILITIES:

•

Assist our Board in its oversight responsibilities regarding the integrity of our financial statements, the independent auditor’s qualifications, independence and performance, the performance of our internal audit function and our compliance with legal and regulatory requirements

•

Discuss with management and the independent auditor the Company’s annual audited financial statements and quarterly financial statements, including disclosures made in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and the adequacy of the internal controls over financial reporting

•

Review and discuss with the senior officer responsible for the internal audit function the annual audit scope, budget and schedule, and review and approve the internal audit plan and the results of internal audit activities

•

Be directly and ultimately responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent auditor, considering qualifications, independence and performance; approve the scope of the proposed audit for each fiscal year and the fees and other compensation to be paid to the independent auditor therefor

•

Oversee the Company’s compliance program with respect to legal and regulatory requirements, including the Company’s Code of Business Conduct and Ethics and the Company’s policies and procedures for monitoring compliance

•

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters

•

Discuss and review the Company’s policies and guidelines with respect to risk assessment and risk management, and discuss with management the Company’s major financial and other risk exposures and the steps management has taken to monitor and control such exposures

INDEPENDENCE:

All members of the Audit Committee meet the independence and financial literacy standards and requirements of the NYSE and the SEC. The Board has determined that each of Mr. Schumacher and Ms. Schnorr qualifies as an “audit committee financial expert” in compliance with the criteria established by the NYSE and the SEC.

Warrior	2024 Proxy Statement	23

Compensation Committee	Current Members
Number of Meetings in Fiscal 2023: 4	J. Brett Harvey (Chair) Lisa M. Schnorr Alan H. Schumacher

ROLES AND RESPONSIBILITIES:

•

Review and approve the Company’s compensation plans and oversee the compensation philosophies, programs and policies and participate in compensation strategy development, and consider the evaluation of any risks arising from the Company’s overall compensation policies and practices

•

Review and approve the Company’s goals and objectives relevant to the compensation of the CEO, annually evaluate the CEO’s performance in light of those goals and objectives, and, based on this evaluation, determine the CEO’s compensation level

•	Review and approve all compensation for non-CEO executive officers

•	Administer incentive compensation and equity-based plans and other plans and policies for which the Committee has been designated administrator

•	Review and approve employment agreements and severance arrangements and benefits of the CEO and other executive officers

•	Review and make recommendations to the Board with respect to director compensation

INDEPENDENCE:

All members of the Compensation Committee are independent directors as defined by the NYSE.

Nominating and Corporate Governance Committee	Current Members
Number of Meetings in Fiscal 2023: 4	Lisa M. Schnorr (Chair) Ana B. Amicarella J. Brett Harvey

ROLES AND RESPONSIBILITIES:

•

Review and make recommendations to the Board about the size, structure, composition and functioning of the Board and its committees, including a recommendation to the independent directors regarding the potential appointment of a lead director

•	Identify individuals qualified to become directors and recommend to the Board the director nominees for election by stockholders

•	Recommend to the Board the membership and chair of each committee of the Board

•	Review each director’s continuation on the Board prior to his or her re-nomination and administer (i) the voluntary resignation guidelines for directors who change job responsibility or retire during their tenure on the Board and (ii) the Company’s Director Resignation Policy when a director nominee receives a greater number of “withheld” votes than “for” votes in an uncontested election

•	Assist the Board in an annual performance evaluation of the Board and each of its committees and assist the independent directors in an annual performance review of the CEO

•	Review and monitor the Company’s government relations activities in connection with its political contributions, lobbying priorities, trade association memberships and political action committees

INDEPENDENCE:

All members of the Nominating and Corporate Governance Committee are independent directors as defined by the NYSE.

24	Warrior	2024 Proxy Statement

Sustainability, Environmental, Health and Safety Committee	Current Members
Number of Meetings in Fiscal 2023: 4	Ana B. Amicarella (Chair) Walter J. Scheller, III Lisa M. Schnorr Stephen D. Williams

ROLES AND RESPONSIBILITIES:

•

Review and evaluate the Company’s programs, policies and procedures pertaining to sustainability, environmental and related social responsibility issues and impacts to support the sustainable growth of the Company

•	Review and evaluate the Company’s environmental, health and safety policies and procedures and monitor Company compliance with its policies and procedures

•

Review assessments of and discuss with management the Company’s material sustainability, environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks

•	Discuss and advise the Board on maintaining and improving corporate sustainability strategies and ensure they are in line with the overall business strategy

QUALIFICATIONS:

All members of the Sustainability, Environmental, Health and Safety Committee are knowledgeable in sustainability, environmental, health and safety matters, as required by the Committee’s charter.

The Board’s Oversight of Risk Management

Though management is responsible for the day-to-day management of risks the Company faces, the Board of Directors, as a whole and through its committees, has the ultimate responsibility for oversight of the Company’s risks and risk management strategy. Each of the Board’s standing committees also assists the Board in risk oversight, and the Board has delegated to certain committees oversight responsibility for those risks that are directly related to their areas of focus. The charter for each committee can be found in the “Investors” section of the Company’s website at www.warriormetcoal.com (under the “Corporate Governance” link). The scope of each committee’s risk oversight responsibility is set forth below:

•

The Audit Committee reviews our policies and guidelines with respect to risk assessment and risk management. The Audit Committee oversees our major financial risk exposures, including related to internal controls and cybersecurity, as well as the steps management has taken to monitor and control those exposures. This review includes regular assessments of the Company’s disclosure controls and procedures to assure that current practices account for material risks facing the Company. The Audit Committee and the management team meet quarterly, and more frequently as needed, to assess the Company’s risk environment, its response to present risks, and its planned responses to future and anticipated risks.

•

The Compensation Committee considers risk issues when establishing and administering our compensation program for executive officers and other key personnel. As part of its risk assessments, the Compensation Committee consults with Pay Governance LLC, an independent compensation consulting firm, to identify risks that may be associated with the Company’s compensation programs.

•

The Nominating and Corporate Governance Committee oversees matters relating to the composition and organization of the Board and advises the Board on how its effectiveness can be improved by changes in its composition and organization.

•

The Sustainability, Environmental, Health and Safety Committee reviews assessments of and discusses with management the Company’s material sustainability, environmental, health and safety risks and the Company’s implementation of appropriate strategies to manage such risks,

Warrior	2024 Proxy Statement	25

including internal and independent audits. Mitigation activities related to certain environmental, social and governance (ESG) risks, including climate change and human capital management, are a key priority for this Committee and the full Board.

The Board and committees regularly receive reports from the Company’s management (including the Chief Financial Officer, the Chief Administrative Officer, the Director of Internal Audit, the Director of Treasury and Risk Management, and the Senior Vice President — Legal) and the Company’s outside counsel, as appropriate, regarding the risks faced by, or anticipated to be faced by, the Company. When such reports are delivered to a committee of the Board, the committee’s review of these reports and discussions with management informs the committee in detail of the material risks facing the Company, enabling the independent committee chairs and other independent members of the committees to discuss these risks with the full Board. A focus of the discussions is determining how management and service providers can most effectively mitigate those risks.

The Audit Committee also receives periodic reports from management regarding the enterprise risk management (ERM) process and management’s assessment of current and future risks. The Chief Financial Officer and the Director of Treasury and Risk Management are responsible for the ERM process, which is performed annually and updated throughout the year. The process involves management defining the universe of risks facing the Company and ranking them based on likelihood, severity, speed of onset and persistence (the duration of time during which the organization could be impacted). Generally speaking, the shorter the time frame and the higher the magnitude of the risk, the greater the priority that is given by management to controls and mitigation measures. For the risks deemed the highest risks, current controls and mitigation measures are documented. All risks and rankings are presented to the Audit Committee annually and updates are discussed quarterly. The Audit Committee communicates the results of the annual process and quarterly updates to the full Board.

The Senior Vice President — Legal serves as the Chief Compliance Officer and is the member of management responsible for overseeing the Company’s legal compliance processes and controls. This individual reports to the Chief Executive Officer. The Company’s Chief Accounting Officer and Controller is responsible for implementing the Company’s disclosure controls and processes. This individual, along with the Chief Financial Officer and the Director of Internal Audit, evaluates the adequacy of the Company’s disclosure controls and procedures and facilitates the implementation of disclosure controls and procedures in a manner that captures information about the Company’s material risks in a timely and effective manner.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code of Conduct”), which is applicable to all of the Company’s officers (including the Company’s principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions), directors and employees. The Audit Committee of the Board regularly reviews the Code of Conduct and recommends changes to the Board for approval. If the Audit Committee grants any waivers of the Code of Conduct to any of our directors or officers, we will, if required, disclose these matters on our website on a timely basis. The Code of Conduct can be found in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link).

26	Warrior	2024 Proxy Statement

Sustainability and Corporate Responsibility

Under the leadership of our Board and Sustainability, Environmental, Health and Safety Committee, we are committed to operating in a sustainable manner and being a responsible corporate citizen. The Company’s leadership is focused on establishing measurable sustainability goals and providing detailed information about its initiatives to the Company’s investors, employees, customers, community and other stakeholders. In February 2024, we issued our 2023 Corporate Responsibility Report, which provides significant disclosure and transparency regarding our corporate-wide sustainability efforts. This Report includes disclosures based on the Sustainability Accounting Standards Board (SASB) standards for Coal Operations, and highlights our progress towards our trio of key commitments:

Our 2023 Corporate Responsibility Report (which is not incorporated into this Proxy Statement) can be found in the “Corporate Sustainability” section of our website at www.warriormetcoal.com.

Highlights of the Company’s sustainability and corporate responsibility efforts during 2023 are provided below:

Environmental Performance

•

Greenhouse gas (GHG) emissions: In line with our commitment to transparency and environmental responsibility, we completed our second inventory of Scope 1 and 2 greenhouse gas (GHG) emissions in accordance with the GHG Protocol and are pleased to report a 13% reduction in CO2e emissions for our current reporting period as compared to the 2021 baseline. In order to meet our 2030 GHG emissions reduction target, we will continue to expand our current efforts to capture and reduce GHG emissions and will continue to evaluate emerging technologies in order to find ways to effectively reduce company-wide total emissions.

•

Water and waste management: We have a strong environmental compliance record (99.93%) with the EPA’s National Pollutant Discharge Elimination System (NPDES) program, which addresses water pollution by regulating point sources that discharge pollutants into U.S. waters. In 2022, we announced a three-phase water efficiency and optimization plan that provides an actionable pathway to meet our goal of reducing water usage by 25% by 2030. We reached several milestones in 2023 on our way to achieving this goal, including the installation of a new wireless monitoring system which allows for constant readings of water information across several sites and the selection of new Environmental Management Information System software which will enhance our ability to track and manage environmental performance. In addition, we completed construction on our full-scale dry slurry system in October 2023, more than two years ahead of schedule.

Warrior	2024 Proxy Statement	27

•

Biodiversity: We continue to improve our land reclamation efforts and our dedication to environmental excellence has been consistently recognized by the Alabama Mining Association with the 2021 and 2022 Land Stewardship Awards, as well as the 2023 Water Quality Stewardship Award. The Company is highly proactive in planning all ongoing and future activities to minimize negative impacts to wildlife and their habitats, and all of the Company’s permit applications are reviewed by the regional U.S. Fish and Wildlife office for potential negative impacts to any protected species or habitat within the area.

•

Reserves: As of December 31, 2023, we had estimated reserves totaling 159.1 million metric tons and estimated mineral resources exclusive of reserves of 39.7 million metric tons. With more than 40 years of reserves, resources and adjacent properties, and our track record as a low-cost producer of steelmaking coal, we are able to strategically mitigate and absorb market changes so that we can remain competitive in the market.

Social

•

Safety: Management’s continued emphasis on enhancing our safety performance has resulted in a total reportable incident rate at Mine 4 and Mine 7, based on criteria from the Mine, Safety and Health Administration (“MSHA”), consistently being over 20% better than the U.S. industry rate. In 2023, we achieved a total reportable incident rate (TRIR) of 1.90, which is 57% lower than the national total reportable incident rate for all underground coal mines in the United States of 4.39 for the nine months ended September 30, 2023, which represents the latest data available.

•

Human rights: In January 2023, the Board adopted the Company’s Human Rights Policy, which sets forth our commitment to human rights, as outlined in the United Nations Universal Declaration for Human Rights. Our Policy is guided by international human rights principles encompassed within the International Bill of Rights and the International Labor Organization’s 1998 Declaration on Fundamental Principles and Rights at Work, and we expect our customers and suppliers to uphold these principles as well.

•

Training: Across every department, our training regimens exceed state and federal government regulations, and we continue to improve and incorporate training best practices, provide continuing education and constantly reinforce individual skills. The Company spent over $5 million on training in 2023, which included over 260 training sessions for our employees.

•

Human capital: In 2020, we launched a diversity recruitment initiative in order to increase minority representation, and we are focused on emphasizing diversity and inclusion practices and initiatives. As of December 31, 2023, our Board was 33% female and 17% racially and/or ethnically diverse, and more than 24% of our workforce was racially and/or ethnically diverse, up from 18% as of December 31, 2022. To recruit and retain the best and brightest talent, we have established a top-tier benefits package, including competitive salaries, performance-based incentives, and expansive health, welfare and retirement benefits.

•

Community engagement: The Company is also focused on being a responsible citizen within the community, and we continue to work with community partners and local nonprofit organizations to identify and address needs within our area. In 2023, we committed over $1 million to local nonprofits through sponsorships and other donations. In 2023, the Company launched a new volunteer PTO benefit to all full-time employees through which employees will receive PTO to provide hands-on assistance to organizations or causes that are important to them throughout the year.

28	Warrior	2024 Proxy Statement

Governance

•

Ethics and compliance: Our Board and committees are responsible for providing oversight and fostering a culture of strong corporate governance, ethics and compliance, and our approach to governance is defined by standards which incorporate industry best practices that are in line with our peers. Beginning in 2023, our contractors and suppliers are expected to adhere to the Supplier and Contractor Code of Conduct and report potential violations to the Company.

•

Our stakeholders: We are active with community partners, customers, elected officials, investors, suppliers and regulators, giving us a stronger community presence and fostering goodwill. We regularly invest in community sponsorships and hold meetings with the investment community in order to align with our stakeholders and build long-lasting, productive relationships.

•

Public policy: Achievement of global climate goals requires continued investment in infrastructure and new technologies, and we view part of our responsibility as helping to shape how our industry moves forward in a responsible way. We are involved with industry trade associates and have state and federal Political Action Committees in order to help foster the development of policies that are fair, balance and conducive to effective business environments.

Stock Ownership and Equity Retention Requirements for Non-Employee Directors

The Board of Directors has always encouraged the Company’s non-employee directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock. Previously, the Company’s Equity Retention Policy required the Company’s non-employee directors to retain the net shares (as defined in the policy) resulting from the vesting or exercise, as applicable, of all equity compensation awards granted to such individual after January 1, 2018 for five years. Effective April 25, 2023, the Board adopted the Company’s Stock Ownership Guidelines, pursuant to which non-employee directors have until five years from the date of such director’s election to acquire and beneficially own shares of our common stock with a value equal to at least five times the director’s annual retainer. Such individuals are required to retain all of the net shares (as defined in the guidelines) until the stock ownership guidelines are achieved. Additionally, consistent with the Company’s insider trading policies, common stock held by a non-employee director cannot be pledged, hypothecated, made subject to execution, attachment or similar process, or in any manner be made subject to a hedge transaction or puts and calls.

The minimum number of shares of common stock to be held by a non-employee director will be calculated on the first trading day of each calendar year (a “Determination Date”) based on the average price of our common stock over the preceding calendar year. Any subsequent change in the value of the shares will not affect the amount of stock directors should hold during that year. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly, (ii) shares owned indirectly (e.g., by a spouse, minor children or a trust), and (iii) stock-based awards that are granted under the Company’s equity compensation plans. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual retainer, the director will have five years from the effective date of the increase to attain the increased level of ownership. If the number of shares that a director should own as of a Determination Date is increased as a result of a decrease in the Company’s stock price, the director will have until the later of three years from such Determination Date and the date by which such director was otherwise required to comply with the ownership guidelines to attain the increased level of ownership. All of the Company’s non-employee directors currently satisfy the stock ownership guidelines, consistent with the applicable time periods the directors have to achieve the required ownership levels.

Warrior	2024 Proxy Statement	29

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee during 2023 was an employee or officer or former employee or officer of the Company or had any relationships requiring disclosure under Item 404 of Regulation S-K.

None of our executive officers served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our Board or Compensation Committee during 2023.

Communication with the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties may contact an individual director, the entire Board, or a specified Board committee or group, including the independent directors as a group, by mailing such communication to:

Warrior Met Coal, Inc.

c/o Corporate Secretary

16243 Hwy 216

Brookwood, Alabama 35444

Each communication should specify the applicable addressee(s) to be contacted, as well as the general topic of communication. The Corporate Secretary will initially receive and process communications before forwarding them to the addressee. Stockholders and other interested parties may also email Dale W. Boyles, the Company’s Chief Financial Officer, at dale.boyles@warriormetcoal.com.

30	Warrior	2024 Proxy Statement

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis is designed to provide our stockholders with an explanation of our executive compensation philosophy and objectives, our 2023 executive compensation program and the compensation paid by us to the following named executive officers (or “NEOs”): Walter J. Scheller, III, Chief Executive Officer (“CEO”), Jack K. Richardson, Chief Operating Officer, Dale W. Boyles, Chief Financial Officer, Kelli K. Gant, Chief Administrative Officer and Corporate Secretary, and Charles Lussier, Chief Commercial Officer.

Overview

Warrior is a U.S.-based, environmentally, and socially minded supplier to the global steel industry. We are dedicated entirely to mining non-thermal metallurgical coal used as a critical component of steel production by metal manufacturers in Europe, South America, and Asia. Warrior is a large-scale, low-cost producer and exporter of premium quality steelmaking coal, also known as hard-coking coal (HCC), operating highly efficient longwall operations in its underground mines based in Alabama. The HCC that Warrior produces from the Blue Creek coal seam contains very low sulfur and has strong coking properties. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steelmakers and results in price realizations near the S&P Global Platts Index price.

Operating safely is a top priority for Warrior. We are committed to the wellbeing of our employees and the continued enhancement of a safety culture, ensuring that all employees return home safely to their families every day. We believe that long-term success requires a commitment to mine safety, environmental stewardship, and investing in our employees and the communities where we operate. We conduct business ethically and with transparency, adhering to best practices in corporate governance.

Impact of Current Events and Strategic Efforts on Compensation

The Company’s management team drove meaningful progress on strategic priorities to build significant, sustainable stockholder value during the year ended December 31, 2023, and the annual cash incentive awards for 2023 were earned at nearly the maximum level, reflecting performance that exceeded our short-term objectives. Our collective bargaining agreement with the UMWA expired on April 1, 2021, and the UMWA initiated a strike. Due to the strike, we initially idled Mine 4 and scaled back operations at Mine 7, but we were able to restart operations at Mine 4 during early 2022. On February 16, 2023, the labor union representing certain hourly employees announced that they were ending the strike and made an unconditional offer to return to work. The return-to-work process for eligible employees who wished to return to work has been completed.

Due to management’s ability to drive short-term performance above target levels despite the significant challenges facing the Company, the Compensation Committee believed it was appropriate to approve the payout of the annual cash incentive awards for 2023 at 170.00% of target. The 2023 annual cash incentive awards were earned at 197.18% of target, nearly the 200% maximum, but the Committee elected to exercise negative discretion with respect to the Company’s safety rate achievement due to one fatality that occurred during 2023 at Mine 4. Our commitment to creating a safe working environment for all employees remains central to our operations. The Committee also believed it was appropriate to approve the payout of the performance-based RSUs eligible to be earned for 2023 at 167.79% of target based on actual performance.

Additionally, in recognition of each NEO’s continued service to the Company in connection with the completion of the Blue Creek Mine project, which is critical to the long-term success and sustainability of the Company, and in order to incentivize each NEO to continue to work diligently toward the successful completion of this project, the Compensation Committee approved a one-time Transformational

Warrior	2024 Proxy Statement	31

Retention/Incentive Program for the Company’s NEOs in April 2023. As detailed below, each NEO was granted the opportunity to earn a cash incentive award based on the level of achievement of predefined performance goals during the performance period, which ends on the earlier to occur of (i) three (3) consecutive months of production following the commencement of longwall mining production at the Blue Creek Mine or (ii) April 25, 2028, after which date the transformational awards will be cancelled.

Compensation in Context: Company Performance in 2023

The year ended December 31, 2023 reflects a highly productive year in terms of financial performance. Highlights of our key accomplishments during the year are as follows:

•	We achieved strong net income of $478.6 million, or $9.20 per diluted share, and Adjusted EBITDA (as defined below) of $698.9 million;

•

We achieved annual sales volumes of 6.8 million metric tons, a 34% increase compared to the prior year, and production volume of 6.9 million metric tons, a 21% increase compared to the prior year, which represent run rates not seen since 2020;

•

We delivered positive cash flows from operations of $701.1 million and free cash flow of $176.3 million* while continuing to invest a record high $524.8 million in property, plant and equipment and mine development, and we retired early approximately 50% of our senior secured notes;

•	We maintained a strong balance sheet with total liquidity of $845.6 million, consisting of cash and cash equivalents of $738.2 million and $107.4 million available under our ABL Facility;

•	We made excellent progress in developing our world class Blue Creek Mine project, which remains on schedule, and invested $319.1 million for the year ended December 31, 2023;

•

We achieved a total reportable incident rate (TRIR) of 1.90, which is 57% lower than the national total reportable incident rate for all underground coal mines in the United States of 4.39 for the nine months ended September 30, 2023, which represents the latest data available; and

•

We demonstrated an ongoing commitment to returning capital to our stockholders, paying a regular quarterly dividend of $0.07 per share, an increase of approximately 17% compared to the prior year, and special dividends of $0.88 per share.

*

See the accompanying 2023 Annual Report to Stockholders for a discussion of our use of “free cash flow,” a non-GAAP financial measure, and a reconciliation of free cash flow to net cash provided by operating activities.

As detailed in this Compensation Discussion and Analysis, our compensation program is designed to link executive pay with corporate and individual performance, and one of the ways we do this is to tie our annual cash incentive awards to the primary performance metrics that management uses to evaluate the Company’s performance:

•

Safety rates: Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention. Our continued emphasis on enhancing our safety performance has resulted in a total reportable incident rate (TRIR) of 1.90 for the year ended December 31, 2023, compared to our target goal of 1.99. Sadly, one fatality occurred during the year at Mine 4. In light of the fatality, the Compensation Committee elected to exercise negative discretion with respect to the Company’s safety rate achievement.

•

Adjusted EBITDA: Our management uses Adjusted EBITDA (as defined below) as a supplemental financial measure to assess our financial condition and operating performance. This measure does not comply with generally accepted accounting principles (“GAAP”) in the United States, and the GAAP measure most directly comparable to Adjusted EBITDA is net income. For the year ended

32	Warrior	2024 Proxy Statement

December 31, 2023, we achieved Adjusted EBITDA (adjusted to remove certain costs) of approximately $698.9 million, compared to our target goal of approximately $350.9 million.

•

Capital expenditures: Our mining operations require investments to maintain, expand, upgrade or enhance our operations and to comply with environmental regulations. In 2023, we continued to invest a significant amount of capital in our mines. We spent approximately $91.7 million in sustaining capital and an additional $400.0 million in other discretionary capital, which primarily included $319.1 million on the development of the Blue Creek Mine, $50.9 million as final payments for two extra sets of longwall shields, and $24.5 million on the bunker at Mine 4. For the year ended December 31, 2023, we achieved certain capital expenditures, excluding discretionary capital, of approximately $121.7 million, compared to our target goal of $130.7 million.

•

Metric tons of production: In the year ended December 31, 2023, we produced 6.9 million metric tons of steelmaking coal from Mine 4 and Mine 7, a 21% increase compared to the prior year, which represents a run rate not seen since 2020. This production exceeded our target goal of 6.5 million metric tons. Our Mine 4 achieved a record high annual production of 2.3 million metric tons.

•

Cash cost of production per metric ton: We believe Mine 4 and Mine 7 are two of the lowest cost steelmaking coal mines in North America. Our low-cost position is derived from our operations’ favorable geology, automated longwall mining methods and our “variabalized” cost structure in our labor, royalties and logistics contracts. Maintaining and further improving our low-cost operating profile is an important goal for us. In the year ended December 31, 2023, we achieved a cash cost of production per metric ton that was approximately 6% better than our target goal, despite the higher costs associated with the returning hourly employees.

As detailed below under “Elements of 2023 Executive Compensation—Annual Cash Incentive Awards—Actual 2023 Results,” the annual cash incentive awards were earned at 197.18% of target based on the Company’s performance under these metrics, which payout was reduced to 170.00% based on the Committee’s negative discretion discussed above.

In order to further align executives’ interests with those of the stockholders and motivate the behaviors that our Compensation Committee and Board of Directors believe will drive growth and value in our business, we changed the structure of the equity incentive awards granted to NEOs and key employees in 2018 by providing for a more stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The performance-based RSUs are earned on the basis of the Company’s performance in each of the three years beginning with the year of the date of grant, and as with the annual cash incentive awards, these long-term equity awards are tied to performance metrics that management uses to evaluate the Company’s performance:

•

Longwall feet of advance: This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2023, we achieved annual longwall feet of advance that was approximately 7% greater than the target level.

•

Continuous miner feet of advance: This metric reflects management’s focus on operational efficiency. In the year ended December 31, 2023, we achieved annual continuous miner feet of advance that was approximately 0.4% below the target level.

•

Cash cost of production per metric ton: As detailed above, this metric reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile. In the year ended December 31, 2023, we achieved a cash cost of production per metric ton that was approximately 8% better than our target goal.

•

Total shareholder return: We compare the Company’s total shareholder return to that of its peer group, which reflects that our executive compensation program should align management’s interests with those of our stockholders and incentivize performance relative to the Company’s peers. In the year ended December 31, 2023, we achieved total shareholder return of approximately 79.36%, compared to our peer group median of 26.77%.

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As detailed below under “Elements of 2023 Executive Compensation—Long-Term Equity Incentives—Actual 2023 Results,” the Company’s performance under these metrics resulted in achievement at 167.79% of target.

Compensation Philosophy and Objectives

One of our primary objectives is to achieve and sustain significant increases in shareholder value. Our executive compensation program has been designed to support this objective with a clear link between pay and corporate and individual performance, while discouraging executives from taking excessive risks. We structure our compensation plans to provide target compensation levels and opportunities that are competitive with the median target opportunities for comparable positions among the companies that comprise our peer group. We continue to refine our peer group to be reflective of similar businesses of comparable size, as well as businesses that are representative of the market place for talent in which we compete. This approach is also aimed at ensuring our ability to attract, retain and motivate the executives, managers and professionals who are critical to our short- and long-term success. A significant portion of our executives’ compensation is “performance-based” in the form of both short- and long-term incentives that are intended to motivate balanced decision-making by our executives while also aligning their interests with those of our shareholders.

Executive Compensation Program Objectives and Principles

Our primary compensation objectives are to:

•	Attract, motivate and retain top executive and managerial talent,

•	Reward our executives for the achievement of our annual and long-term performance goals,

•	Drive future short- and long-term performance,

•	Discourage excessive risk-taking, and

•	Align managements’ interests with those of the stockholders.

While the individual compensation elements may differ, the design of the executive compensation program is generally based on the same objectives as the overall compensation program provided to all of our employees. The Compensation Committee has established the following principles, which are meant to effect these compensation objectives and guide the design and administration of specific plans, agreements and arrangements for our executives:

Principle	Description

Compensation Should Be Performance-Based

The Compensation Committee believes that a significant portion of our executives’ total compensation should be tied to how well the Company performs relative to applicable financial, strategic, operational and safety objectives and how well they perform individually. To accomplish this, the Compensation Committee uses a variety of targeted, performance-based compensation vehicles in our executive compensation program that are specifically designed to incorporate performance criteria that promote our annual operating plan and long-term business strategy, build long-term stockholder value and discourage excessive risk-taking.

As the Compensation Committee believes that there should be a strong correlation between executive compensation and Company performance, in years when our performance exceeds objectives established for the relevant performance period, executives should be paid more than 100% of the established target award. Conversely, when performance does not meet the established objectives, incentive award payments should be less than 100% of the established target level or eliminated altogether if actual results are below the threshold performance levels.

Compensation Should Reinforce Our Business Objectives and Values

Our objective is to increase stockholder value through our continued focus on asset optimization and cost management to drive profitability and cash flow generation. Our key strategies to achieve this objective include: maximizing profitable production; maintaining and improving our low-cost operating cost profile; broadening our marketing reach; maintaining a strong correlation between realized coal prices and market indices; and capitalizing on opportunities for technological innovation to continue to reduce our impact on the environment. The Compensation Committee considers these strategies, as well as the Company’s risk tolerance, when identifying the appropriate incentive measures and setting the goals and objectives applicable to our NEOs.

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Principle	Description

Performance-Based Compensation Should Be Benchmarked

The Compensation Committee believes that the use of internal performance metrics alone would yield an incomplete picture of Company performance. Accordingly, the performance-based element of our executive compensation program also emphasizes and evaluates the Company’s performance relative to similarly situated organizations on the basis of industry focus, scope of operations and size. This evaluation serves as a means to assess, on a comparative basis, how well we deliver results that build long-term shareholder value which, in turn, allows us to better establish the performance expectations of the executives leading the Company.

The Majority of Our Executives’ Compensation Should Be Variable and “At Risk”

The Compensation Committee inherently believes that pay and performance should be directly linked. In support of this objective, we seek to ensure that our incentive compensation programs are consistent with, and supportive of, our short- and long-term strategic, financial, operational and safety goals by making a significant portion of each NEO’s total compensation variable and “at risk,” with payouts dependent on the successful achievement of our articulated performance goals, which are set annually by the Compensation Committee.

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Snapshot: How Compensation is Delivered to Our NEOs

The total direct compensation opportunities of our NEOs for 2023 are comprised of the following elements:

	Core Compensation Element	Underlying Principle	Description

Fixed Compensation	Base Salary	To provide a competitive level of fixed compensation that serves to attract and retain high-caliber talent and is predicated on responsibility, skills and experience.	Base salaries are generally reviewed annually and may be modified on the basis of merit, promotion, internal equity considerations and/or market adjustments.

Variable Compensation	Annual (Cash) Incentive Award	To reward achievement of corporate and individual NEO goals and contributions to the Company.

Annual incentive awards are based on objective performance metrics, but also allow the Compensation Committee to apply discretion (both negative and positive, up to appropriate, applicable limits) in considering quantitative and qualitative performance. Annual incentive awards are delivered to our NEOs in cash.

	Long-Term (Equity) Incentive Award	To promote the recruitment and retention of our NEOs, to reward performance that drives stockholder value creation and to align the interests of our management team with those of our stockholders.	Long-term incentive awards are delivered to our NEOs in a combination of performance-based and time-based restricted stock units (“RSUs”).

Transformational Award

To recognize each NEO’s continued service to the Company in connection with the completion of the Blue Creek Mine project, which is critical to the long-term success and sustainability of the Company, and to incentivize our NEOs to continue to work toward successful completion of the Blue Creek Mine project

The Transformational Award is a cash award that can be earned upon the achievement of certain performance goals during the performance period, which lasts for up to five years from the date of grant.

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Shareholder Advisory Votes on Executive Compensation

Pursuant to SEC rules, we provided our stockholders with the opportunity in 2023 to vote to approve, on an advisory basis, the compensation of our NEOs (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. At the 2023 Annual Meetings of Stockholders, approximately 68% of the votes cast on the “say-on-pay” proposal were voted in favor of the compensation of our NEOs as disclosed in the proxy statement for such meeting, which was lower than in 2022, when approximately 79% of the votes were cast in favor of the proposal.

As required by SEC rules, we also provided our stockholders with an opportunity to vote, on an advisory basis, on the frequency of future say-on-pay votes at the 2018 Annual Meeting of Stockholders. At that meeting, the Company’s stockholders voted overwhelmingly to recommend that future say-on-pay votes be held annually. SEC rules require that another “say-on-frequency” vote be held no later than the annual meeting held in the sixth calendar year after the immediately preceding vote, so the Company’s stockholders are being asked to vote, on an advisory basis, on “Proposal 3 – Advisory Vote on Frequency of Future Say-On-Pay Votes” at the 2024 Annual Meeting. The Board of Directors is recommending that future say-on-pay votes continue to be held every year. Should the “every year” option again be selected by the Company, our next stockholder advisory vote on executive compensation would be expected to occur at the 2025 Annual Meeting of Stockholders.

Stockholder Outreach

In light of the lower level of stockholder support for the “say-on-pay” proposal at the 2023 Annual Meeting of Stockholders, the Company’s Board of Directors initiated a comprehensive investor outreach program in 2023. Specifically,

•

We invited the Company’s 25 largest stockholders, representing approximately 70% of shares outstanding, to engage in discussions regarding our executive compensation program, as well as various governance and sustainability topics.

•	We held discussions with all stockholders who accepted our invitation to engage, as well as with the two leading proxy advisory firms, ISS and Glass Lewis.

•

The meetings were led by a member of the Compensation and Audit Committees and attended by our Chief Administrative Officer, and the focus of these discussions was to receive feedback regarding our executive compensation program.

•	The feedback from these engagements was aggregated and shared with the Board, and our Compensation Committee listened to this feedback when designing the executive compensation program for 2024.

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During the meetings, we received several questions and comments from stockholders, with the majority of commentary being supportive of the compensation and governance practices employed by the Company. Specific items discussed and the Company’s responses are presented in the following table:

Specific Feedback Topic from Stockholders	Board Response
How is the Company using/considering ESG performance metrics in incentive plans?

As a company dedicated to our corporate responsibility and sustainability priorities, we consider the broader stakeholder implications in all of our decision making. The Company has maintained an employee safety metric in our annual cash incentive plan since our inception (see page 44). Additionally, we have included modifiers related to employee safety and environmental impact in the Transformational Retention/Incentive Program adopted in 2023 (see page 49).

Will the Company consider a 3-year performance measurement component in the long-term incentive plan?	Starting with the 2023 performance-based RSU grants, the Company added a full 3-year measurement period for the Total Shareholder Return metric (see page 47).
Please fully disclose performance metrics in your incentive plans.

We disclose all performance metrics under the annual and long-term incentive plans where the information is otherwise publicly available. Confidential metrics like cash cost of production, longwall feet of advance and continuous miner feet of advance, if disclosed, could result in competitive harm to our business and thus are not disclosed.

We prefer companies have double-trigger vesting of compensation at a change-in-control.

We have instituted a double-trigger vesting condition upon a CIC for the Transformational Award granted to our CEO in 2023 (see page 51). The Committee will review this approach in 2024 for our annual equity awards.

Role of the Compensation Committee

Our Compensation Committee, which currently consists of three members of the Board, each of whom qualifies as independent under NYSE listing standards, reports regularly to the Board and annually evaluates its own performance. It meets periodically during the year, generally in conjunction with regular meetings of the Board. The primary goal of the Compensation Committee is to assist the Board in fulfilling its oversight responsibilities related to setting, monitoring and implementing a compensation philosophy and strategy designed to enhance profitability and fundamental value for the Company. It also reviews and approves the salary and other compensation of the CEO and our other executive officers, as well as the compensation and benefits of our non-employee directors on an annual basis. The Compensation Committee determines incentive compensation targets and awards under various compensation plans and makes grants of restricted stock units and other awards under our stock incentive plans.

Pursuant to the Compensation Committee’s authority to engage the services of outside advisors, the Committee has retained Pay Governance LLC, an independent compensation consulting firm, to provide market and peer group data, to examine pay and performance matters, and to assist the Committee in developing compensation programs and making compensation decisions applicable to the Company’s executive officers and non-employee directors. In determining the compensation of the executive officers other than the CEO, the Compensation Committee takes into account current compensation levels and peer group benchmarking, and also considers the recommendations of the CEO, which are based primarily on Company and individual performance as well as competitive market data. The Committee does not use a formula to weight these factors, but, instead, uses these factors to provide context within which to assess the significance of comparative market data and to differentiate the level of target compensation among our NEOs. After the end of the performance period to which a particular incentive award relates, the Compensation Committee reviews our performance relative to the applicable performance targets and recommends payouts based on that performance.

Role of Management

Our Compensation Committee determines the compensation of the CEO without management input, but may be assisted in this determination by Pay Governance. In making determinations regarding the

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compensation for the Company’s non-CEO executive officers, the Compensation Committee may request input from the CEO, other members of the Board and its key committees, and Pay Governance. The CEO recommends compensation, including the compensation provisions of employment and/or severance agreements for those who have them, for the NEOs other than himself, and for all others whose compensation falls under the purview of the Compensation Committee. The Compensation Committee also performs its own assessment of the individual performance of each executive officer. In making these recommendations, the CEO evaluates the performance of each executive, and considers (i) each executive’s current responsibilities and his or her ability to assume increasing responsibilities, (ii) the executive’s compensation opportunity in relation to other executive officers of the Company, (iii) publicly available information regarding the competitive marketplace for talent and (iv) information provided to the Compensation Committee and the Company by Pay Governance. Executive officers, including the CEO, are neither consulted about their respective compensation nor are they present for the discussions or decisions regarding their own compensation. The Compensation Committee is assisted in the administration of its decisions by the Company’s Chief Administrative Officer. Notwithstanding this input, the Compensation Committee retains full discretion to approve the compensation of the Company’s executive officers.

Role of the Compensation Consultant

Since July 2020, Pay Governance has advised the Compensation Committee regarding annual and long-term incentive plan design, assisted the Committee in determining the compensation and TSR performance peer groups, which are described in more detail below, and advised the Committee on competitive compensation practices, comparative market data and the appropriate mix of compensation elements, which the Committee considered in determining the appropriate levels of compensation for each NEO for 2023.

The Compensation Committee reviews the types of services provided by the consultant and all fees paid for those services on a regular basis. Other than the advice provided to the Compensation Committee on executive compensation, on director compensation described under “Director Compensation” below, and on certain corporate governance matters related to compensation, neither Pay Governance nor any of its affiliates provided additional services to the Company or any of its affiliates in 2023.

Consultant Conflict of Interest Assessment: As required by rules adopted by the SEC under the Dodd-Frank Act, the Compensation Committee assessed all relevant factors and determined that the work of Pay Governance did not raise any conflict of interest in 2023. In making this determination, the Compensation Committee considered all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Exchange Act.

Discouraging Excessive Risk-Taking

The Compensation Committee annually reviews the design of our executive compensation program, including whether the risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. In doing so, the Compensation Committee assesses whether compensation programs used in prior years have successfully achieved our compensation objectives. The Committee also considers the extent to which our compensation program is designed to achieve our long-term financial and operating goals. Key factors in mitigating any risks associated with the Company’s compensation programs and practices are outlined below:

Principle	Description

Balanced Weighting of Performance Metrics in Incentive Compensation Programs

The Company’s annual cash and equity incentive compensation plans use a balanced weighting of multiple performance measures and metrics to determine incentive payouts to our executives and managers. This discourages excessive risk taking by eliminating any inducement to over-emphasize one goal to the detriment of others.

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Principle	Description

Maximum Compensation Limits	All of our incentive plans provide for maximum payout limits or “caps.”

Stock Ownership Guidelines For Executives

The Company believes that stock ownership requirements serve to align the interests of management with those of stockholders by requiring executives to hold a meaningful equity position in the Company which, in turn, aligns the executives’ interests with those of the stockholders and, thereby, supports the Company’s objective of building long-term stockholder value. Furthermore, the Company believes that ownership of equity mitigates the risk of executive actions that could potentially damage or destroy equity value. The Company’s Stock Ownership Guidelines require all executive officers to own and hold Company stock above certain thresholds. Executives have five years from the date of their designation as an executive to satisfy the stock ownership guidelines.

Policies Regarding Trading in Company Stock

We maintain policies and procedures for transactions in the Company’s securities that are designed to ensure compliance with all insider trading rules. The Company’s policies and procedures also prohibit employees, officers and directors from engaging in certain forms of hedging (as discussed below under “Prohibition on Hedging and Pledging of Company Stock and Equity Award Repricing”) and short-term speculative trading of the Company’s securities, including without limitation short sales and put and call options involving the Company’s securities. We also prohibit employees, officers and directors from pledging the Company’s securities as collateral for loans and holding the Company’s securities in a margin account.

Clawback Policies

The Board has adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant if the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision. In addition, in 2023, the Board adopted the Policy for the Recovery of Erroneously Awarded Compensation, pursuant to which, in compliance with the requirements of the Dodd-Frank Act and applicable SEC rules and NYSE listing standards, the Company will recover incentive-based compensation erroneously awarded to our NEOs during a three-year lookback period if there is a restatement of the Company’s financial results.

Peer Group and Benchmarking

The Compensation Committee reviews competitive market compensation information for the Company’s executive positions. The composition of the peer group is reviewed periodically to ensure that each company is appropriate. Generally, this determination is based on a variety of characteristics, including whether a company is a direct industry peer, is of similar size (as measured by revenue, assets, market capitalization, and EBITDA), scope and/or complexity, and whether it is a competitor with the Company for executive and managerial talent. At the direction of the Compensation Committee, the peer group was developed with a particular focus on companies with mining or mining-related businesses that are of similar size, in terms of revenue and market capitalization, to the Company.

We generally seek to provide our executives and managers with base salaries and target bonus and long-term incentive opportunities that are positioned around the median of the competitive market in order to assist in attracting and retaining talented executives and to further motivate and reward NEOs for sustained, long-term improvements in the Company’s financial results and the achievement of long-term business objectives. We recognize, however, that benchmarking is not always reliable and may be subject to significant variation from one year to the next, particularly in a commodity-driven industry. As a result, we also use Company and individual performance in determining the appropriate compensation opportunities for our NEOs, and actual compensation may be higher or lower than the compensation for executives in similar positions at comparable companies based on the performance, skills, experience and specific role of the executive officer in the organization.

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In connection with determining the 2023 compensation arrangements of our NEOs, the Compensation Committee utilized the following peer group of 16 companies:

•	Alpha Metallurgical Resources, Inc.*

•	Arch Resources, Inc.*

•	Century Aluminum Company

•	Coeur Mining, Inc.

•	Compass Materials International, Inc.

•	CONSOL Energy Inc.*

•	Haynes International, Inc.*

•	Hecla Mining Company
•	Kaiser Aluminum Corporation

•	Materion Corporation

•	Olympic Steel, Inc.

•	Peabody Energy Corporation*

•	Schnitzer Steel Industries, Inc.*

•	SunCoke Energy, Inc.*

•	TimkenSteel Corporation*

•	Worthington Industries, Inc.

This peer group was established in 2020 after a thorough analysis of the potential competitive universe for executive talent. Given the inherent volatility in commodity prices affecting the financial results of the Company and its peers, the Committee prefers to use a stable group of comparators, when appropriate; however, the Committee has periodically updated the peer group in the past when a company is no longer appropriate for inclusion in the peer group. The Committee, in partnership with Pay Governance, reviewed the peer group in July 2023 and determined that the 16 companies listed above remain appropriate comparators. At the time of this review, the Company ranked at the 33rd percentile for revenue, the 57th percentile for assets, the 58th percentile for market cap, and the 79th percentile for EBITDA, resulting in an average of the 57th percentile across the four metrics.

Additionally, the Compensation Committee utilized a second peer group to evaluate relative total shareholder return for the performance-based RSU awards starting in 2021. These “performance peers” include eight of the peers listed above (those denoted with an asterisk (*)), as well as the following additional companies: Alliance Resource Partners, L.P., Cleveland-Cliffs, Inc., Commercial Metals Company, Coronado Global Resources Inc., Ramaco Resources, Inc., and United States Steel Corporation.

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2023 Target Total Compensation Mix

The type and amount of compensation for each NEO is determined after considering a variety of factors, including the executive’s position and level of responsibility within our organization, comparative market data and other external market-based factors. The Compensation Committee uses this information when establishing compensation in order to achieve a comprehensive package that emphasizes pay-for-performance and is competitive in the marketplace. For the 2023 fiscal year, approximately 84% of our CEO’s target total compensation and between 71% and 76% of each of our other NEO’s target total compensation in 2023 was variable and at risk. The targeted 2023 pay mix, which includes the base salaries, target bonus opportunities and the grant date fair value of our long-term incentive grants (with the performance-based RSUs valued at target level and excluding the one-time Transformational Awards) for the CEO and other NEOs is displayed below:

Elements of 2023 Executive Compensation

The compensation of our NEOs consists of base salaries, annual cash incentive awards, equity awards and employee benefits, as described below. Additionally, in 2023, the NEOs received a one-time Transformational Award. Our NEOs are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements and the various award agreements under the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”) and the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below under “Potential Payments Upon a Termination of Employment or Change in Control.”

Base Salaries

Base salaries for our NEOs are determined based on each NEO’s responsibilities and his or her experience and contributions to our business, and each NEO’s employment agreement provides for a minimum base salary. This fixed compensation provides a level of income security that is not subject to financial or operational performance risk. Annual salary reviews of the Company’s executive officers, including the NEOs, generally occur in the beginning of the year at the time of the first regular meeting of the Compensation Committee, with any adjustments taking effect on March 1st. When reviewing a potential salary increase, our Compensation Committee considers the performance of the Company and the NEO during the prior year, the NEO’s current base salary and his or her total cash compensation opportunity relative to other executive officers, both within the Company and the peer group (as described above), recommendations of the CEO and the NEO’s skills and experience.

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At a meeting of the Compensation Committee held on February 8, 2023, the Compensation Committee reviewed the base salaries of our executive officers, taking into account the considerations described above including the data presented by Pay Governance. The Committee approved the base salaries set forth below for the NEOs, which salaries became effective on March 1, 2023. A 4.5% increase to each NEO’s salary was approved in order to maintain alignment of the base salaries of our NEOs with the median of the peer group, appropriately reflect each executive’s long tenure and significant industry experience, and encourage retention throughout the transformative Blue Creek Mine project that will be instrumental in facilitating the long-term success and sustainability of the Company:

Name	2022 Base Salary	Percentage Increase	2023 Base Salary

Walter J. Scheller, III	$800,000	4.5%	$836,000

Jack K. Richardson	$501,000	4.5%	$523,545

Dale W. Boyles	$452,000	4.5%	$472,340

Kelli K. Gant	$400,000	4.5%	$418,000

Charles Lussier	$363,000	4.5%	$379,335

Annual Cash Incentive Awards

Annual incentive compensation provides executive officers, including our NEOs, and other key employees the opportunity to earn cash upon the achievement of pre-established, measurable financial, operational and safety objectives for a fiscal year. Our Compensation Committee believes that annual cash incentive awards motivate and provide focus on the achievement of short-term financial, strategic and operational performance goals, which ultimately lead to favorable long-term operating results and contribute to the overall value of the Company. Annual incentive compensation was awarded to certain of our executives, including our NEOs, under the Company’s 2023 annual incentive program (the “2023 Annual Incentive Program”).

The target and maximum amounts of any annual cash incentive award that can be earned by an individual, including our NEOs, are expressed as a percentage of the individual’s base salary in effect (which percentages remained consistent year-over-year). Target and maximum award levels under the 2023 Annual Incentive Program are set forth in the table below:

Name	Target Award ($)	Target Award (as a % of Base Salary)	Maximum Award ($)	Maximum Award (as a % of Base Salary)

Walter J. Scheller, III	1,045,000	125%	2,090,000	250%

Jack K. Richardson	523,545	100%	1,047,090	200%

Dale W. Boyles	472,340	100%	944,680	200%

Kelli K. Gant	355,300	85%	710,600	170%

Charles Lussier	303,468	80%	606,936	160%

In late 2022, the Compensation Committee approved the 2023 Annual Incentive Program financial, operational and safety measures and related performance goals for the Company, which were based on the Company’s budget developed in late 2022. In determining the threshold, target and maximum levels for each performance measure, the Compensation Committee takes into account management’s expectations, including operational plans, as well as various market and price projections. Actual payouts under the 2023 Annual Incentive Program were based on (1) Adjusted EBITDA, which is defined as net income (loss) before net interest expense (income), income tax expense (benefit), depreciation and depletion, transaction and other costs, non-cash stock compensation expense, non-cash asset retirement

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obligation accretion and valuation adjustment, (2) certain capital expenditures, (3) metric tons of production, (4) cash cost of production per metric ton and (5) safety rates, subject in each case to additional adjustments as approved by the Compensation Committee. The Compensation Committee chose to base the 2023 Annual Incentive Program on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2023.”

Under the 2023 Annual Incentive Program, the Compensation Committee established specific performance objectives for the Company, as well as threshold, target and maximum payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the payout award related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

2023 Target Setting and Actual Results

Targets for four of the five performance metrics were set at a higher level of achievement than the targets in the 2022 annual bonus plan, reflecting the Company’s philosophy of continuous improvement. The capital expenditure metric was set higher than last year’s target, reflecting the increased investments needed to expand operations and achieve the operating plan. The Committee believed that the actual EBITDA performance for 2022 of greater than $1.0 billion was not a realistic starting point to consider in setting the 2023 targets due to the all-time-high coal prices realized in 2022. At the time the Committee was reviewing the 2023 EBITDA target, coal prices had begun a significant decline from 2022 levels, leading the Committee to set a target for 2023 that reflected this change in coal prices.

In February 2024, the Compensation Committee reviewed the Company’s actual results for 2023 with respect to achievement of the performance goals. The formulaic achievement level across the five metrics was 197%, however, the Compensation Committee chose to exercise negative discretion with respect to the safety performance metric in light of the fatality that occurred during 2023, reducing the overall performance achievement to 170%.

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The weightings of the performance measures for the NEOs participating in the 2023 Annual Incentive Program and the threshold, target and maximum levels for such performance measures, as well as actual results and the resulting payout percentages, are as follows:

	Percentage of Target Award Opportunity	Annual Bonus Program Goals(2)			Actual Performance	Percentage Weighting Based on Actual Achievement
Performance Measures(1)		Threshold	Target	Maximum

Financial Measures

Adjusted EBITDA	20%	$307,070,700	$350,938,000	$394,805,200	$698,866,000	40%

Capital Expenditures	20%	$137,589,600	$130,710,100	$123,830,700	$121,684,800	40%

Operational Measures

Metric Tons of Production	20%	6,304,100	6,465,800	6,789,100	6,935,900	40%

Cash Cost of Production per Metric Ton	20%	(2)	(2)	(2)	Approx. 6% better than target	40%

Safety Measure: Reportable Incident Rate	20%	4.68	1.99	1.89	1.90	10	%(3)
Total	100%	50%	100%	200%		170%

(1)	Payouts related to performance between threshold and target and between target and maximum were subject to straight-line interpolation.

(2)

The performance goal for the cash cost of production per metric ton operational measure was based on the combined weighted average of each mine’s cost of production per metric ton. The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold payout level was set at budgeted performance, the target payout level was set at 97.5% of budgeted performance, and the maximum payout level was set at 95.0% of budgeted performance.

(3)

This achievement amount reflects the Committee’s exercise of negative discretion from the 37.18% formulaic achievement level to the 10.00% threshold achievement level for the safety performance metric in light of the fatality that occurred during 2023.

As a result of the Company’s performance against the foregoing performance goals, the Compensation Committee approved the following payout amounts for the NEOs under the 2023 Annual Incentive Program:

Name	Target Payout as a % of Base Salary	Threshold Award ($)	Target Award ($)	Maximum Award ($)	Actual Award ($)(1)

Walter J. Scheller, III	125%	522,500	1,045,000	2,090,000	1,762,671

Jack K. Richardson	100%	261,773	523,545	1,047,090	883,101

Dale W. Boyles	100%	236,170	472,340	944,680	796,728

Kelli K. Gant	85%	177,650	355,300	710,600	599,308

Charles Lussier	80%	151,734	303,468	606,936	511,881

(1)	The amounts paid out are based on the actual salaries earned by the NEOs in 2023.

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Long-Term Equity Incentives

Equity Grants Generally

In order to align the long-term interests of the NEOs with those of the Company and its stockholders, we believe that a substantial portion of each NEO’s compensation should be in the form of equity awards. The Compensation Committee grants equity awards to our NEOs and other key employees pursuant to the 2017 Equity Plan. See “Equity Compensation Plans—2017 Equity Plan” beginning on page 60 for a description of our 2017 Equity Plan. The purpose of the 2017 Equity Plan is to provide equity as a component of executive compensation to ensure external competitiveness of total compensation, to motivate our NEOs and key employees to focus on long-term Company performance, to align executive compensation with stockholder interests and to retain the services of the executives during the vesting period since, in most circumstances, the awards will be forfeited if the executive’s employment terminates before the award vests. The Compensation Committee intends to grant equity incentive awards at a fixed time each year, generally during the first fiscal quarter of the year. The Compensation Committee also may approve equity incentive awards for individuals at the time of commencement of employment, promotion or other change in responsibilities.

2023 Annual Equity Grants

The structure of equity incentive awards granted to NEOs and key employees provides a stockholder-aligned equity incentive mix comprised of a majority of performance-based RSUs and a minority of time-based RSUs. The total equity incentive award granted to each NEO for 2023 was based on an economic value derived from a multiple of the recipient’s base salary, based on his or her level of employment. The recipient’s level of employment also determined the percentage of the equity award that is subject to time-based vesting and the percentage that is subject to performance-based vesting. In determining the multiple of the recipient’s base salary that was granted in equity and the percentage of the equity award that is subject to time-based and performance-based vesting for the 2023 equity awards, the Compensation Committee considered the size of equity awards granted to executive officers serving in comparable positions at our peer companies and market and other factors.

Based upon these considerations, the Compensation Committee approved a grant of equity incentive awards to the NEOs in February 2023. After determining the targeted dollar amount of compensation to be paid through equity grants (as set forth in the table below), each of the number of time-based RSUs granted and the target number of performance-based RSUs granted was determined by dividing the applicable percentage of the dollar amount of such compensation by an amount equal to the closing price of our common stock on the date of grant.

Based upon the formulas described above, the Compensation Committee approved 2023 grants of time-based RSUs and performance-based RSUs to the NEOs as follows:

Name	Total Target Amount of Equity Grant (and % of base salary)	Dollar Amount of Time-Based RSUs (and % of total equity grant) (1)	Number of Time- Based RSUs	Target Dollar Amount of Performance-Based RSUs (and % of total equity grant) (1)	Target Number of Performance- Based RSUs

Walter J. Scheller, III	$3,344,000 (400%)	$668,800 (20%)	17,868	$2,675,200 (80%)	71,472

Jack K. Richardson	$1,177,976 (225%)	$294,494 (25%)	7,868	$883,482 (75%)	23,604

Dale W. Boyles	$1,015,531 (215%)	$253,883 (25%)	6,783	$761,648 (75%)	20,349

Kelli K. Gant	$815,100 (195%)	$203,775 (25%)	5,444	$611,325 (75%)	16,332

Charles Lussier	$606,936 (160%)	$151,734 (25%)	4,054	$455,202 (75%)	12,161

(1)

The dollar amount of such grants do not exactly equal the grant date fair values of such awards, which are reflected in the “Summary Compensation Table” on page 55 and the “Grants of Plan-Based Awards” table on page 57, due to rounding the number of shares granted to the nearest whole share and the impact of fair value calculations according to FASB ASC 718.

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2023 Time-Based RSUs

The time-based RSUs granted to our NEOs in 2023 vest ratably on each of the first three anniversaries of the grant date, subject to the NEO continuing to be employed on the applicable vesting date, and settle through the delivery of one share of common stock for each vested RSU.

2023 Performance-Based RSUs

The performance-based RSUs settle through the delivery of a number of shares of common stock equal to 0% to 200% of the target number of RSUs, and the NEOs are eligible to earn one-third of the target number of RSUs based upon the Company’s performance in each of 2023, 2024 and 2025. The performance metrics utilized for these awards are (i) the operational metrics of longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and (ii) total shareholder return, and each of the four metrics is weighted 25%. The Compensation Committee chose to base the performance-based RSUs on these performance measures for the reasons discussed above under “Compensation in Context: Company Performance in 2023.”

The Compensation Committee establishes annual performance targets for such metrics at the beginning of each year, or “tranche,” of the three-year period. The Company’s performance in each year against the budgeted annual amounts for longwall feet of advance, continuous miner feet of advance and cash cost of production per metric ton and the Company’s total shareholder return compared to its peer group will be measured following each year (except in 2025, when the Company’s TSR will be measured over the full three-year performance period), and the earned shares, if any, will be paid out thereafter. To the extent achievement levels of the various performance metrics fall between threshold and target for any year, payouts for such year shall be interpolated on a straight-line basis. The Compensation Committee retains the right to use its discretion in adjusting the payouts under our performance-based RSU awards for unexpected events that impact the Company’s financial results and achievement of the performance measures, and will disclose the reasons for and calculations of any such adjustments. Such discretion will only be applied in limited and extraordinary circumstances.

In late 2022, the Compensation Committee established the specific performance goals for the Company applicable to the three tranches of performance-based RSUs that the NEOs were eligible to earn in 2023, as well as threshold, target and maximum payout levels predicated on actual achievement, in accordance with the funding formulas set forth below. Under these formulas, failure to meet the minimum performance threshold corresponding to a specified performance measure would have resulted in the participant not receiving any portion of the performance-based RSUs related to such performance measure. The Compensation Committee considered the performance target levels to be attainable, but that achievement of the targets would require strong performance and execution.

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Actual 2023 Results

In February 2024, the Compensation Committee reviewed the Company’s actual results for 2023 to determine the level of achievement of the performance goals that had been established for the three tranches of performance-based RSUs eligible to be earned in 2023. The Company’s performance under these metrics resulted in achievement at 167.79% of target. The weightings of the performance measures applicable to the performance-based RSUs that the NEOs were eligible to earn in 2023 and the threshold and target levels for such performance measures, as well as actual results, were as follows:

Performance Measures	Percentage of Target Award Opportunity	Performance-Based RSU Goals for 2023(1)			Actual Performance	Percentage Weighting Based on Actual Achievement
		Threshold	Target	Maximum
Operational Measures
Longwall Feet of Advance	25%	(2)	(2)	(2)	Approx. 7% greater than target	43.35%
Continuous Miner Feet of Advance	25%	(3)	(3)	(3)	Approx. 0.4% below target	24.44%
Cash Cost of Production per Metric Ton	25%	(4)	(4)	(4)	Approx. 8% better than target	50.00%
Financial Measure: Total Shareholder Return	25%	80% of peer group median	Peer group median	120% of peer group median	79.36%	50.00%
Total	100%	50%	100%	200%		167.79%

(1)	Payouts related to performance between threshold and target and between target and maximum were subject to straight-line interpolation.

(2)

The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 90% of target and the maximum level was set at 110% of target.

(3)

The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 90% of target and the maximum level was set at 110% of target.

(4)

The Compensation Committee set the performance goal at a target that was reasonably difficult to achieve given the business environment at the time the target was established. The threshold level was set at 105% of target and the maximum level was set at 95% of target.

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As a result of the Company’s performance against the foregoing performance goals applicable to the three tranches of performance-based RSUs eligible to be earned in 2023, the Compensation Committee approved the payout of such awards at 167.79% of target. This resulted in the issuance of the following number of shares to the NEOs for 2023 on February 8, 2024:

	Performance-Based RSUs Earned for 2023						Total Market Value of RSUs on Date of Issuance ($)(1)
	2023 Grant		2022 Grant		2021 Grant
Name	Target (#)	Actual (#)	Target (#)	Actual (#)	Target (#)	Actual (#)

Walter J. Scheller, III	23,824	39,974	27,518	46,172	33,319	55,906	8,578,562

Jack K. Richardson	7,868	13,202	9,088	15,249	11,539	19,361	2,887,352

Dale W. Boyles	6,783	11,381	7,835	13,146	9,674	16,232	2,461,469

Kelli K. Gant	5,444	9,134	6,288	10,551	5,912	9,920	1,787,838

Charles Lussier	4,054	6,801	4,682	7,856	5,574	9,354	1,450,020

(1)

The market value is based on the closing price of our common stock on the NYSE on February 8, 2024, the date of issuance, multiplied by the number of shares issued pursuant to the earned performance-based RSUs.

Transformational Retention/Incentive Program

On April 25, 2023, the Compensation Committee approved a Transformational Retention/Incentive Program for the Company’s NEOs in recognition of the fact that completing the Blue Creek Mine project will be transformational to the Company. Under the Transformational Retention/Incentive Program, the Company’s NEOs were granted an opportunity to earn a cash incentive award (a “Transformational Award”) (i) in recognition of each NEO’s continued service to the Company in connection with the completion of the Blue Creek Mine project, which is critical to the long-term success and sustainability of the Company, and (ii) in order to incentivize each NEO to continue to work diligently toward the successful completion of the Blue Creek Mine project. The Blue Creek Mine represents 40 plus additional years of operating life to the long-term strategy, and is the largest untapped metallurgical coal reserve in North America. This is a one-time award and the Compensation Committee does not anticipate making similar awards in the future.

Each of the NEOs received a Transformational Award opportunity with a potential value ranging from $1.0 million, if threshold performance for each metric is achieved, up to a maximum amount of $4.0 million. For any metric achieved below the established threshold, $0 will be funded for that metric’s weighting. Each NEO is eligible to earn up to the maximum award amount, except Mr. Scheller who is eligible to earn up to 130% of the maximum award amount, based on the level of achievement of predefined performance goals, as described below, during the performance period, which ends on the earlier to occur of (i) three (3) consecutive months of production following the commencement of longwall mining production at the Blue Creek Mine or (ii) April 25, 2028 (the “Transformational Performance Period”). The Transformational Awards will be cancelled if production has not begun at the Blue Creek Mine by April 25, 2028.

The Transformational Award may be earned following the Transformational Performance Period if the Company satisfies quantitative performance criteria related to on-time project completion (weighted 25%), capital expenditures (weighted 25%), and production tonnes (weighted 50%). Each performance metric has a payout range between 25% at threshold achievement and 100% at maximum achievement, and the NEO will not receive any payout with respect to a performance metric if the threshold level of achievement is not reached. The amount of the earned award, if any, is subject to a downward modifier based on both an environmental metric and an employee safety metric, reflecting the Company’s focus on growth without compromising our commitments to environmental stewardship and employee safety. If the Company achieves the environmental metric expectations and the average reportable incident rate expectations, the NEO will receive 100% of the earned award. If either the environmental or the safety

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metric is not achieved, the earned award will be reduced by 15% and if both the environmental and safety metrics are not achieved, the earned award will be reduced by 30%.

A summary of the scorecard and the Compensation Committee’s rationale for selecting each metric is provided in the table below:

Metric	Weighting	Performance Specifics	Rationale for Metric Selection
Corporate-Wide Production Growth	50%	Maximum performance is set at a level that would require production at all of our mines, including Blue Creek, to nearly double, providing significant potential returns to stockholders

•  Corporate-wide production is a measure of top-line growth, that is neutral to uncontrollable swings in commodity prices

•  The significant growth required in the goal reflects the transformative nature of the Blue Creek Mine project

•  The incentive is earned if the project is completed and significant production is realized early in the life of the mine

•  Measuring on a corporate-wide basis balances continued focus on current operations with expansion of new operations

Corporate-Wide Capital Expenditures (including Blue Creek Mine)	25%	Maximum performance is set at budgeted expenditures for the Blue Creek Mine project, plus sustaining capital on a corporate-wide basis

•  Holds executives accountable for “on budget” delivery of the Blue Creek Mine project, ensuring delivery of the estimated ROI from the project

•  Measuring on a corporate-wide basis will ensure continued focus on current operations and acceptable ROI of increasing production

Blue Creek Mine Project On-Time Completion	25%	Maximum performance is set at an aggressive completion date	• Incentivizes management to ensure the project is completed on a timely basis • Early delivery will result in accelerated payment
Average Reportable Incident Rate	Modifier 0% to -15%	Award will be reduced if the Company’s average reportable incident rate is equal to or greater than the national average over the performance period	• Reflects a key priority of the Company • Time and budget goals should be met while continuing to prioritize safety of the employees
Environmental Violations	Modifier 0% to -15%	Award will be reduced if the Company experiences a material environmental violation during the performance period	• Reflects a key priority of the Company and part of the value proposition of the met coal product
CEO Only: Total Shareholder Return	Modifier +30% to 30%	Target performance is set at absolute TSR of 15% on a compound annual basis (CAGR)	• Ensures awards reflect the shareholder experience and the estimated returns of the Blue Creek investment

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Mr. Scheller’s award also contains a Total Shareholder Return (“TSR”) modifier that is based on the Company’s absolute TSR over the Transformational Performance Period. The amount of the earned award, if any, is subject to a 30% reduction if the Company’s absolute TSR performance is at or below positive 5% on a compound annual basis (CAGR) over the Transformational Performance Period and is subject to a 30% increase if the Company’s absolute TSR performance is at or above positive 25% on a compound annual basis (CAGR) over the Transformational Performance Period. No modification will occur if the Company’s absolute TSR performance is positive 15% on a compound annual basis (CAGR) over the Transformational Performance Period, and the modification will be interpolated for absolute TSR levels between 5% and 25% (CAGR).

In the event of a NEO’s termination of service due to death or disability, a termination by the Company without “Cause” or a termination by the NEO for “Good Reason” (as such terms are defined in the NEO’s employment agreement) prior to the end of the Transformational Performance Period, the NEO will receive a pro rata portion of the target award equal to one-fifth (1/5) of the award for each completed calendar year of employment with the Company or any affiliate beginning on April 25, 2023 and ending on the termination date. In the event of a Change in Control (as defined in the NEO’s employment agreement), the NEO will receive the target award, except Mr. Scheller who will only receive his target award if his employment is terminated by the Company without “Cause” or by him for “Good Reason” within 12 months following a Change in Control.

Benefits and Perquisites

The Company offers group medical, dental, vision, group life insurance and disability coverage in a flexible benefits package to all active employees of the Company and its subsidiaries, including the NEOs. Every salaried employee is provided life insurance and accidental death coverage up to two times his or her base salary, subject to plan limits, at no charge to the employee. For an additional charge, the employee may obtain coverage of up to five times the employee’s base salary. The Company provides long-term disability coverage up to $10,000 per month for a limited period of time depending on the circumstances.

Our NEOs also may participate on the same basis as all other eligible employees in the Warrior Met Coal, Inc. Salaried 401(k) Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”). The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the Internal Revenue Service. During 2023, the Company made a matching employer contribution in an amount equal to 100% of the first 5% of each plan participant’s elective deferrals, also subject to annual limits set by the Internal Revenue Service. All contributions to the 401(k) Plan are in the form of cash. Participants are immediately fully vested in the Company’s contributions and their own contributions to the 401(k) Plan. Amounts contributed by the Company in the 401(k) Plan for the benefit of the employee, plus earnings, become payable upon termination of employment, death, disability or retirement. All of our NEOs participated in the 401(k) Plan in 2023. The Company’s contributions to the 401(k) Plan in 2023 can be found in the All Other Compensation column of the “Summary Compensation Table” on page 55 and in footnote 4 to such table.

The Company provides limited perquisites to the NEOs that it believes are reasonable and consistent with its overall compensation program. The Compensation Committee periodically reviews the level of perquisites provided to the NEOs. It is the Company’s general policy and practice not to reimburse executives for income taxes related to executive perquisites. Perquisites provided to the NEOs in 2023 are as set forth in the All Other Compensation column of the “Summary Compensation Table” on page 55 and in footnote 4 to such table.

Employment Agreements

The Company has entered into an employment agreement with each of the NEOs to help ensure the retention of those individuals critical to the future success of the Company. Each of these employment agreements was negotiated and entered into with the NEO at the respective time of hire. The

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employment agreements provide for a minimum base salary, subject to annual increases as the Compensation Committee determines to be appropriate, the opportunity to receive an annual bonus with a target amount equal to a percentage of base salary, and the right to participate in all retirement, compensation and employee benefit plans, practices, policies and programs provided by the Company to the extent applicable generally to other executives of the Company.

The employment agreements contain provisions for severance payments and benefits upon various termination events as an inducement to recruitment or retention, as applicable. The Company believes that the severance payments and benefits payable under the applicable agreements are consistent with industry practice. In addition, the employment agreements provide for severance payments and benefits upon various termination events occurring in connection with a change in control. The Company believes that such payments and benefits allow the executive officers to evaluate a potential transaction impartially without regard to self-interest. The change in control severance provisions contain a double trigger, such that an executive officer is not eligible for a severance payment unless the individual’s employment is terminated by the Company without “cause” or by the executive for “good reason” (each, as defined in the applicable agreement) within twelve (12) months following a change in control. The agreements do not provide the executive officers with rights to Code Section 280G gross-up payments and require the executive officers to comply with non-competition, non-disclosure and non-solicitation provisions in order to receive the severance payments. See “Employment Agreements” beginning on page 63 for a complete discussion of the arrangements with the NEOs.

Stock Ownership Guidelines for Executives

In April 2023, the Compensation Committee adopted Stock Ownership Guidelines applicable to the Company’s executive officers, including its NEOs, and its non-employee directors. The Stock Ownership Guidelines require the Company’s executive officers and its non-employee directors to beneficially own shares of the Company’s “Common Stock” (as defined in the Stock Ownership Guidelines) in excess of certain minimum thresholds:

•	Chief Executive Officer: 5x base salary;

•	All other Executive Officers as defined in Rule 3b-7 of the Exchange Act: 3x base salary;

•	All Senior Vice President-level employees: 2x base salary;

•	All Vice President-level employees and Mine Managers: 1x base salary; and

•	Non-employee directors: 5x annual retainer.

In addition, each individual subject to the Stock Ownership Guidelines must retain the net shares (as defined in the Stock Ownership Guidelines) resulting from the vesting or exercise, as applicable, of all equity compensation awards granted to such individual after January 1, 2018, until the individual is in compliance with the minimum ownership requirements. The individuals must satisfy the Stock Ownership Guidelines within five years of their designation by the Board as a “Key Individual.” The Stock Ownership Guidelines are administered by the Compensation Committee.

Clawback Policies

The Board of Directors has adopted the Warrior Met Coal, Inc. Incentive Recoupment Policy pursuant to which the Company is entitled to recover compensation from any current or former employee or consultant of the Company in certain circumstances. If any of the Company’s financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where the Company has been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), the Company may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to such individual with respect to any fiscal year for which the financial results are negatively affected by such restatement. Each of the employment agreements entered into between the NEOs and the Company contains a similar provision.

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In addition, in October 2023, we adopted the Policy for the Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), in compliance with the requirements of the Dodd-Frank Act, final SEC rules and applicable NYSE listing standards, which covers our current and former officers subject to Section 16 of the Exchange Act, including all of our NEOs. Under the Clawback Policy, if there is a restatement of our financial results, the Company will recover erroneously awarded incentive compensation from such officers during a three-year lookback period.

Prohibition on Hedging and Pledging of Company Stock and Equity Award Repricing

The Board of Directors has adopted a Policy Prohibiting Insider Trading and Unauthorized Disclosure of Information to Others that prohibits directors, officers and employees from engaging in hedging transactions, such as zero-cost collars, equity swaps, prepaid variable forward contracts and exchange funds, involving our securities that are designed to hedge or offset a decrease in market value of the Company’s securities. Such hedging transactions cause the stockholder to no longer be exposed to the full risks of stock ownership and potentially no longer have the same objectives as the Company’s other stockholders. Holding the Company’s securities in a margin account or pledging the Company’s securities as collateral for a loan without an exception granted by the Company’s Compliance Officer is also prohibited. None of our directors or executive officers has pledged the Company’s securities as collateral for a loan.

The Board and the Compensation Committee view equity-based compensation to be a key factor in incentivizing the future performance of our executives. Consequently, the 2017 Equity Plan provides that the Compensation Committee is not permitted to amend or modify any stock option or stock appreciation right to reduce the exercise price or strike price, as applicable; cancel or replace any stock option or stock appreciation right with a new award or cash; or take any other action that is considered a “repricing” for purposes of the NYSE’s stockholder approval rules.

Tax and Accounting Matters

Tax Deductibility of Executive Compensation. Section 162(m) of the Code limits the tax deductibility of compensation in excess of $1 million paid to certain of the Company’s officers whose compensation is required to be disclosed to our stockholders under the Exchange Act. Prior to the enactment of the 2017 Tax Cuts and Jobs Act, which was signed into law on December 22, 2017 (the “Tax Act”), an exception to the $1 million deduction limit existed for qualified performance-based compensation. The Tax Act repealed this exception for performance-based compensation and, as a result, all compensation in excess of $1 million paid to the specified executives is no longer deductible. While the Compensation Committee may consider the deductibility of awards as one factor in determining executive compensation, the Compensation Committee also looks at other factors in making its decisions, as noted above, and retains the flexibility to award compensation that it determines to be consistent with the goals of our executive compensation program even if the awards are not deductible by the Company for tax purposes.

Accounting for Stock-Based Compensation. The Company accounts for stock-based payments, including under its 2016 Equity Plan and 2017 Equity Plan, in accordance with the requirements of the FASB Accounting Standards Codification (“ASC”) Topic 718, Compensation — Stock Compensation.

Section 409A of the Internal Revenue Code (“Section 409A”). The Company designs, awards and implements its compensation arrangements to be exempt from or fully comply with Section 409A and accompanying regulations.

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COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) has reviewed and discussed the Compensation Discussion and Analysis contained in this Proxy Statement with management. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE

J. Brett Harvey, Chairman

Lisa M. Schnorr

Alan H. Schumacher

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SUMMARY COMPENSATION TABLE

The following table summarizes the total compensation earned by each of the Company’s NEOs for the fiscal years ended December 31, 2023, December 31, 2022 and December 31, 2021.

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Walter J. Scheller, III(5)	2023	829,492	—	3,753,490	—	1,762,671	—	322,142	6,667,795
Chief Executive Officer	2022	781,149	—	3,453,483	—	1,952,873	—	321,271	6,508,776
	2021	693,450	—	3,160,870	—	1,386,900	—	438,712	5,679,932
Jack K. Richardson	2023	519,471	—	1,330,054	—	883,101	—	132,202	2,864,828
Chief Operating Officer	2022	492,933	—	1,240,572	—	985,865	—	131,667	2,851,037
	2021	455,402	—	1,698,705	—	910,804	—	228,464	3,293,375
Dale W. Boyles	2023	468,663	—	1,138,046	—	796,728	—	141,383	2,544,820
Chief Financial Officer	2022	448,024	—	1,485,325	—	896,048	—	218,696	3,048,093
	2021	429,526	—	768,492	—	859,052	—	133,644	2,190,714
Kelli K. Gant	2023	414,746	—	855,173	—	599,308	—	113,483	1,982,710
Chief Administrative Officer and Corporate Secretary	2022	391,154	—	743,830	—	664,962	—	117,163	1,917,109
	2021	350,000	—	450,180	—	560,000	—	200,375	1,560,555
Charles Lussier	2023	376,383	—	673,616	—	511,881	—	90,330	1,652,210
Chief Commercial Officer	2022	357,162	—	618,638	—	571,459	—	88,996	1,636,255
	2021	330,001	—	408,452	—	528,001	—	38,191	1,304,645

(1)

Our NEOs include (a) each person who served as the principal executive officer or the principal financial officer during 2023 and (b) the three most highly compensated other executive officers serving as executive officers on December 31, 2023. Compensation is reflected for each of the last three years in which each individual was a NEO.

(2)

With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares and the performance targets for the 2023 performance period were established on February 8, 2023 (with a grant date of February 8, 2023 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $40.89, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 17, 2022 and for which performance targets for the 2023 performance period were established on February 8, 2023 (with a grant date of February 8, 2023 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $38.65, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 16, 2021 and for which performance targets for the 2023 performance period were established on February 8, 2023 (with a grant date of February 8, 2023 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $31.42, which takes into account a Monte Carlo simulation applicable to the market-based performance metric).

With respect to the time-based RSUs granted to each NEO on February 8, 2023, the value shown in this column is the grant date fair value of the full award computed in accordance with FASB ASC Topic 718.

The maximum value of the performance-based RSUs granted in 2023, 2022 and 2021 (and eligible to be earned for the 2023 performance period) is $6,169,382 for Mr. Scheller, $2,071,110 for Mr. Richardson, $1,768,317 for Mr. Boyles, $1,302,808 for Ms. Gant and $1,043,750 for Mr. Lussier. There can be no assurance that the grant date fair value of these awards will ever be realized.

Finally, the amount for Mr. Boyles in 2022 includes $430,954, which represents the incremental fair value of the outstanding equity awards that will automatically vest upon Mr. Boyles’ retirement. Mr. Boyles became eligible for retirement as of January 1, 2022 under his outstanding equity award agreements.

Assumptions used in the calculation of these amounts are set forth in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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(3)

These amounts reflect cash incentive awards earned by our NEOs under the 2023 Annual Incentive Program, the 2022 Annual Incentive Program and the 2021 Annual Incentive Program. The awards are based on pre-established, performance-based targets and, therefore, are reportable as “Non-Equity Incentive Plan Compensation” rather than as “Bonus.” Employees who separate from the Company prior to the date of payment under these plans generally do not qualify for any awards. For a description of the annual cash incentive awards, see “Elements of 2023 Executive Compensation—Annual Cash Incentive Awards” beginning on page 43.

(4)	All Other Compensation for 2023 for each NEO includes the following:

Name	Insurance Costs ($)(a)	Company Contributions to 401(k) Plan ($)	Dividends on Stock Awards ($)(b)	Perquisites ($)(c)	Total ($)

Walter J. Scheller, III	18,955	16,500	268,557	18,130	322,142

Jack K. Richardson	18,955	16,500	95,337	1,410	132,202

Dale W. Boyles	25,349	16,500	80,554	18,980	141,383

Kelli K. Gant	24,888	16,500	53,575	18,520	113,483

Charles Lussier	25,746	16,500	46,901	1,183	90,330

(a)	Represents life, death, disability, health and/or long-term disability insurance premiums paid by the Company.

(b)

Represents amounts paid pursuant to special dividends on all RSUs that vested or were earned, as applicable, during 2023, which dividends were not reflected in the grant date fair value of such awards at the time of grant.

(c)

For Mr. Scheller, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Mr. Richardson, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events. For Mr. Boyles, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Ms. Gant, the amount includes a car allowance and personal use of Company-purchased tickets to sporting events. For Mr. Lussier, the amount includes the value of his use of a Company automobile and personal use of Company-purchased tickets to sporting events.

(5)	Mr. Scheller currently serves on our Board of Directors but does not receive any additional compensation for his service as a director.

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GRANTS OF PLAN-BASED AWARDS

The following table discloses the potential payouts to the NEOs pursuant to annual cash incentive awards granted in 2023 under the 2023 Annual Incentive Program and pursuant to RSUs granted in 2023, or deemed to have been granted in 2023 under SEC guidance, under the 2017 Equity Plan.

Name	Grant Date		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Walter J. Scheller, III	2/8/2023	(5)	—	—	—	16,660	33,319	66,638	—	—	—	1,046,966
	2/8/2023	(6)	—	—	—	13,759	27,518	55,036	—	—	—	1,063,502
	2/8/2023		522,500	1,045,000	2,090,000	—	—	—	—	—	—	—
	2/8/2023		—	—	—	—	—	—	17,868	—	—	668,799
	2/8/2023		—	—	—	11,912	23,824	47,648	—	—	—	974,223
	4/25/2023		1,000,000	—	5,200,000	—	—	—	—	—	—	—

Jack K. Richardson	2/8/2023	(5)	—	—	—	5,770	11,539	23,078	—	—	—	362,584
	2/8/2023	(6)	—	—	—	4,544	9,088	18,176	—	—	—	351,228
	2/8/2023		261,773	523,545	1,047,090	—	—	—	—	—	—	—
	2/8/2023		—	—	—	—	—	—	7,868	—	—	294,499
	2/8/2023		—	—	—	3,934	7,868	15,736	—	—	—	321,742
	4/25/2023		1,000,000	—	4,000,000	—	—	—	—	—	—	—

Dale W. Boyles	2/8/2023	(5)	—	—	—	4,837	9,674	19,348	—	—	—	303,981
	2/8/2023	(6)	—	—	—	3,918	7,835	15,670	—	—	—	302,803
	2/8/2023		236,170	472,340	944,680	—	—	—	—	—	—	—
	2/8/2023		—	—	—	—	—	—	6,783	—	—	253,888
	2/8/2023		—	—	—	3,392	6,783	13,566	—	—	—	277,374
	4/25/2023		1,000,000	—	4,000,000	—	—	—	—	—	—	—

Kelli K. Gant	2/8/2023	(5)	—	—	—	2,956	5,912	11,824	—	—	—	185,770
	2/8/2023	(6)	—	—	—	3,144	6,288	12,576	—	—	—	243,015
	2/8/2023		177,650	355,300	710,600	—	—	—	—	—	—	—
	2/8/2023		—	—	—	—	—	—	5,444	—	—	203,769
	2/8/2023		—	—	—	2,722	5,444	10,888	—	—	—	222,619
	4/25/2023		1,000,000	—	4,000,000	—	—	—	—	—	—	—

Charles Lussier	2/8/2023	(5)	—	—	—	2,787	5,574	11,148	—	—	—	175,149
	2/8/2023	(6)	—	—	—	2,341	4,682	9,364	—	—	—	180,948
	2/8/2023		151,734	303,468	606,936	—	—	—	—	—	—	—
	2/8/2023		—	—	—	—	—	—	4,054	—	—	151,741
	2/8/2023		—	—	—	2,027	4,054	8,108	—	—	—	165,778
	4/25/2023		1,000,000	—	4,000,000	—	—	—	—	—	—	—

(1)

The amounts in these three columns represent (i) possible cash payments under our 2023 Annual Incentive Program, established on February 8, 2023 and as discussed under “Elements of 2023 Executive Compensation — Annual Cash Incentive Awards” beginning on page 43, and (ii) possible cash payments under the Transformational Retention/Incentive Program, established on April 25, 2023 and as discussed under “Elements of 2023 Executive Compensation — Transformational Retention/Incentive Program.” Actual payments made to the NEOs under the 2023 Annual Incentive Program were paid in February 2024 and are reflected in the Non-Equity Incentive Plan Compensation column of the “Summary Compensation Table” on page 55.

(2)

Except as noted in footnotes 5 and 6 below, the amounts in these three columns represent possible shares issuable for 2023 to each NEO who received a performance-based RSU award on each of February 16, 2021, February 17, 2022, and February 8, 2023, as discussed under “Elements of 2023 Executive Compensation — Long-Term Equity Incentives — 2023 Equity Grants” beginning on page 46. The actual number of shares earned and issued pursuant to the awards for 2023 is reflected in the Stock Awards: Number of Shares Acquired on Vesting column of the “Option Exercises and Stock Vested” table on page 60.

(3)	Represents time-based RSUs granted to each NEO on February 8, 2023 that vest ratably on each of the first three anniversaries of the date of grant.

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(4)

With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares and the performance targets for the 2023 performance period were established on February 8, 2023 (with a grant date of February 8, 2023 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $40.89, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 17, 2022 and for which performance targets for the 2023 performance period were established on February 8, 2023 (with a grant date of February 8, 2023 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $38.65, which takes into account a Monte Carlo simulation applicable to the market-based performance metric). With respect to the tranche of performance-based RSUs for which the threshold, target and maximum number of shares were established on February 16, 2021 and for which performance targets for the 2023 performance period were established on February 8, 2023 (with a grant date of February 8, 2023 under FASB ASC Topic 718), the values shown in this column are the grant date fair value for each such tranche computed in accordance with FASB ASC Topic 718 (calculated by multiplying the target number of performance-based RSUs by $31.42, which takes into account a Monte Carlo simulation applicable to the market-based performance metric).

With respect to the time-based RSUs granted to each NEO on February 8, 2023, the value shown in this column is the grant date fair value of the full award computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are set forth in Note 12 to the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

(5)

The threshold, target and maximum numbers of performance-based RSUs were established by the Compensation Committee on February 16, 2021. On February 18, 2022, the Compensation Committee amended the award agreements applicable to this grant of performance-based RSUs solely to increase the maximum payout level from 100% of the target number of performance-based RSUs to 200%.

(6)	The threshold, target and maximum numbers of performance-based RSUs were established by the Compensation Committee on February 17, 2022.

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information regarding the outstanding equity awards of the NEOs as of December 31, 2023.

Name	Grant Date	Stock Awards
		Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(1)

Walter J. Scheller, III	2/16/2021	8,330	(2)	507,880	—		—
	2/17/2022	13,760	(2)	838,947	—		—
	2/17/2022	—		—	27,518	(3)	1,677,772
	2/8/2023	17,868	(2)	1,089,412	—		—
	2/8/2023	—		—	47,648	(4)	2,905,099

Jack K. Richardson	2/16/2021	3,847	(2)	234,552	—		—
	2/17/2022	6,059	(2)	369,417	—		—
	2/17/2022	—		—	9,088	(3)	554,095
	2/8/2023	7,868	(2)	479,712	—		—
	2/8/2023	—		—	15,736	(4)	959,424
Dale W. Boyles	2/16/2021	3,225	(2)	196,628	—		—

	2/17/2022	5,224	(2)	318,507	—		—
	2/17/2022	—		—	7,835	(3)	477,700
	2/8/2023	6,783	(2)	413,560	—		—
	2/8/2023	—		—	13,566	(4)	827,119
Kelli K. Gant	2/16/2021	1,971	(2)	120,172	—		—

	2/17/2022	4,192	(2)	255,586	—		—
	2/17/2022	—		—	6,288	(3)	383,379
	2/8/2023	5,444	(2)	331,921	—		—
	2/8/2023	—		—	10,888	(4)	663,841
Charles Lussier	2/16/2021	1,858	(2)	113,282	—		—

	2/17/2022	3,122	(2)	190,348	—		—
	2/17/2022	—		—	4,682	(3)	285,462
	2/8/2023	4,054	(2)	247,172	—		—
	2/8/2023	—		—	8,108	(4)	494,345

(1)	The market value is based on the closing price of our common stock on the NYSE on December 29, 2023, the last trading day of 2023, of $60.97, multiplied by the number of RSUs.

(2)	Represents time-based RSUs granted under the 2017 Equity Plan that vest ratably on each of the first three anniversaries of the date of grant.

(3)	Represents performance-based RSUs granted on February 17, 2022 under the 2017 Equity Plan which are eligible to be earned in 2024.

(4)	Represents performance-based RSUs granted on February 8, 2023 under the 2017 Equity Plan, half of which are eligible to be earned in each of 2024 and 2025.

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OPTION EXERCISES AND STOCK VESTED

The following table sets forth information regarding the exercise of options and the vesting of restricted shares for the NEOs during 2023.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)

Walter J. Scheller, III	—	—	166,136	9,623,268

Jack K. Richardson	—	—	66,985	3,853,248

Dale W. Boyles	—	—	50,031	2,855,475

Kelli K. Gant	—	—	35,772	2,052,228

Charles Lussier	—	—	29,409	1,679,673

(1)

Represents shares acquired upon settlement of (i) time-based RSUs granted in 2020, 2021 and 2022 that vested in 2023 and (ii) performance-based RSUs awarded in each of 2021, 2022 and 2023 that were earned for the 2023 performance period that ended on December 31, 2023 because performance targets were met.

For Mr. Richardson, this amount also includes shares acquired pursuant to a retention grant of performance-based RSUs granted to Mr. Richardson on February 13, 2020 under the 2017 Equity Plan (the “Richardson Retention Grant”), the target amount of which was $1,000,000, with the corresponding number of RSUs to be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2020 through December 31, 2022). On November 16, 2021, the Compensation Committee exercised its discretion to (i) certify that Mr. Richardson had achieved the performance goals applicable to the Richardson Retention Grant at fifty percent (50%) of target and (ii) amend the grant agreement governing the Richardson Retention Grant in order to provide Mr. Richardson with the opportunity to earn the remaining fifty percent (50%) of the target award (or $500,000) on or prior to December 31, 2023. The Compensation Committee exercised its discretion to certify that, as of December 31, 2023, Mr. Richardson had achieved the performance goals applicable to the Richardson Retention Grant necessary to earn the remaining fifty percent (50%) of the target award (or $500,000), which resulted in the issuance of 8,200 shares of common stock to Mr. Richardson.

(2)

The value realized upon the vesting of the time-based RSUs is based upon the closing price of our common stock on the NYSE on the applicable vesting date. The value realized for the performance-based RSUs earned for the 2023 performance period that ended on December 31, 2023 is based upon the closing price of our common stock on the NYSE on December 29, 2023 ($60.97).

Equity Compensation Plans

2016 Equity Plan

In March 2016, we adopted the Warrior Met Coal, LLC 2016 Equity Incentive Plan (the “2016 Equity Plan”), as described below, under which awards of restricted units and phantom units were granted to certain of our employees and directors pursuant to the terms of written agreements. In connection with our conversion from a Delaware limited liability company to a Delaware corporation on April 12, 2017, these awards were converted into awards in respect of shares of our common stock. The 2016 Equity Plan remains in effect with respect to such converted awards. However, no further awards will be granted under the 2016 Equity Plan. Our Compensation Committee administers the 2016 Equity Plan and, in general, may suspend or terminate the plan at any time. In addition, in general, our Board may amend,

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supplement, modify and restate the 2016 Equity Plan at any time. The 2016 Equity Plan will terminate automatically on March 31, 2026.

•

Adjustments in Capitalization. In the event of (i) any extraordinary non-cash dividend or other distribution other than an ordinary dividend (whether in the form of cash, shares, other securities or property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of our assets or equity securities, or exchange of shares or other of our securities, issuance of warrants or other rights to purchase shares or other of our securities, or other similar corporate transaction or event (including without limitation a “Change in Control” (as defined in the 2016 Equity Plan)) that affects the shares of common stock, appropriate equitable adjustments (as determined by our Compensation Committee) will be made to the number and kind of shares (or other securities or property) subject to outstanding awards to prevent dilution or enlargement of benefits or potential benefits intended to be made available under the 2016 Equity Plan or with respect to an award. In addition, our Compensation Committee may terminate any outstanding award and provide for the purchase of any such award in cash or the replacement of such award with other rights or property.

•

Change in Control. In the event of a “Change in Control,” our Compensation Committee may generally provide that, with respect to any particular outstanding award or awards, any restricted period imposed upon such award or awards will expire immediately.

•	Nontransferability. Awards under the 2016 Equity Plan are subject to transfer restrictions as set forth in the plan.

•

Restrictive Covenants. The 2016 Equity Plan subjects participants to (i) an 18-month post-termination non-competition covenant relating to the coal mining business, (ii) an 18-month post-termination non-solicitation covenant in respect to our or our affiliates’ employees, consultants, customer, supplier, licensee, licensor or other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

•

No Rights as a Stockholder. No participant shall be deemed to be the stockholder of, or to have any of the rights of a holder with respect to, any shares subject to such award unless and until such shares have been delivered to such participant upon satisfaction of the conditions, if any, for such delivery.

2017 Equity Plan

In connection with the completion of our IPO on April 19, 2017, we adopted the Warrior Met Coal, Inc. 2017 Equity Incentive Plan (the “2017 Equity Plan”), as described below. Awards previously issued and outstanding under the 2016 Equity Plan will continue to be governed by the 2016 Equity Plan. However, no further awards will be granted under the 2016 Equity Plan.

The following is a summary of the material terms and provisions of our 2017 Equity Plan.

•

Eligibility. Our directors, officers, employees, consultants and advisors and those of our affiliated companies, as well as those who have accepted offers of employment or consultancy from us or our affiliated companies, are eligible for awards, provided that incentive stock options may be granted only to employees. A written agreement between us and each participant will evidence the terms of each award granted under the 2017 Equity Plan.

•

Shares Subject to the 2017 Equity Plan. The shares that may be issued pursuant to awards will be our common stock, $0.01 par value per share, and the maximum aggregate amount of such common stock which may be issued upon exercise of all awards under the 2017 Equity Plan, including incentive stock options, was equal to 5,938,059 shares of our common stock, subject to adjustment to reflect certain corporate transactions or changes in our capital structure. Use of shares of common stock to pay the required exercise price or tax obligations, or shares not issued in

Warrior	2024 Proxy Statement	61

connection with settlement of a stock option or stock appreciation right (“SAR”) or that are used or withheld to satisfy tax obligations of the participant, shall, notwithstanding anything herein to the contrary, not be available again for other awards under the 2017 Equity Plan. If any outstanding award expires, is canceled, forfeited or settled in cash, the shares allocable to that award will again be available for grant under the 2017 Equity Plan.

•

Award Limitations. In addition to the aggregate limit on the number of shares of common stock that may be awarded under the 2017 Equity Plan, the following limitations also apply to the issuance of awards under the 2017 Equity Plan: (1) subject to adjustment for certain corporate events, the maximum number of shares of common stock with respect to which awards may be granted to any single participant during any single calendar year is (a) 1,484,515 shares of common stock with respect to stock options (all of which may be granted as incentive stock options) or SARs, and (b) 1,484,515 shares of common stock with respect to performance compensation awards (or in the event a performance compensation award is paid in cash, other securities, other awards or other property, no more than the fair market value of 1,484,515 shares of common stock); (2) the maximum amount that can be paid to any single participant during any one calendar year pursuant to a cash bonus award under the Plan is $10,000,000; and (3) subject to adjustment for certain corporate events, no more than 296,903 shares of common stock may be issued in respect of awards granted to any single participant who is a non-employee director for a single calendar year.

•

Administration. Our Compensation Committee administers the 2017 Equity Plan. Among other responsibilities, our Compensation Committee selects participants and determines the type of awards to be granted to participants, the number of shares of common stock to be covered by awards and the terms and conditions of awards (including exercise price, methods of payment and vesting schedules), may accelerate the vesting or exercisability of, or the lapse of restrictions on, awards, and may make any other determination and take any other action that it deems necessary or desirable to administer the 2017 Equity Plan.

•

Amendment or Termination. The 2017 Equity Plan will terminate on the tenth anniversary of its adoption by our Board and approval by our stockholders, unless terminated earlier by our Board. No awards will be granted under the 2017 Equity Plan after that date, but awards granted prior to that date may continue beyond such date, subject to the terms and conditions of the 2017 Equity Plan. Our Board may amend or terminate the 2017 Equity Plan (or any portion thereof) at any time. Amendments will not be effective without stockholder approval if stockholder approval is required by applicable law or stock exchange requirements. If any amendment or termination would materially and adversely affect the rights of any participant, such amendment or termination will not become effective unless the affected participant consents.

•

Types of Awards. Our Compensation Committee may grant the following types of awards to participants under the 2017 Equity Plan: incentive stock options, nonqualified stock options, SARs, restricted stock, restricted stock units, unrestricted shares of common stock, other awards denominated in common stock, performance share awards and performance cash bonuses.

•

Performance Criteria. Our Compensation Committee is responsible for determining, in its sole discretion, the performance goals applicable to each performance award and the periods during which the performance is measured. The performance criteria that are used to establish performance goals for performance awards granted under the 2017 Equity Plan are based on our and/or our affiliates’, divisions’ or operational units’ attainment of specific levels of performance, and are set forth in the Plan.

•

Change in Control. In the event of a “Change in Control,” our Compensation Committee may provide that, with respect to any particular outstanding award or awards, (i) all options and SARs will become immediately exercisable as of a time prior to the “Change in Control,” (ii) any restricted period imposed upon awards will expire as of a time prior to the “Change in Control,” and (iii) any performance periods in effect on the date of the “Change in Control” shall end, the

62	Warrior	2024 Proxy Statement

extent to which performance goals have been met with respect to each such performance period will be determined, and participants will receive payment of awards for such performance periods, based upon the determination of the degree of attainment of the performance goals, the assumption that the applicable “target” levels of performance have been attained or on such other basis determined by our Compensation Committee.

See “Elements of 2023 Executive Compensation — Long-Term Equity Incentives” beginning on page 46 for a further discussion of the time-based and performance-based RSUs that have been granted under the 2017 Equity Plan. Our Compensation Committee intends to make all future grants under the 2017 Equity Plan.

Employment Agreements

Walter J. Scheller, III. We entered into an employment agreement with Walter J. Scheller, III effective April 1, 2016, pursuant to which Mr. Scheller serves as our Chief Executive Officer and as a member of our Board. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Scheller’s annual base salary initially was $600,000, subject to increase as approved by the Board of Directors. The employment agreement provides that Mr. Scheller is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board, which percentage was increased to 125% by the Compensation Committee in 2022.

In the event that we terminate Mr. Scheller’s employment without “Cause” (as defined below) or Mr. Scheller resigns for “Good Reason” (as defined below), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Scheller, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Scheller’s employment without Cause or Mr. Scheller resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Scheller’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Scheller with severance in an amount equal to two times his base salary, payable as a lump sum and in lieu of the severance described above.

Jack K. Richardson. We entered into an employment agreement with Jack K. Richardson effective April 1, 2016, pursuant to which Mr. Richardson serves as our Chief Operating Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Richardson’s annual base salary initially was $325,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Richardson’s employment without “Cause” (as defined below) or Mr. Richardson resigns for “Good Reason” (as defined below), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Richardson, vesting of the portion of the award that would have become vested within such 30-day period.

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In the event that we terminate Mr. Richardson’s employment without Cause or Mr. Richardson resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Richardson’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Richardson with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Dale W. Boyles. We entered into an employment agreement with Dale W. Boyles effective January 1, 2017, pursuant to which Mr. Boyles serves as our Chief Financial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Boyles’ annual base salary initially was $350,000, subject to increase as approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 100% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Boyles’ employment without “Cause” (as defined below) or Mr. Boyles resigns for “Good Reason” (as defined below), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and his compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Mr. Boyles, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Mr. Boyles’ employment without Cause or Mr. Boyles resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Boyles’ execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Boyles with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

Kelli K. Gant. We entered into an employment agreement with Kelli K. Gant effective April 1, 2016, pursuant to which Ms. Gant serves as our Chief Administrative Officer. The term of the agreement is indefinite. Pursuant to her employment agreement, Ms. Gant’s annual base salary initially was $230,000, subject to increase as approved by the Board of Directors. The employment agreement provides that Ms. Gant is eligible to receive an annual bonus with a target award equal to 75% of her base salary contingent upon the achievement of performance goals approved by our Board, which percentage was increased by the Compensation Committee to 80% on February 13, 2020 and then to 85% on February 17, 2022.

In the event that we terminate Ms. Gant’s employment without “Cause” (as defined below) or she resigns for “Good Reason” (as defined below), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Ms. Gant with severance as follows: (i) an amount equal to one times her base salary, payable in substantially equal installments for one year following the date of such termination, (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year and (iii) if such termination should occur within 30 days prior to a vesting date relating to an equity award previously granted to Ms. Gant, vesting of the portion of the award that would have become vested within such 30-day period.

In the event that we terminate Ms. Gant’s employment without Cause or Ms. Gant resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in her employment agreement), subject to Ms. Gant’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide

64	Warrior	2024 Proxy Statement

Ms. Gant with severance in an amount equal to one and one-half times her base salary, payable as a lump sum and in lieu of the severance described above.

Charles Lussier. We entered into an employment agreement with Charles Lussier effective March 1, 2020, pursuant to which Mr. Lussier serves as our Chief Commercial Officer. The term of the agreement is indefinite. Pursuant to his employment agreement, Mr. Lussier’s annual base salary is $330,000, subject to increase as may be approved by the Board of Directors. He is eligible to receive an annual bonus with a target award equal to 80% of his base salary contingent upon the achievement of performance goals approved by our Board.

In the event that we terminate Mr. Lussier’s employment without “Cause” (as defined below) or he resigns for “Good Reason” (as defined below), subject to Mr. Lussier’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Lussier with severance as follows: (i) an amount equal to one times his base salary, payable in substantially equal installments for one year following the date of such termination, and (ii) if such termination should occur following the third quarter of our fiscal year, a pro-rated bonus payment for the year of termination based on our actual results for such year.

In the event that we terminate Mr. Lussier’s employment without Cause or Mr. Lussier resigns for Good Reason within 12 months following the occurrence of a “Change in Control” (as defined in his employment agreement), subject to Mr. Lussier’s execution of a release of claims in a form that we reasonably determine and compliance with the restrictive covenants described below, we will provide Mr. Lussier with severance in an amount equal to one and one-half times his base salary, payable as a lump sum and in lieu of the severance described above.

If any of our financial statements are required to be restated due to errors, omissions, fraud or misconduct (including, but not limited to, circumstances where we have been required to prepare an accounting restatement due to material non-compliance with any financial reporting requirement), we may recover all or a portion of any cash incentive, equity compensation or severance disbursements paid to our NEOs with respect to any fiscal year for which the financial results are negatively affected by such restatement.

Each of the NEOs is subject to (i) a 12-month post-termination non-competition covenant relating to our or our subsidiaries’ business, (ii) a 24-month post-termination non-solicitation covenant in respect of our or our subsidiaries’ or affiliates’ employees, representatives, agents, consultants, customers, suppliers, licensees, licensors and other business relationships and (iii) perpetual confidentiality and non-disparagement covenants.

For purposes of the employment agreements described above for each of our NEOs who are current executive officers, “Cause” means the applicable executive’s (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, or other material act or omission involving dishonesty or fraud; (ii) engaging in conduct that constitutes fraud or embezzlement; (iii) engaging in conduct that constitutes gross negligence or willful gross misconduct that results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (iv) breach of any material terms of the executive’s employment, which results or could reasonably be expected to result in harm to our or any of our affiliate’s business or reputation; (v) continued willful failure to substantially perform the executive’s duties; or (vi) breach of any of our or our affiliate’s material policies that is applicable to employees generally that is reasonably likely to result in demonstrable harm to the Company or our affiliate.

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For purposes of the employment agreements described above for each of our NEOs who are current executive officers, “Good Reason” means the applicable executive’s voluntary resignation after any of the following actions taken by the Company without the executive’s written consent: (i) a material diminution in the executive’s title or authority; (ii) any material failure to pay compensation when due; (iii) a reduction in base pay or bonus opportunity other than reductions applicable to senior executives generally occurring; (iv) relocation of the executive’s principal place of business by more than 50 miles that materially increases the executive’s commute; or (v) any other material breach of the applicable employment agreement by the Company.

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POTENTIAL PAYMENTS UPON A TERMINATION OF EMPLOYMENT OR

CHANGE IN CONTROL

The following table summarizes potential payments, rights and benefits to our NEOs under contracts, agreements, plans or arrangements with the Company upon a termination of employment or change in control, assuming either event occurred on December 31, 2023. To the extent payments, rights and benefits are generally available to employees on a non-discriminatory basis, including benefits payable upon death or disability, they are excluded from this table.

The employment agreements with our NEOs contain severance provisions pursuant to which the NEOs are entitled to certain payments or benefits upon a termination without “cause,” for “good reason” or due to death or disability, as well as upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the employment agreements). See “Employment Agreements” beginning on page 63 for further information regarding such payments and benefits. Additionally, the award agreements pursuant to which time-based and performance-based RSUs have been granted under the 2017 Equity Plan provide for accelerated vesting or issuance, as applicable, of the outstanding awards upon various termination events or a change in control. See footnote 2 to the following table for details regarding the treatment of the outstanding RSUs upon such termination events or a change in control.

Due to the numerous factors involved in estimating these amounts, the actual value of benefits and amounts to be paid to our NEOs can only be determined upon an actual termination of employment or change in control. As provided in the employment agreements with the NEOs, in the event a NEO breaches or violates the restrictive covenants contained therein or does not enter into a separation agreement and general release of claims, certain of the amounts described below may be subject to forfeiture. See “Employment Agreements” beginning on page 63 for further information regarding such restrictions and requirements.

Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested RSUs ($)(2)	Total ($)
Termination by the Company Without Cause or by the NEO for Good Reason
Walter J. Scheller, III	2,598,671	—	2,598,671
Jack K. Richardson	1,406,646	—	1,406,646
Dale W. Boyles	1,269,068	—	1,269,068
Kelli K. Gant	1,017,308	—	1,017,308
Charles Lussier	891,216	—	891,216
Termination of the NEO’s Employment or Service Due to Death, Disability or Retirement
Walter J. Scheller, III	—	16,224,550	16,224,550
Jack K. Richardson	—	6,204,352	6,204,352
Dale W. Boyles	—	4,882,611	4,882,611
Kelli K. Gant	—	3,680,777	3,680,777
Charles Lussier	—	2,891,352	2,891,352

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Name	Cash Payments ($)(1)	Accelerated Vesting of Unvested RSUs ($)(2)	Total ($)
Termination of the NEO’s Employment or Service Due to Any Other Reason
Walter J. Scheller, III	—	—	—
Jack K. Richardson	—	—	—
Dale W. Boyles	—	—	—
Kelli K. Gant	—	—	—
Charles Lussier	—	—	—
Change in Control
Walter J. Scheller, III	—	16,244,550	16,244,550
Jack K. Richardson	4,000,000	6,204,352	10,204,352
Dale W. Boyles	4,000,000	4,882,611	8,882,611
Kelli K. Gant	4,000,000	3,680,777	7,680,777
Charles Lussier	4,000,000	2,891,352	6,891,352
Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control(3)
Walter J. Scheller, III	5,672,000	16,244,550	21,896,550
Jack K. Richardson	785,318	6,204,352	6,989,670
Dale W. Boyles	708,510	4,882,611	5,591,121
Kelli K. Gant	627,000	3,680,777	4,307,777
Charles Lussier	569,003	2,891,352	3,460,354

(1)

The cash severance for each NEO in the event of a Termination by the Company Without Cause or by the NEO for Good Reason represents an amount equal to one times base salary, payable in substantially equal installments for one year following the date of such termination, plus the bonus payment that each NEO received in 2023 based on our actual performance results, as required by the employment agreements since the assumed termination occurred following the third quarter of our fiscal year.

The cash severance for Mr. Scheller in the event of a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control represents an amount equal to two times base salary, payable in a lump sum, as specified in his Employment Agreement. The cash severance for each of Mr. Richardson, Mr. Boyles, Ms. Gant and Mr. Lussier in the event of a Termination by the Company Without Cause or by the NEO for Good Reason in connection with a Change in Control represents an amount equal to one and one-half times base salary, payable in a lump sum, as specified in the employment agreements with such NEOs. See “Employment Agreements” beginning on page 63 for further information about such payments.

In addition to the cash severance to which they are entitled under their employment agreements, each of our NEOs is in certain circumstances entitled to an additional lump sum cash payment under the terms of the Transformational Retention/Incentive Program. In the event of a NEO’s termination of service due to death or disability, a termination by the Company without “Cause” or a termination by the NEO for “Good Reason” (as such terms are defined in the NEO’s employment agreement) prior to the end of the Transformational Performance Period, the NEO will receive a pro rata portion of the target award equal to one-fifth (1/5) of the award for each completed calendar year of employment with the Company or any affiliate beginning on April 25, 2023 and ending on the termination date. In the event of a Change in Control (as defined in the NEO’s employment agreement), the NEO will

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receive the target award, except Mr. Scheller who will only receive his target award if his employment is terminated by the Company without “Cause” or by him for “Good Reason” within 12 months following a Change in Control.

(2)

The amounts presented in this column reflect the value of the accelerated vesting or issuance of unvested or unearned RSUs, as applicable, which has been determined based on the closing price of our common stock on the NYSE on December 29, 2023, the last trading day of 2023, of $60.97, multiplied by the number of shares. Also reflected in this column is the value of the dividends accrued on the unvested time-based RSUs and the unearned performance-based RSUs, which dividends are paid out upon vesting or issuance, as applicable.

On February 16, 2021, February 17, 2022 and February 8, 2023, each of our NEOs received time-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit any unvested time-based RSUs held as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, any unvested time-based RSUs held by the NEO shall vest in full. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), any unvested time-based RSUs held by the NEO shall vest in full.

On February 16, 2021, February 17, 2022 and February 8, 2023, each of our NEOs received performance-based RSUs pursuant to the terms of an award agreement under the 2017 Equity Plan. In the event of the termination of a NEO’s employment for any reason other than the NEO’s death, disability or Retirement (as defined in the award agreement), he or she will forfeit the right to receive any shares pursuant to the performance-based RSUs as of the date of such termination without consideration. In the event of the termination of a NEO’s employment due to death, disability or Retirement, the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed Measurement Period at the target award level. In the event of a “Change in Control” (as defined in the 2017 Equity Plan), the NEO will be issued shares pursuant to the performance-based RSUs for any to-be-completed Measurement Period at the target award level. The amounts presented in this column with respect to the performance-based RSUs eligible to be earned in 2023 reflect the number of shares actually earned based on performance for such year.

Also on February 8, 2019, Mr. Richardson received a retention grant of performance-based RSUs (the “Richardson Retention Grant”), the target amount of which was $1,000,000, with the corresponding number of RSUs to be determined based on the fair market value of the Company’s common stock on the last day of the performance period (January 1, 2019 through December 31, 2021). On November 16, 2021, the Compensation Committee exercised its discretion to (i) certify that Mr. Richardson had achieved the performance goals applicable to the Richardson Retention Grant at fifty percent (50%) of target and (ii) amend the grant agreement governing the Richardson Retention Grant in order to provide Mr. Richardson with the opportunity to earn the remaining fifty percent (50%) of the target award (or $500,000) on or prior to December 31, 2023. The amount presented in this column for Mr. Richardson includes the number of shares actually issued to him on December 31, 2023 pursuant to the Richardson Retention Grant.

(3)

The amounts presented in the following rows assume that a Termination by the Company Without Cause or by the NEO for Good Reason occurred on December 31, 2023 in connection with a “Change in Control” (as defined in the 2017 Equity Plan) occurring no more than 12 months before such date. As detailed in footnote (1) above, the termination event would cause the NEOs to be entitled to the payment of cash severance and, as detailed in footnote (2) above, the Change in Control would cause the outstanding equity held by the NEOs to have vested or settled, as applicable.

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PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and
Non-PEO
NEOs and Company performance for the fiscal years listed below.

Year	Summary Compensation Table Total for PEO ($)(1)	Compensation Actually Paid to PEO ($)(1)(2)(3)	Average SCT Total for Non-PEO NEOs ($)(1)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(2)(3)	Value of Initial Fixed $100 Investment Based on: ($)(4)		Net Income ($) (in millions)	Adjusted EBITDA ($)(5) (in millions)
					TSR	Peer Group TSR
2023	6,667,795	13,934,625	2,261,142	4,173,766	318.75	218.23	478.6	698.9
2022	6,508,776	11,156,444	2,363,124	3,440,123	175.72	178.99	641.3	994.2
2021	5,679,932	5,192,986	2,087,322	2,044,041	124.60	157.75	150.9	457.0
2020	4,343,999	4,426,909	1,612,982	1,716,748	102.25	116.44	(35.8)	108.3

(1)
The PEO for each of 2023, 2022, 2021 and 2020 was Walter J. Scheller, III. The
non-PEO
NEOs for each of 2023, 2022, 2021 and 2020 were Jack K. Richardson (Chief Operating Officer), Dale W. Boyles (Chief Financial Officer), Kelli K. Gant (Chief Administrative Officer and Corporate Secretary), and Charles Lussier (Chief Commercial Officer).

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation
S-K
and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)
Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the
Non-PEO
NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards columns are the amounts from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Stock Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)
2023	6,667,795	(3,753,490)	11,020,320	13,934,625
2022	6,508,776	(3,453,483)	8,101,151	11,156,444
2021	5,679,932	(3,160,870)	2,673,924	5,192,986
2020	4,343,999	(2,023,959)	2,106,869	4,426,909

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	2,261,142	(999,222)	2,911,846	4,173,766
2022	2,363,124	(1,022,091)	2,099,090	3,440,123
2021	2,087,322	(831,457)	788,176	2,044,041
2020	1,612,982	(526,416)	630,182	1,716,748

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The amounts in the Inclusion of Equity Values columns in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Total- Inclusion of Equity Values for PEO ($)
2023	9,795,305	587,789	637,226	11,020,320
2022	7,349,174	267,335	484,642	8,101,151
2021	2,497,465	111,743	64,716	2,673,924
2020	2,128,756	6,251	(28,138)	2,106,869

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total-Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	2,547,111	196,229	168,506	2,911,846
2022	1,887,371	87,462	124,257	2,099,090
2021	778,192	35,573	(25,589)	788,176
2020	552,815	85,209	(7,842)	630,182

(4)
The Peer Group TSR set forth in this table utilizes the S&P Metals and Mining Index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K
included in our Annual Report for the year ended December 31, 2023. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company and in the S&P Metals and Mining Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.

(5)
We determined Adjusted EBITDA to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and
Non-PEO
NEOs in 2023 and 2022. This performance measure may not have been the most important financial performance measure in prior years, and we may determine a different financial performance measure to be the most important financial performance measure in future years. See the “Tabular List of Most Important Financial Performance Measures” for a definition of “Adjusted EBITDA” for purposes of this Pay Versus Performance section.

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Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and the cumulative TSR over the four most recently completed fiscal years of the Company and the S&P Metals & Mining Index.

PEO and Average
Non-PEO
NEO Compensation Actually Paid
Versus TSR
Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Net Income during the four most recently completed fiscal years.

PEO and Average
Non-PEO
NEO Compensation Actually Paid
Versus Net Income

72	Warrior	2024 Proxy Statement

Description of Relationship Between PEO and Other NEO Compensation Actually Paid and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA during the four most recently completed fiscal years.

PEO and Average
Non-PEO
NEO Compensation Actually Paid
Versus Adjusted EBITDA

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Tabular List of Most Important Financial Performance Measures
The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEOs and other NEOs for 2023 to Company performance. The measures in this table are not ranked.

Performance Measure	Rationale for Use in the Company’s Incentive Compensation Program	Definition
Adjusted EBITDA
Adjusted EBITDA is used as a supplemental financial measure by management and by external users of our financial statements, such as investors, industry analysts, lenders and ratings agencies, to assess: (i) our operating performance as compared to the operating performance of other companies in the coal industry, without regard to financing methods, historical cost basis or capital structure; and (ii) the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities, such as Blue Creek.

“Adjusted EBITDA” is a
non-GAAP
financial measure and is defined as net income (loss) before net interest expense (income), income tax expense (benefit), depreciation and depletion, non-cash
asset retirement obligation accretion and valuation adjustments, non-cash
stock compensation expense, other
non-cash
accretion and valuation adjustments,
non-cash
mark-to-market
loss on gas hedges, loss on early extinguishment of debt, business interruption expenses, idle mine expenses and other income and expenses.

Capital expenditures	This metric reflects management’s focus on operational efficiency.	Money spent by the Company on acquiring fixed assets, such as machinery and equipment
Cash cost of production per metric ton	This metric reflects management’s focus on our key business strategy of maintaining and further improving our low-cost operating profile.	Represents production costs divided by metric tons produced
Continuous miner feet of advance	This metric reflects management’s focus on operational efficiency.	Represents the number of feet the continuous miner advances during a period
Longwall feet of advance	This metric reflects management’s focus on operational efficiency.	Represents the number of feet the longwall advances during a period
Metrics tons of production	This metric reflects management’s focus on maximizing profitable production.	Metric tons of metallurgical coal produced from Mine 4 and Mine 7
Safety rate	Our dedication to safety is at the core of all of our overall operations as we work to further reduce workplace incidents by focusing on policy awareness and accident prevention.	Total reportable incident rate (TRIR)

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PAY RATIO

SEC rules require public companies to disclose the ratio of the annual total compensation of its CEO to the median of the annual total compensation of its other employees. In determining the median employee of the Company, we prepared a list of all employees as of December 31, 2023. Consistent with applicable rules, we used reasonable estimates both in the methodology used to identify the median employee and in calculating the annual total compensation of employees other than the CEO. We determined our median employee based on the taxable wages of each of our 1,401 employees (excluding the CEO), as reported in Box 1 on Internal Revenue Service Form W-2.

The annual total compensation of our median employee (excluding the CEO) for 2023 was $115,285. As disclosed in the “Summary Compensation Table” appearing on page 55, our CEO’s annual total compensation for 2023 was $6,667,795. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was approximately 58 to 1. Given the different methodologies that various public companies use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

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DIRECTOR COMPENSATION

The Compensation Committee evaluates and recommends to the Board of Directors the compensation to be paid to our non-employee directors. The Compensation Committee has determined that a combination of cash and equity-based incentive compensation should be used to attract and retain qualified candidates to serve on our Board. In setting director compensation, the Compensation Committee receives input from its independent compensation consultant to assess the competitiveness of our non-employee director compensation. The Compensation Committee uses the compensation consultant’s access to external market data to determine the pay practices of similarly situated companies in respect of their directors, and uses this data as a reference point in determining director fees and equity awards.

Under our director compensation program for 2023, the non-management members of our Board of Directors (Ana B. Amicarella, J. Brett Harvey, Alan H. Schumacher, Stephen D. Williams and Lisa M. Schnorr) received (i) an annual cash retainer for Board service, (ii) an annual cash retainer for committee service, as applicable, and (iii) an annual award of RSUs granted under our 2017 Equity Plan that vests on the first anniversary of the date of grant. The amount of such annual retainers and equity grants, by position, are set forth below:

Position	Annual Cash Retainer	Annual Equity Grant

Chairman	$150,000	$150,000

Lead Director(1)	$120,000	$150,000

Regular Board Member	$100,000	$125,000

Audit Committee—Chair	$25,000	—

Audit Committee—Member	$10,000	—

Compensation Committee—Chair	$17,500	—

Compensation Committee—Member	$7,500	—

Sustainability, Environmental, Health and Safety Committee—Chair	$17,500	—

Sustainability, Environmental, Health and Safety Committee—Member	$5,000	—

Nominating and Corporate Governance Committee—Chair	$17,500	—

Nominating and Corporate Governance Committee—Member	$5,000	—
(1)

Effective January 1, 2023, the Board elected J. Brett Harvey, an independent director, as the Chairman of the Board. Since the Chair of the Board is an independent director, there is no longer a lead director.

All retainers are payable monthly in advance. In addition to the compensation described above, Mr. Williams also has received various equity awards, including restricted units that converted into restricted shares in connection with the IPO and vested but unsettled RSUs. These equity awards were granted to Mr. Williams in connection with his service to the Company prior to and surrounding the IPO, and are not a part of the current non-employee director compensation program. Additionally, these awards were not approved by the Compensation Committee as it is currently composed. Also, each of our directors is reimbursed for out-of-pocket expenses incurred in connection with attendance at Board, committee and stockholder meetings, including the cost of travel, lodging, food and related expenses, and participation in director education programs. Each director will be fully indemnified by us for actions associated with being a director to the fullest extent permitted under Delaware law. We have entered into separate indemnification agreements with each of our directors and executive officers, which may be broader than the specific indemnification provisions contained in Delaware law.

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The following table provides compensation information for the non-employee members of our Board for the year ended December 31, 2023.

2023 Director Compensation

Name(1)	Fees Earned in Cash ($)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change In Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)

Ana B. Amicarella	132,496	124,995	—	—	—	13,468	270,959

J. Brett Harvey	172,500	149,973	—	—	—	16,162	338,635

Lisa M. Schnorr	134,996	124,995	—	—	—	1,359	261,350

Alan H. Schumacher	132,496	124,995	—	—	—	13,468	270,959

Stephen D. Williams	104,996	124,995	—	—	—	20,204	250,195

(1)

Walter J. Scheller, III, the Company’s CEO, is not included in this table as he is, and at all times during 2023 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Scheller as an employee of the Company is shown in the “Summary Compensation Table” on page 55.

(2)

The amounts in the table above reflect the grant date fair value of the time-based RSUs granted in 2023 as computed in accordance with FASB ASC Topic 718. Further detail surrounding the RSUs awarded, the method of valuation and the assumptions made are set forth in Note 12 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023.

As of December 31, 2023, our non-employee directors had outstanding the following unvested RSUs: Ms. Amicarella—7,453, Mr. Harvey—8,943, Ms. Schnorr—5,217, Mr. Schumacher—7,453, and Mr. Williams—9,379.

(3)	Represents amounts paid pursuant to special dividends on RSUs that vested during 2023, which dividends were not reflected in the grant date fair value of such awards at the time of grant.

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Proposal 2 on the WHITE Proxy Card — Advisory Vote on the Compensation of Our Named Executive Officers

The Dodd-Frank Wall Street Reform and Consumer Protection Act, enacted in July 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement in accordance with the rules of the SEC. We intend to continue to hold such an advisory vote on the compensation of our NEOs, commonly known as a “say-on-pay” vote, each year in connection with our annual meeting of stockholders until our Board of Directors determines that a different frequency for this advisory vote is in the best interests of our stockholders. The Company’s stockholders are being asked to vote, on an advisory basis, on “Proposal 3: Advisory Vote on Frequency of Future Say-On-Pay Votes” at the 2024 Annual Meeting of Stockholders. Should the “every year” option again be selected by the Company, our next stockholder advisory vote on executive compensation would be expected to occur at the 2025 Annual Meeting of Stockholders.

As described in detail in the Compensation Discussion and Analysis, we seek to align the interests of our NEOs with the interests of our stockholders and to reward performance that enhances stockholder returns. We believe that our compensation program has been, and will continue to be, successful in retaining and motivating our executive officers as necessary for the current and long-term success of the Company.

We are asking our stockholders to indicate their support for the compensation of our NEOs as described in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on the compensation of our NEOs. This vote is not intended to address any specific element of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this Proxy Statement. Accordingly, in accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking our stockholders to vote FOR the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the NEOs, as disclosed in the Company’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table and the other related tables and narrative disclosures.”

While this “say-on-pay” vote is non-binding and advisory, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to consider the vote of the Company’s stockholders when considering future compensation arrangements. To the extent there is any significant vote against the compensation of our NEOs as disclosed in this Proxy Statement, the Compensation Committee and Board will evaluate whether any actions are necessary to address the concerns of stockholders.

Required Vote for Approval and Recommendation of the Board of Directors

The approval, on an advisory basis, of the compensation of our NEOs, as described in the Compensation Discussion and Analysis, executive compensation tables and accompanying narrative in this Proxy Statement, requires an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the virtual Annual Meeting and entitled to vote on the matter. Abstentions and broker non-votes (if any) are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the approval, on an advisory basis, of the compensation of our NEOs. The outcome of this proposal is advisory in nature and is non-binding.

✓	Our Board of Directors recommends that stockholders vote FOR the compensation of our NEOs.

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Proposal 3 on the WHITE Proxy Card — Advisory Vote on Frequency of Future Say-on-Pay Votes

The Dodd-Frank Wall Street Reform and Consumer Protection Act provides that stockholders must be given the opportunity to vote, on a non-binding, advisory basis, for their preference as to how frequently we should seek future advisory votes on the compensation of our NEOs, which we refer to as a “say-on-pay” vote. This stockholder advisory vote on frequency is required to be conducted every six years. Pursuant to Section 14A of the Exchange Act, in this Proposal 3 we are asking stockholders to vote on whether they would prefer that we conduct future say-on-pay votes every year, every two years or every three years.

On April 24, 2018, stockholders selected “every year” as their preference by a vote of 99.7% of votes cast. The “every two years” option and the “ever three years” option each received less than half of one percent of votes cast. After reconsideration of this proposal, the Board has determined that an advisory vote on executive compensation that occurs every year continues to be the most appropriate alternative for the Company, and therefore, the Board of Directors recommends that you vote for a one-year interval for the advisory vote on executive compensation.

In formulating its recommendation, the Board of Directors considered how an advisory vote at this frequency will allow our stockholders to provide timely input on our executive compensation philosophy, policies and practices as disclosed in the proxy statement each year. The Board believes that an annual vote provides the greatest opportunity for stockholder input and constructive communications, by enabling the vote to correspond with the compensation information presented in the proxy statement for each annual meeting of the stockholders. Additionally, an annual advisory vote is consistent with the Board’s desire to implement “best practices” with respect to corporate governance. We understand that stockholders may have different views as to what is the best approach for the Company, and we look forward to again hearing from stockholders on this proposal.

Even though your vote is advisory and, therefore, will not be binding on the Company, the Board and the Compensation Committee value the opinions of our stockholders and will consider our stockholders’ vote. Nonetheless, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders. We will continue to engage with our stockholders regarding our executive compensation program during the period between advisory votes on executive compensation.

Required Vote for Approval and Recommendation of the Board of Directors

The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on compensation every one, two or three years, or abstaining). The option of “every year,” “every two years” or “every three years” that receives the highest number of votes cast will be considered the frequency of the say-on-pay vote that has been approved by our stockholders on an advisory basis. Abstentions and broker non-votes (if any) are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for the beneficial owners, may not exercise discretion in voting on this matter and may only vote on this proposal as instructed by the beneficial owners of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them for the option of EVERY YEAR as the preferred frequency of future advisory votes on the compensation of our NEOs.

✓	Our Board of Directors recommends that stockholders vote for the option of EVERY YEAR as the preferred frequency for future say-on-pay votes.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Review and Approval of Related Person Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to the Company’s Related Party Transactions Policy and the Audit Committee’s written charter, the Audit Committee is responsible for reviewing and, subject to certain exceptions, approving or recommending to the Board for approval all related party transactions, including any that we would be required to disclose pursuant to Item 404 of Regulation S-K promulgated by the SEC. The Audit Committee, in determining whether to approve a related party transaction, considers various factors, including whether the related party transaction complies with the restrictions set forth in the Company’s asset-based revolving credit agreement and the indenture governing the Company’s outstanding notes, the benefit of the transaction to us, whether it is on terms and conditions no less favorable to us than may reasonably be expected in arm’s-length transactions with unrelated parties, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Related Person Transactions Entered into by the Company

Other than compensation agreements and other arrangements, which are described under “Executive Officer and Director Compensation,” and the transactions described below, since January 1, 2023, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

In connection with the closing of the IPO, we entered into a registration rights agreement (the “Registration Rights Agreement”) relating to our common stock with certain of our stockholders and their affiliates. Pursuant to the Registration Rights Agreement, we granted to such stockholders and their affiliates the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act of 1933, as amended, shares of our common stock that were held or acquired by them. The Company’s obligations under the Registration Rights Agreement expired when the affiliates of Apollo Private Equity no longer held any shares of the Company’s common stock effective May 8, 2019, except for the Company’s indemnification of sellers and certain related parties in offerings pursuant to the Registration Rights Agreement.

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REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors hereby submits the following report:

•

Management is responsible for the financial reporting process, including the systems of internal controls over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the consolidated financial statements and a report on the effectiveness of the Company’s internal controls over financial reporting for the fiscal year ended December 31, 2023 with management and Ernst & Young LLP, the Company’s independent auditors.

•	The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC.

•

The Audit Committee has received and reviewed the written disclosures and the letter from Ernst & Young LLP required by applicable rules of the PCAOB regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

Based on the foregoing review and discussions described above, the Audit Committee recommended to the Board that the audited consolidated financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC.

AUDIT COMMITTEE

Alan H. Schumacher, Chairman

Ana B. Amicarella

Lisa M. Schnorr

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FEES PAID TO INDEPENDENT AUDITORS

The Audit Committee has approved the engagement of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024. Ernst & Young LLP has audited our financial statements since 2016 and has served as our auditors since the Company’s inception.

The aggregate fees billed by Ernst & Young LLP to the Company for the audit of the Company’s annual consolidated financial statements and services rendered by the independent registered public accounting firm for the years ended December 31, 2023 and December 31, 2022 are set forth below.

	Fiscal Years

	2023	2022

Audit Fees(1)	$1,200,000	$1,210,000

Audit-Related Fees(2)	—	—

Tax Fees(3)	—	—

All Other Fees(4)	7,046	3,834

TOTAL FEES	$1,207,046	$1,213,834

(1)

For fiscal years 2023 and 2022, audit fees included fees associated with the annual audits of the consolidated financial statements and the Company’s internal control over financial reporting, and reviews of the Company’s quarterly reports on Form 10-Q, as well as services for comfort letters, consents, assistance with and review of documents filed with the SEC, and accounting and financial reporting consultation and research work necessary to comply with the standards of the PCAOB.

(2)	For fiscal years 2023 and 2022, there were no audit-related fees billed or incurred.

(3)	For fiscal years 2023 and 2022, there were no tax fees billed or incurred.

(4)	For fiscal years 2023 and 2022, the other fees related to an accounting research tool service.

The Audit Committee has concluded that the provision of the non-audit services listed above as “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.

Approval of Audit and Non-Audit Services

All audit and permitted non-audit services to be performed by the Company’s independent registered public accounting firm require pre-approval by the Audit Committee in accordance with the Audit Committee Pre-Approval Policy. The Audit Committee annually reviews a detailed list of the audit and non-audit services to be performed by the independent registered public accounting firm during the upcoming year. The Audit Committee considers, among other things, whether the provision of specific non-audit services is permissible under existing law and whether it is consistent with maintaining the auditor’s independence. The Audit Committee then approves the audit services and any permissible non-audit services it deems appropriate for the upcoming year. All of the fees described above under audit fees, audit-related fees, tax fees and all other fees were pre-approved by the Audit Committee pursuant to its pre-approval policies and procedures.

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Proposal 4 on the WHITE Proxy Card — Ratification of Appointment of

Independent Registered Public Accounting Firm

The Audit Committee has appointed Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2024. Stockholder ratification of the appointment is not required under the laws of the State of Delaware, but the Board, at the request of the Audit Committee, has decided to ascertain the position of the stockholders on the appointment. If the appointment is not ratified by an affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at this virtual Annual Meeting, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following year. However, the outcome of this proposal is non-binding and advisory in nature.

One or more representatives of Ernst & Young LLP will participate in the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Required Vote for Approval and Recommendation of the Board of Directors

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 will be ratified if approved by the affirmative vote of a majority of the votes cast by stockholders participating in or represented by proxy at the Annual Meeting and entitled to vote on the matter. Abstentions are not counted as votes cast and will have no effect on the outcome of this proposal. Brokers, as nominees for a beneficial owner, may exercise discretion to vote on this proposal without instruction of the beneficial owner of the shares. Unless otherwise instructed, the proxy holders will vote proxies held by them FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.

✓	Our Board of Directors recommends that stockholders vote FOR the ratification of the appointment of the independent registered public accounting firm.

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DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors, officers and persons who beneficially own more than 10% of the Company’s common stock (“Reporting Persons”) to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such forms furnished to the Company and written representations from Reporting Persons, the Company believes that all Section 16(a) reports required to be filed during the year ended December 31, 2023 were filed on a timely basis.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 4, 2024 by:

(i)	each of our directors;

(ii)	each of our NEOs listed in the “Summary Compensation Table” on page 55;

(iii)	all of our current directors and executive officers as a group; and

(iv)	each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 4, 2024, pursuant to derivative securities, such as RSUs, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of [——] shares of common stock outstanding as of March 4, 2024.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

Name of Beneficial Owner	Common Stock Beneficially Owned
	Number	Percentage

5% Stockholders:

BlackRock, Inc.(1)	7,238,303	13.9%

The Vanguard Group(2)	6,542,146	12.6%

Named Executive Officers and Directors:

Walter J. Scheller, III	363,633	*

Jack K. Richardson	158,111	*

Dale W. Boyles	142,614	*

Kelli K. Gant	71,678	*

Charles Lussier	57,643	*

Ana B. Amicarella(3)	26,406	*

J. Brett Harvey(4)	36,613	*

Lisa M. Schnorr(5)	5,907	*

Alan H. Schumacher(6)	34,731	*

Stephen D. Williams(7)	29,285	*

All current executive officers and directors as a group (11 persons)(8)	943,640	1.5%

*	Represents beneficial ownership of less than 1% of the shares of common stock.

(1)

BlackRock, Inc., a parent holding company, along with and on behalf of its wholly-owned subsidiaries (i) BlackRock Life Limited, (ii) Aperio Group, LLC, (iii) BlackRock Advisors, LLC, (iv) BlackRock Fund

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Advisors, (v) BlackRock Institutional Trust Company, National Association, (vi) BlackRock Asset Management Ireland Limited, (vii) BlackRock Financial Management, Inc., (viii) BlackRock Japan Co., Ltd., (ix) BlackRock Asset Management Schweiz AG, (x) BlackRock Investment Management, LLC, (xi) BlackRock Investment Management (UK) Limited, (xii) BlackRock Asset Management Canada Limited, and (xiii) BlackRock Investment Management (Australia) Limited (collectively, “BlackRock”), has beneficial ownership of 7,238,303 shares of common stock, of which BlackRock has sole voting power with respect to 7,105,462 shares and sole dispositive power with respect to all 7,238,303 shares.

The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055. This information is based solely upon our review of a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 23, 2024, reporting beneficial ownership as of December 31, 2023.

(2)

The Vanguard Group, Inc. (“Vanguard”) has beneficial ownership of 6,542,146 shares of common stock, of which Vanguard has shared voting power with respect to 53,042 shares, sole dispositive power with respect to 6,441,823 shares and shared dispositive power with respect to 100,323 shares.

The address of Vanguard is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. This information is based solely upon our review of an amended Schedule 13G filed by Vanguard with the SEC on February 13, 2024, reporting beneficial ownership as of December 31, 2023.

(3)	Includes 6,461 shares underlying RSUs that vest within 60 days of March 4, 2024.

(4)	Includes 7,752 shares underlying RSUs that vest within 60 days of March 4, 2024.

(5)	Includes 3,598 shares underlying RSUs that vest within 60 days of March 4, 2024.

(6)	Includes 6,461 shares underlying RSUs that vest within 60 days of March 4, 2024.

(7)	Includes 7,892 shares underlying RSUs that vest within 60 days of March 4, 2024.

(8)	Includes shares underlying RSUs that vest within 60 days of March 4, 2024 as described in footnotes (3)-(7).

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NON-BINDING STOCKHOLDER PROPOSALS

(Proposals 5 through 9 on the WHITE Proxy Card)

Background of the Stockholder Proposals

On December 11, 2023, the American Federation of Labor & Congress of Industrial Organizations (the “AFL-CIO”), record holder of 100 shares of the Company’s common stock, submitted a letter to the Company advising the Company that it intended to present five non-binding resolutions at the Annual Meeting and separately solicit proxies for these proposals by delivering a separate proxy statement and form of proxy to at least the percentage of the Company’s voting shares required to approve the proposals. Each of the AFL-CIO proposals are presented below, with the Board of Directors’ statements in opposition to four of these proposals presented after the text of the proposals.

The United Mine Workers of America (the “UMWA”), a “Stockholder Associated Person” as defined in the Company’s Bylaws with respect to the AFL-CIO, is a labor union that is affiliated with the AFL-CIO and pays per capita dues to the AFL-CIO. The AFL-CIO has informed the Company that the UMWA has agreed to pay for the costs of the AFL-CIO’s proxy solicitation. Other than described above, there were no material contacts between the Company and the AFL-CIO regarding the proposals.

The UMWA is a certified bargaining representative for various Company employees. As previously disclosed by the Company, the Company’s collective bargaining agreement with the UMWA expired in April 2021, and the UMWA initiated a strike after an agreement on a new contract could not be reached. The strike ended in February 2023, and the Company has continued to engage in good faith efforts with the UMWA to reach an agreement on a new contract.

The Company’s management believes that the AFL-CIO’s decision to bring the non-binding stockholder proposals before the 2024 Annual Meeting was not driven by a desire to improve the Company’s corporate governance and compensation practices, but instead is an attempt to increase the UMWA’s bargaining power in the collective bargaining agreement negotiations described above. Our Board and management are committed to our goal of increasing stockholder value through our continued focus on asset optimization and cost management to drive profitability and cash flow generation, and we believe that our proven track record of performance is illustrated by the following comparison of our cumulative total stockholder return over the past five years to the total stockholder returns of the S&P Metals and Mining Index and the Russell 3000 Stock Index:

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Required Vote and Recommendation of the Board of Directors

In order for any of the five non-binding stockholder proposals to be approved by the Company’s stockholders, such proposal would need to receive the affirmative vote of a majority of the votes cast “FOR” or “AGAINST” the proposals. Abstentions and broker non-votes (if any) will have no effect on the outcome of the vote.

The Board of Directors recommends that stockholders vote AGAINST each of the AFL-CIO proposals, except Proposal 6 (the non-binding stockholder proposal related to a proxy access bylaw provision), which the Board supports. The AFL-CIO’s non-binding stockholder proposals are Proposals 5 through 9 on the WHITE proxy card.

Proposal 5 on the WHITE Proxy Card

Non-binding Stockholder Proposal — “Poison Pill” Stockholder Approval Bylaw Provision

The AFL-CIO has submitted the following proposal:

“RESOLVED: Stockholders urge the Board of Directors to take the necessary steps to adopt a “poison pill” bylaw provision to require that any rights plan be submitted to a shareholder vote within one year of being adopted, extended or renewed by the Board of Directors.”

Statement of Opposition from the Board of Directors: The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

The proposed “poison pill” stockholder approval bylaw provision is unnecessary.

The Board’s principal objective in adopting and maintaining the NOL Rights Agreement (as defined below) was, and continues to be, to serve the interests of all of our stockholders by protecting our substantial net operating loss carryforwards (“NOLs”). On February 14, 2020, the Board adopted a rights agreement (as amended, the “NOL Rights Agreement”) in an effort to preserve our ability to use our substantial NOLs to reduce our future tax liabilities. As of December 31, 2023, we had state NOLs of approximately $928.2 million. The Company’s stockholders ratified the NOL Rights Agreement at the 2020 Annual Meeting of Stockholders and ratified Amendment No. 1 to the NOL Rights Agreement, which extended the expiration date to April 19, 2026, at the 2022 Annual Meeting of Stockholders. The Board approved Amendment No. 2 to the NOL Rights Agreement in December 2023, which amendment simply increased the per share price of the Company’s preferred stock that is subject to the NOL Rights Agreement. In accordance with best governance practices, the Company has previously sought and will continue to seek stockholder ratification of the NOL Rights Agreement and any future amendments. Consequently, the “poison pill” stockholder approval bylaw provision is unnecessary.

As background, the NOL Rights Agreement is designed to serve the interests of all stockholders by preserving the availability of our NOLs, and is similar to plans adopted by other companies with significant NOLs. The NOL Rights Agreement supplements certain transfer restrictions contained in the Company’s certificate of incorporation, which transfer restrictions seek to prevent the Company from undergoing an “ownership change” under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”). The Company’s ability to use our substantial NOLs to reduce our future tax liabilities would be impaired if we undergo an “ownership change” as defined in Section 382 of the Code.

In general terms, the NOL Rights Agreement works by imposing a significant penalty upon any person or group that acquires 4.99% or more of the outstanding common stock, or any existing stockholder who currently owns 5.00% or more of the common stock that acquires any additional shares, without the approval of the Board. The Board has established procedures to consider requests to exempt certain acquisitions of the Company’s securities from the NOL Rights Agreement if the Board determines that doing so would not limit or impair the availability of the NOLs or is otherwise in the best interests of the Company. The NOL Rights Agreement will expire on the earliest to occur of the close of business on April 19, 2026, the time at which the Board determines that the NOLs are fully utilized or no longer

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available under Section 382 of the Code, and various other events as set forth in the NOL Rights Agreement. The Board has determined that, at this time, the continued preservation of the NOLs is in the best interests of the Company’s stockholders. Given the Board’s commitment to continue to ask the Company’s stockholders to ratify any material amendments to the NOL Rights Agreement (including an extension of the expiration date), the AFL-CIO proposal is unnecessary.

The proposed “poison pill” stockholder approval bylaw provision would limit the ability of the Board to exercise its fiduciary duties.

As described above, the Company’s NOL Rights Agreement has been adopted for a very specific purpose – to preserve our ability to use our substantial NOLs to reduce our future tax liabilities. However, the Board may, in the future, decide that it is in the best interests of the stockholders to adopt a poison pill for more general purposes. Poison pills serve to protect the Company and its stockholders from the actions of third parties that the Board determines are not in the best interests of the stockholders and to reduce the likelihood that any person or group gains control of the Company through open market accumulation or other tactics. The Board is in the best position to negotiate with potential acquirers, evaluate offers and develop alternatives to maximize stockholder value. Any future poison pill would be designed to encourage such negotiations with the Board in the best interests of the stockholders. A majority of the members of the Board are “independent directors” as defined by NYSE listing standards, and all of the directors are committed to acting in the best interests of the Company and its stockholders. Any future poison pill would not be intended to, and would not, prevent a takeover of the Company that our Board determines to be in the best interests of the stockholders.

As provided by Delaware law, the Board must have the ability to exercise its fiduciary duties to act in the best interests of the stockholders, including the ability to adopt a poison pill in certain circumstances without the prior approval of stockholders. The “poison pill” stockholder approval bylaw provision may prevent the Board from fulfilling its fiduciary duties, as a requirement to submit any future poison pill to stockholder approval would limit the Board’s flexibility in responding to a coercive takeover attempt. In fact, a stockholder vote on any future poison pill would empower the very stockholders that may try to engage in self-serving, coercive transactions, contrary to the stockholders’ best interests and the Board’s fiduciary responsibilities. Finally, the Board believes that requiring a stockholder vote in connection with the adoption of any future poison pill would waste corporate resources, in addition to undermining the fundamental role of the Board to manage the Company’s business affairs in accordance with its fiduciary duties in the best interests of all stockholders.

Our Board of Directors recommends that stockholders vote AGAINST the non-binding stockholder proposal discussed above.

Proposal 6 on the WHITE Proxy Card

Non-binding Stockholder Proposal — Proxy Access Bylaw Provision

The AFL-CIO has submitted the following proposal:

“RESOLVED: Stockholders urge the Board of Directors to take the necessary steps to adopt a “proxy access” bylaw provision to require that the Company include shareholder-nominated candidates in the Company’s proxy materials for up to 20 percent of the seats on the Board of Directors so long as the nominating stockholder (or a group of up to 20 stockholders) has beneficially owned at least 3 percent of Company’s outstanding shares continuously for at least three years.”

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Statement of Support from the Board of Directors: The Board recommends that stockholders vote FOR this proposal for the following reasons:

Our Board has determined that adopting a proxy access bylaw provision represents “good corporate governance” practice and is in the best interests of the Company and its stockholders. Consequently, assuming that Proposal 6 receives majority support, our Board intends to take the necessary steps to adopt a proxy access bylaw provision during the six (6) months following the 2024 Annual Meeting.

✓	Our Board of Directors recommends that stockholders vote FOR the non-binding stockholder proposal discussed above.

Proposal 7 on the WHITE Proxy Card

Non-binding Stockholder Proposal — “Blank Check” Preferred Stock Charter Restriction

The AFL-CIO has submitted the following proposal:

“RESOLVED: Stockholders urge the Board of Directors to take the necessary steps to adopt a “blank check” preferred stock amendment to the Company’s Certificate of Incorporation to prohibit the issuance of preferred stock without prior stockholder approval for any defensive or anti-takeover purpose or for the purpose of implementing any rights plan that has not been approved by stockholders within one year of adoption.”

Statement of Opposition from the Board of Directors: The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

The Company’s NOL Rights Agreement, which could result in the issuance of preferred stock, is not a “poison pill” for anti-takeover purposes.

Our certificate of incorporation provides that the Company may issue up to 10,000,000 shares of preferred stock. We currently do not have any shares of preferred stock outstanding. However, under our NOL Rights Agreement, each holder of our common stock has a right to purchase one one-thousandth of a share of Series A Preferred Stock in certain circumstances, including if the Board determines that triggering such rights is necessary to preserve our ability to use our substantial NOLs to reduce our future tax liabilities. Although the NOL Rights Agreement and authorized preferred stock were not adopted to serve an anti-takeover purpose, the Board does not believe that it is advisable to limit the permissible uses of the preferred stock. Undesignated (or “blank check”) preferred stock has multiple uses that could benefit stockholders, including raising capital, making bona-fide acquisitions, forming strategic partnerships, engaging in stock splits/dividends/distributions, and compensating employees. The Company believes limiting the use of its preferred stock to only that of raising capital and making acquisitions is short-sighted since it reduces the Board’s flexibility in issuing such preferred stock, which may infringe on the Board’s ability to carry out its fiduciary duties, as further described below.

Most publicly traded companies in the United States have authorized, and may issue, preferred stock with terms established by the board of directors and without the limitation proposed by the “blank check” preferred stock charter restriction. Furthermore, the undesignated preferred stock was a part of the Company’s capital structure at the time of its IPO and has been disclosed in all filings with the SEC. Such disclosure is intended to point out that the Board could, in response to a hostile takeover or coercive tactics, establish and issue a series of preferred stock that would make it more difficult for a third party to acquire us, but there is no present plan to do so.

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The proposed “blank check” preferred stock charter restriction limits the Board’s ability to satisfy its fiduciary duties.

The AFL-CIO proposal seeks to prohibit the Board’s issuance of preferred stock without prior stockholder approval for any defensive or anti-takeover purpose or for the purpose of implementing any rights plan that has not been approved by stockholders within one year of adoption. In taking any such action in response to a takeover attempt, including the issuance of preferred stock, the Board is subject to fiduciary duties to the Company’s stockholders and is required to act in the best interests of such stockholders. The Board’s fiduciary duties are designed to protect the interests of stockholders and prevent the existing Board and management from exercising corporate authority for the purposes of preserving their positions. By narrowing the Board’s ability to issue preferred stock, the Company believes the “blank check” preferred stock charter restriction would impose artificial limitations and severely hinder the Board’s ability to protect stockholder value in the face of a hostile takeover and coercive tactics.

Additionally, the “blank check” preferred stock charter restriction could have unintended negative consequences that limit the Board’s ability to issue preferred stock in any situation. Any issuance of preferred stock, even if primarily for a different use such as a capital raise or a bona-fide and arms-length acquisition, may be deemed to have an anti-takeover effect by diluting the outstanding shares of stock or by having terms that may concentrate the voting power with a few investors. Therefore, the “blank check” preferred stock charter restriction would jeopardize the Board’s ability to issue any preferred stock, even if not for an anti-takeover purpose.

Our Board of Directors recommends that stockholders vote AGAINST the non-binding stockholder proposal discussed above.

Proposal 8 on the WHITE Proxy Card

Non-binding Stockholder Proposal — “Golden Parachute” Severance Agreement Policy

The AFL-CIO has submitted the following proposal:

“RESOLVED: Stockholders urge the Board of Directors to adopt a “golden parachute” severance agreement policy to require that all adopted, extended or renewed severance agreements with the Company’s senior executives be submitted for stockholder approval. Compliance with this policy may be excused for the Company’s existing severance agreements that are in effect on the date that this policy is adopted.”

Statement of Opposition from the Board of Directors: The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

The Board has adopted a Policy Regarding Stockholder Approval of Future Severance Agreements that renders the AFL-CIO proposal unnecessary.

On February 9, 2024, at the recommendation of the Compensation Committee, our Board adopted a Policy Regarding Stockholder Approval of Future Severance Agreements (the “Severance Approval Policy”) that requires stockholder approval of a severance agreement with a senior executive that would provide cash severance benefits exceeding 2.99 times base salary and target bonus. If the Board determines that it is not practical to obtain stockholder approval in advance, the Board may seek stockholder ratification after entering into a severance agreement. The Severance Approval Policy applies to our Section 16 officers and defines “base salary” as the annual rate of base salary in effect at termination and “target bonus” as the target incentive amount for the year of termination under the annual cash incentive compensation plan applicable to the executive.

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The Severance Approval Policy is consistent with market practice and maintains the flexibility that we believe is necessary for the Company to attract and retain top talent, which ultimately benefits both the Company and our stockholders. The Severance Approval Policy balances this need with providing stockholders an opportunity to voice their opinion on the merits of larger potential severance arrangements, should they arise. Furthermore, the Severance Approval Policy is consistent with similar policies adopted by many other companies, and we believe that the Severance Approval Policy already meets the stated purpose of the AFL-CIO proposal, rendering the proposal unnecessary. The Severance Approval Policy is available for viewing in the “Investors” section of our website at www.warriormetcoal.com.

The AFL-CIO’s overly broad proposal would place the Company at a competitive disadvantage by liming our ability to attract and retain executive talent.

Most “golden parachute” severance agreement policies require companies to seek stockholder approval of an individual’s pay package that provides for cash severance payments with an estimated value exceeding 2.99 times the sum of the individual’s base salary plus target short-term bonus. Of the 26 shareholder proposals regarding “golden parachute” severance agreement policies submitted for a vote at annual stockholder meetings of Fortune 250 companies during 2023, all of them contained a 2.99x threshold below which stockholder approval of the severance payments would not be required. The AFL-CIO proposal is overly broad, as it does not contain any threshold below which stockholder approval of severance pay would not be required and, therefore, would place the Company at a competitive disadvantage in its pursuit of recruiting and retaining top-level talent.

By requiring all future adopted, extended or renewed severance agreements with the Company’s senior executives to be submitted for stockholder approval, instead of just agreements that provide for cash severance over the 2.99 times salary plus bonus threshold, this proposal would require the Company to either seek prior stockholder approval of an executive’s employment agreement or seek subsequent stockholder ratification that could result in invalidation of the employment agreement. Requiring new or amended employment agreements to be approved by stockholders would not allow us to be nimble and competitive in the recruiting process, and candidates may not be willing to have their hiring be subject to subsequent stockholder ratification. Similar dynamics exist in developing compensation packages to retain our executives. This would be unmanageable and would effectively halt the Company’s hiring and promotion processes. The delay, uncertainty and expense of seeking stockholder approval in such circumstances demonstrate the impracticality of the AFL-CIO’s overly broad “golden parachute” severance agreement policy.

The “golden parachute” severance agreement policy is unnecessary because stockholders already have opportunities to express their approval of our executive compensation, including our post-termination compensation policies.

We provide our stockholders with the opportunity annually to vote to approve, on an advisory basis, the compensation of our NEOs, including our existing policies governing post-termination compensation (often referred to as a “say-on-pay” vote). Although the “say-on-pay” vote is advisory and non-binding, the Compensation Committee considers the outcome of the vote as part of its executive compensation planning process. Stockholders will be able to continue to express their views on executive compensation and severance protections through the annual say-on-pay vote and the NYSE’s requirement to seek stockholder approval of equity compensation plans. In addition, as required by SEC rules, in the event of any merger, acquisition or other similar event, stockholders would have a further opportunity to express their views on any compensation to our NEOs in connection with that transaction through an advisory vote on any golden parachute compensation.

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A “golden parachute” severance agreement policy could create increased risk for misalignment between stockholders and executives when evaluating potential change in control transactions.

The severance provisions that entitle our senior executives, including our NEOs, to certain payments or benefits upon a termination without “cause” or for “good reason” following a “change in control” (as such terms are defined in the employment agreements) have been designed to avoid distractions and potential conflicts of interest that could arise when a potential change in control transaction is being considered. The Company’s executives should be motivated to focus their full attention and energy on pursuing a transaction that is in the best interests of the stockholders, even if such transaction would result in the termination of their employment. Adopting a “golden parachute” severance agreement policy could, therefore, harm stockholders’ long-term interests by potentially eliminating the severance protections for our executives and causing the executives’ interests to be misaligned with stockholders’ interests.

Our Board of Directors recommends that stockholders vote AGAINST the non-binding stockholder proposal discussed above.

Proposal 9 on the WHITE Proxy Card

Non-binding Stockholder Proposal — Human Rights of Freedom of Association and

Collective Bargaining Report

The AFL-CIO has submitted the following proposal:

“RESOLVED: Stockholders urge the Board of Directors to commission and oversee an independent, third-party assessment of the Company’s respect for the internationally recognized human rights of freedom of association and collective bargaining. The assessment, prepared at reasonable cost and omitting legally privileged, confidential, or proprietary information, should be publicly disclosed on the Company’s website.”

Statement of Opposition from the Board of Directors: The Board recommends that stockholders vote AGAINST this proposal for the following reasons:

Upholding human rights is a longstanding commitment for the Company and our policies respect freedom of association and collective bargaining.

Respect for human rights is one of our fundamental values, and management believes that companies can advance human rights through the culture they establish, how they treat their employees and other stakeholders, how they manage their operations and engage in trade, and with the contributions they make to the communities where they live, work, and serve. The Board has adopted a Human Rights Policy, guided by the international human rights principles encompassed within the International Bill of Rights and the International Labor Organization’s 1998 Declaration on Fundamental Principles and Rights at Work. This Human Rights Policy applies to the Company’s employees, management team and Board, and the Company’s expectations for its business partners with respect to human rights are set forth in the Code of Business Conduct and Ethics and the Supplier and Contractor Code of Conduct. We provide annual training to all employees on various elements of our human rights program to stress the importance of human rights and the underlying principles of treating all persons with respect, dignity and equality.

We respect our employees’ right to join, form, or not to join a labor union without fear of reprisal, intimidation, or harassment. Where employees are represented by a legally recognized union, we are committed to establishing a constructive dialogue with their freely chosen representatives. Our commitment to respecting human rights includes enabling access to effective remedies. Any employee who believes a violation of the Company’s Human Rights Policy has occurred or is occurring is encouraged to report the violation to the Company’s Human Resources Department or Legal Department, or submit an anonymous complaint to the Company by calling the toll-free hotline. We carefully review, investigate and respond to all allegations of unlawful conduct or other conduct that violates any of our policies, and we do not allow retaliation against any employee for raising concerns under our policies.

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Responsibility for oversight of key human resource policies and practices is specifically codified in our Compensation Committee’s charter, and our senior management oversees the implementation of our various human rights efforts. We continuously evaluate our own adherence to our human rights commitments, and we strive to not only mitigate our risks in this area, but also to improve performance, governance and oversight.

Our published Corporate Responsibility Report includes information regarding our human rights commitment and performance.

We report to all stockholders on our human rights-related commitments, efforts and statements in our annual Corporate Responsibility Report. Our Board believes that our existing disclosures relating to our human rights policies and risk management approach provide our stockholders with substantial information to understand the scope of these activities. As such, our Board does not believe that implementing this proposal would provide additional benefit to our stockholders.

Our Board of Directors recommends that stockholders vote AGAINST the non-binding stockholder proposal discussed above.

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OTHER MATTERS

As of the date of this Proxy Statement, the Board and management do not know of any business which will be presented for consideration at the Annual Meeting other than those matters specified herein and in the Notice of Annual Meeting of Stockholders. Should any other matter or business requiring a vote of stockholders arise, the persons named in the enclosed proxy intend to exercise the authority conferred by the proxy and vote the shares represented thereby in respect of any such other matter or business in accordance with their best judgment.

DEADLINE FOR STOCKHOLDER PROPOSALS

Stockholder proposals must conform to the requirements of the SEC and the Company’s Bylaws.

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals may be eligible for inclusion in the proxy statement for the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”). Any stockholder intending to present a proposal for inclusion in the proxy statement for the 2025 Annual Meeting must provide timely written notice of the proposal to our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2). The Company must receive the proposal by November 14, 2024, for possible inclusion in the proxy statement. If the date of the 2025 Annual Meeting changes by more than 30 days from April 25, 2025, then the deadline to submit stockholder proposals for inclusion in the proxy statement for the 2025 Annual Meeting will be a reasonable time before the Company begins to print and mail its proxy materials for the 2025 Annual Meeting. The Company will determine whether to include a proposal in the 2025 proxy statement in accordance with the SEC rules governing the solicitation of proxies.

In addition, under our Bylaws, any stockholder of record intending to nominate a candidate for election to the Board or to propose any business at the 2025 Annual Meeting must give timely written notice to our Corporate Secretary at the address set forth below. A nomination or proposal for the 2025 Annual Meeting will be considered timely if it is received no earlier than November 14, 2024 and no later than December 14, 2024. If the date of the 2025 Annual Meeting is advanced by more than 30 days or is delayed by more than 60 days from April 25, 2025, then to be timely the nomination or proposal must be received by the Company no earlier than the 120th day prior to the 2025 Annual Meeting and no later than the close of business on the later of the 90th day prior to the meeting and the 10th day following the day on which public announcement of the date of the 2025 Annual Meeting is first made. The notice of nomination or proposal must detail the information specified in the Company’s Bylaws. We will not entertain any proposals or nominations at the 2025 Annual Meeting that do not meet the requirements set forth in our Bylaws. The Bylaws are posted in the “Investors” section of our website at www.warriormetcoal.com (under the “Corporate Governance” link). To make a submission or to request a copy of our Bylaws, stockholders should contact our Corporate Secretary at Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444.

In addition to satisfying the requirements under our Bylaws, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees at the 2025 Annual Meeting must provide notice to the Company that complies with the informational requirements of Rule 14a-19 under the Exchange Act.

HOUSEHOLDING OF PROXY MATERIALS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by

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delivering a single proxy statement or a single notice addressed to those stockholders. Each stockholder continues to receive a separate proxy card. This process, which is commonly referred to as “householding,” provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker. You may also call the Broadridge Householding Election system at (866) 540-7095 to decline or modify previous householding elections. You can also request prompt delivery of a copy of the proxy statement and annual report by sending a written request to Warrior Met Coal, Inc., 16243 Highway 216, Brookwood, Alabama 35444, Attn: Corporate Secretary.

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WARRIOR

16243 Highway 216 | Brookwood, AL 35444 USA
(205) 554-6150
www.warriormetcoal.com

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www.fsc.org
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Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/HCC or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Using a black ink pen, mark your votes with an X as shown in this example. Sign up for electronic delivery at Please do not write outside the designated areas. www.envisionreports.com/HCC Warrior Met Coal, Inc. 2024 Annual Meeting Proxy Card qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals – The Board of Directors recommends a vote FOR the election of the six director nominees, FOR Proposal 2, for every 1 YEAR on A Proposal 3, FOR Proposal 4, AGAINST Proposal 5, FOR Proposal 6, and AGAINST Proposals 7 through 9. None of the proposals are conditioned on the approval of any other proposal. + 1. MANAGEMENT PROPOSAL: To elect six director nominees to the Board of Directors. For Against Abstain For Against Abstain For Against Abstain 01 - Ana B. Amicarella 02 - J. Brett Harvey 03 - Walter J. Scheller, III 04 - Lisa M. Schnorr 05 - Alan H. Schumacher 06 - Stephen D. Williams For Against Abstain 1 Year 2 Years 3 Years Abstain 2. MANAGEMENT PROPOSAL: To approve, on an advisory basis, the 3. MANAGEMENT PROPOSAL: To hold a non-binding compensation of the Company’s named executive officers. advisory vote on the frequency of future advisory votes on executive compensation. For Against Abstain For Against Abstain 4. MANAGEMENT PROPOSAL: To ratify the appointment of Ernst & 5. STOCKHOLDER PROPOSAL: To adopt a resolution urging the Young LLP as the Company’s independent registered public Board of Directors to adopt a “poison pill” bylaw provision. accounting firm for the year ending December 31, 2024. For Against Abstain For Against Abstain 6. STOCKHOLDER PROPOSAL: To adopt a resolution urging the 7. STOCKHOLDER PROPOSAL: To adopt a resolution urging the Board Board of Directors to adopt a “proxy access” bylaw provision. of Directors to adopt a “blank check” preferred stock amendment to the Company’s Certificate of Incorporation. For Against Abstain For Against Abstain 8. STOCKHOLDER PROPOSAL: To adopt a resolution urging the 9. STOCKHOLDER PROPOSAL: To adopt a resolution urging the Board Board of Directors to adopt a “golden parachute” severance of Directors to commission and oversee an assessment of the agreement policy. Company’s respect for the internationally recognized human rights of freedom of association and collective bargaining. 03XIWD

The 2024 Annual Meeting of Stockholders of Warrior Met Coal, Inc. will be held on Thursday, April 25, 2024, 9:00 A.M., Central Time. Virtual meeting link: https://meetnow.global/MJN4FCU To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HCC qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + Proxy — Warrior Met Coal, Inc. Notice of 2024 Annual Meeting of Stockholders Proxy Solicited by Board of Directors for Annual Meeting — April 25, 2024 J. Brett Harvey and Kelli K. Gant, or either of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Warrior Met Coal, Inc. to be held virtually on April 25, 2024 or at any postponement or adjournment thereof. Shares represented by this properly executed proxy will be voted in accordance with any directions provided by the stockholder. If no contrary direction is indicated, the Proxies will vote FOR the election of the six director nominees, FOR Proposal 2, for every 1 YEAR on Proposal 3, FOR Proposal 4, AGAINST Proposal 5, FOR Proposal 6, and AGAINST Proposals 7 through 9. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Items to be voted appear on reverse side) B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.